As filed with the U.S. Securities and Exchange Commission on October 10, 2025

Registration No. 333-288551

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFF THE HOOK YS INC.
(Exact name of registrant as specified in its charter)

Nevada	3730	33-2636992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr,
Wilmington,
NC 28401

Tel: (910) 772-9277

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S John

Chief Executive Officer

Off the Hook YS Inc.

1701 Jel Wade Dr,
Wilmington,
NC 28401

Tel: (910) 772-9277

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4402	Gregory Sichenzia, Esq. Arthur S. Marcus, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED October 10, 2025

5,000,000 Shares

Common Stock

Off The Hook YS Inc.

This is a firm commitment initial public offering of 5,000,000 shares of common stock, par value $0.001 of Off The Hook YS Inc., a Nevada corporation. We currently estimate that the public offering price of our shares will be between $4.00 and $6.00 per share.

Prior to our initial public offering, there has been no public market for our common stock. We have applied to list our common stock on New York Stock Exchange American Exchange (“NYSE American”) under the symbol “OTH”.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

After the completion of this offering, Mr. Jason Ruegg, our founder, President and Chairman of the Board, will beneficially own 55.6% of our total issued and outstanding shares of common stock and total voting power, assuming the option to purchase additional shares of common stock is not exercised by the underwriter. As a result, we will be a “controlled company” as defined under the NYSE American Rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. See “Risk Factors —We are a “controlled company” within the meaning of the NYSE American Rules and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully read the discussion of the material risks of investing in our common stock under the heading “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Assumed initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Underwriting discounts and commissions do not include (i) a non-accountable expense allowance equal to 0.90% of the initial public offering price payable to the underwriters, and (ii) warrants to purchase up to a total 5% of the shares of common stock sold in the offering to be issued to the underwriter upon closing, which will be exercisable during the four and one-half year period commencing 180 days from the commencement of sales of the securities in the offering, at a price per share equal to 125% of the public offering price per share of common stock at the offering. We refer you to “Underwriting” beginning on page 98 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the underwriter to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any.

Delivery of the common stock is expected to be made on or about        , 2025.

ThinkEquity

The date of this prospectus is                           , 2025

WE EXIST TO TRANSFORM HOW THE WORLD BUYS, SELLS, OWNS, AND USES BOATS.

GARM

GARMIN

OFF THE HOOK
YACHTS

OFF THE HOOK YS Inc. (OTHYS)

The largest marine wholesaler in the U.S., OTHYS is the portfolio's flagship business, transforming pre-owned yachts into high-demand assets through Marine Arbitrage.

WEBUYBOATS.COM

A proprietary lead-generation engine sourcing undervalued yacht assets to fuel OTHYS's inventory pipeline.

PATENT-PENDING CRM

Patent-pending technology that streamlines yacht deals through automated matching and real-time insights.

AZURE FUNDING

A specialty lender for yachts and aircraft, Azure provides flexible financing and floor planning solutions that drive recurring revenue and support OTHYS customers.

OTH YACHT SERVICES

In-house maintenance, detailing, and support that ensures every yacht is sale-ready—maximizing efficiency and resale value across the portfolio.

MARINE ASSET RECOVERY

MAR recovers and liquidates distressed yacht assets, converting liabilities into high-margin deals and reinforcing OTHYS's resilience and profitability.

OFF THE HOOK
YACHTS

PROPRIETARY CRM

The only technology of its kind in the marine industry, delivering faster deals, stronger margins, and unmatched visibility.

PATENT-PENDING MATCHING ENGINE

Automated buyer-seller pairings and real-time match alerts accelerate closings and reduce friction in every transaction.

BROKER-TO-BROKER VISIBILITY

Private inventory matching allows brokers to share pre-market vessels without revealing clients, enabling internal deals and faster inventory turnover.

All Leads
New Lead
Wanted
2018 World Cat 280 CC-X
Show Contact Info
Quick View
Wanted
2017 - 2025 Ocean Alexander 70E
Show Contact Info
Quick View
Wanted
1988 Post 46 Sport Fisherman

COMPOUNDING VALUE OVER TIME

Every broker and transaction makes the system smarter, turning market data into a long-term strategic asset that can be leveraged with AI for predictive insights.

EXCLUSIVE INTELLIGENCE

Real-world transactional data, including internal purchase and sale prices, powers unmatched market insight and valuation accuracy.

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated throughout this registration statement, the terms “Off the Hook YS Inc.,” “Off the Hook,” “OTH,” “OTHYS,” “we,” “us,” our,” “our company,” “Company” and “our business” refer to Off The Hook YS Inc. Please see “Corporate Structure and Background” in the “Prospectus Summary” and “Business” sections relating to our reorganization in connection with our initial public offering.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our company,” “OTH,” “OTHYS” and “our business” refer to Off The Hook YS Inc. and its affiliates. Please see “Corporate Structure and Background” in this Prospectus Summary section relating to our reorganization in connection with our initial public offering.

If our listing application is not approved by NYSE American, we will not be able to consummate the offering.

Off The Hook YS Inc. (“OTHYS” or the “Company”)

We are a premier yacht and boat dealership specializing in the buying, selling, and wholesaling of yachts and boats. Founded in 2012 by Jason Ruegg, we have grown into a go-to wholesaler in the industry, recognized for its innovation, expertise, and expansive operations. Over the past decade, OTHYS has become a go-to wholesaler in the marine industry, earning numerous accolades. We have been named one of the 500 fastest-growing companies in the United States by Inc. 500 for two consecutive years and are consistently ranked as a Top 100 Dealer in the USA by Boating Industry, a magazine for boating professionals. Today, OTHYS generates over $90 million in annual boat and yacht sales, operating across eight locations with a team of 35 sales representatives who transact on more than 400 vessels each year. Our success is built on a commitment to excellence, emphasizing the hiring of highly skilled professionals who embody integrity and a passion for the boating industry. By prioritizing relationship-building and ensuring client satisfaction, OTHYS believes that we have established ourselves as the go-to wholesaler in the industry.

Our Business Model

We have a vertically integrated business model supported by a diverse portfolio of affiliates and marine-related business units, enabling us to offer a full-service experience across the entire lifecycle of used boats and yachts.

Our affiliates are:

● Off The Hook Yacht Sales, NC LLC (“OTHYS NC”): Specializing in the buying, selling, and wholesaling of yachts and boats.

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● Azure Funding, LLC (“Azure Funding”): A recreational loan broker and lender providing financing solutions for individuals, dealerships, and brokerages.

● OTH Simon Marin YF, LLC: A boat dealership created to run Yellow Fin sales in Miami.

Our operating units include :

● We Buy Boats: WeBuyBoats.com is our website that focuses on the direct acquisition and resale of used vessels, which is owned by OTHYS NC.

● OTH Yacht Services: A service center that provides high-quality maintenance, repair, and support services, which is owned and operated by OTHYS NC.

● Marine Asset Recovery (MAR): A marine asset recovery unit specializes in the repossession and recovery of vessels, which is owned and operated by OTHYS NC.

● The Boat Center: The exclusive Yellowfin Miami dealership, offering sales and support for Yellowfin boats, which is owned and operated by OTH Simon Marin YF, LLC.

● OTHYS Customer Relationship Management (CRM): A proprietary patent pending technology platform for customer relationship management, data storage, and analysis, enhancing efficiency and decision-making across all operations, which is owned by OTHYS NC.

The synergies amongst these entities are central to OTHYS’ success, as they enable seamless operations and comprehensive services. Azure Funding, a recreational financing platform that provides loan brokerage, hard money lending, and processing services, primarily for marine buyers, supports both sales and repossession efforts by providing tailored financing solutions, while OTH Yacht Services ensures vessels remain in optimal condition. Marine Asset Recovery enhances resale opportunities through efficient repossession processes, and The Boat Center brings exclusive dealership opportunities to clients. By integrating these services, we maintain a streamlined and customer-focused approach.

Our business model encompasses expertise in acquiring and reselling pre-owned vessels, facilitating trades, and connecting buyers and sellers within the used boat market. WeBuyBoats.com, our proprietary lead-generation platform, serves as a national pipeline for high-quality inventory. The site attracts private sellers and dealers looking to quickly liquidate trade-in boats and pre-owned vessels. These leads directly fuel OTHYS’s wholesale and brokerage operations, supporting our volume-first, showroom-free model. Our comprehensive operations also include delivering maintenance and repair services through OTH Yacht Services, recovering marine assets via Marine Asset Recovery, and leveraging Azure Funding for financing solutions. Exclusive dealership partnerships, such as The Boat Center’s Yellowfin dealership, and the use of OTHYS CRM for advanced data-driven operations further enhance the business’s capabilities. Through our integrated operations and unwavering dedication to excellence, we believe that OTHYS continues to set the standard for the yacht and boat dealership industry.

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Our Competitive Advantage

We believe the following key attributes make our company a compelling investment opportunity:

Proprietary AI-Driven CRM System (Patent Pending)

We believe our proprietary AI-powered CRM system is a game-changer in the used boat market. It continuously collects and analyzes data on every boat we bid on, purchase, and sell. With hundreds of thousands of data points, the system generates automated bid recommendations, minimizing human error and ensuring more informed decision-making.

This system empowers our brokers by providing instant access to crucial insights, including:

●	What we’ve paid for similar boats.

●	Past bids on comparable boats.

●	Final selling prices of similar boats.

●	Automated recommendations based on historical trends.

By consolidating all relevant data at the click of a button, our platform helps brokers make better, data-driven decisions, reducing costly mistakes and improving efficiency.

Wanted-To-Buy (WTB) Lead Matching

Our system also enables brokers to input “Wanted-To-Buy” (WTB) leads. For example, if a customer is looking for a 38’ Fountain, brokers can enter the specific details and preferences into the system. If we bid on a boat that meets those criteria, the system automatically alerts the broker and/or the customer. Additionally, brokers can configure automated emails to notify customers—even if they weren’t the ones who placed the bid—ensuring seamless lead follow-up.

We anticipate our network will expand to include hundreds (eventually thousands) of brokers and wholesalers nationwide, the system will process and match countless daily buy and sell leads, significantly increasing deal velocity and efficiency.

Comprehensive Broker Management & Performance Tracking

Beyond lead matching, our CRM system offers robust operational support, including:

●	Automated commission calculations and payouts.

●	Task and lead assignment functionalities.

●	A dynamic broker ranking dashboard to encourage internal competition and performance tracking.

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Strategic AI Partnership

On February 25, 2025, we signed a master services agreement with NexGen AI to integrate their cutting-edge AI technology. This partnership enables us to incorporate external boat buy/sell data, and use machine learning (ML) to further enhance the accuracy and predictive power of our proprietary CRM system.

With these technological advantages, we believe that we are not only revolutionizing how used boats are bought and sold but also positioning ourselves as the clear leader in this space.

Recognized Brand. With over 12 years of proven results through buying and selling hundreds of millions of dollars in boats, we believe we are well-known among boating enthusiasts for service, performance, quality, and value.

Experienced Management Team. We have established a senior level team of managers and engineers with many members having in excess of 20 or more years in their respective field. Our team has shown the ability to design and develop new products, enhance operations, strengthen our distribution network, and recruit industry talent. Our directive as a management team over the next few years will be to introduce new innovative products with scalability, to manufacture and market those products, and drive improvements to our manufacturing, quality, and product development systems and processes.

Our Market Opportunity

The marine industry presents a significant and expanding market opportunity for us. We operate in the pre-owned yacht and boat sales market, with a growing presence in new boat sales, brokerage, financing, servicing, and asset recovery. OTHYS’ addressable market includes a wide range of boat categories, including center consoles, sportfish yachts, motor yachts, high-performance boats, and luxury vessels.

The U.S. recreational boating industry continues to experience strong growth, with annual sales of boats, marine products, and services totaling approximately $56.7 billion in 2022, according to the National Marine Manufacturers Association (NMMA). In recent years, pre-owned boat sales have consistently outpaced new boat sales, reflecting a shift in consumer preferences toward high-quality used boats at more competitive price points. We believe that this trend positions OTHYS as a key player in the growing secondary market.

There are several market trends that are driving expansion in OTHYS’ addressable market, including:

● Increased demand for pre-owned boats: The rising cost of new boats and supply chain constraints have fueled higher demand for pre-owned inventory, benefiting OTHYS’ wholesale and resale model.

● Growth in center console and offshore fishing boats: The center console segment has become one of the fastest-growing categories in the boating industry, as more buyers seek versatile, multi-purpose boats suited for both fishing and recreation.

● Rising participation in recreational boating: The post-pandemic surge in outdoor activities has led to record-high participation in recreational boating, with new buyers entering the market at unprecedented rates. This shift has expanded the customer base for both entry-level and high-end vessels.

● Technological advancements driving resale demand: Innovations in marine technology, such as improved fuel efficiency, onboard automation, and digital navigation systems, have shortened product cycles and increased the resale value of late-model boats, strengthening the pre-owned sales market.

● Shifting demographics and lifestyle preferences: Younger generations are increasingly entering the boating market, driving demand for affordable, high-quality used boats. Additionally, high-net-worth buyers are investing in larger, luxury yachts as part of a growing trend in high-end leisure experiences.

● Financial accessibility and alternative lending solutions: The expansion of boat financing and alternative lending options, including hard money loans through Azure Funding, has made boat ownership more accessible to a wider audience, further expanding OTHYS’ potential customer base.

● Expansion of online sales and digital marketplaces: The shift toward digital transactions and online boat sales platforms has created new opportunities for OTHYS to capture market share through WeBuyBoats.com, our brokerage network, and auction platform initiatives.

With a vertically integrated business model that spans wholesale, retail, financing, servicing, and repossession, OTHYS is uniquely positioned to capitalize on these trends and expand its footprint in the growing marine industry. As demand for pre-owned and new boats continues to rise, OTHYS stands at the forefront of this market opportunity, leveraging its expertise, nationwide network, and operational scale to drive sustained growth

Our Business Strategy

We are executing a dynamic growth strategy focused on capital expansion, operational scaling, and an integrated business model that maximizes profitability across multiple revenue streams.

The Company’s current floorplan financing is personally guaranteed by our President, Jason Ruegg, including a lien on his personal residence. While this structure has supported growth to date, it imposes a natural cap on our appetite for risk and limits our ability to fully leverage available financing. Upon completion of this Offering, we intend to remove the personal guarantee, secure low-interest floorplan financing, and utilize institutionally backed credit facilities. This shift is expected to significantly expand our borrowing capacity—targeting $50 million or more in floorplan financing by 2026—which will enable OTHYS to pursue larger inventory acquisitions and strategic expansion without the constraints of personal risk exposure. There can be no assurance that such alternate financing will be available on terms acceptable to us. We believe this transition is a key catalyst for unlocking the next phase of scalable growth and market leadership.

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1. Purchase Discounted Boats to Wholesale

A fundamental pillar of our strategy is leveraging shifts in supply and demand to acquire boats at discounted rates. Many new boat dealerships are overstocked and lack floorplan capital, forcing them to turn away used boat trade-ins and manufacturer offers, creating an opportunity for OTHYS to purchase inventory at below-market prices. Increasing purchasing power will allow OTHYS to turn inventory four to five times annually while maintaining high profit margins. After this Offering, we expect to reduce reliance on high-interest floorplan financing and secure low-interest floorplan financing, which will further enhance profitability and increase margins from the current 15–20% range. There is no assurance that we will be able to secure low-interest floorplan financing.

2. Capital Expansion & Floorplan Growth

By expanding floorplan financing from $10–12MM to $50MM+ by 2026, OTHYS expects to have the liquidity to hold inventory longer, eliminating premature liquidations and allowing for more strategic acquisitions. This increase in capital is intended to remove prior constraints tied to personal risk tolerance and provide the flexibility needed to secure high-value boats at optimal pricing.

3. Scaling OTHYS & WeBuyBoats.com

We believe that OTHYS and WeBuyBoats.com are positioned to become the “CarMax” of the used boat industry, offering a seamless, hassle-free experience for customers looking to sell their boats. Webuyboats is a website owned by OTHYS NC. Proprietary software will streamline transactions by matching buyers with sellers, while an integrated auction platform will provide additional liquidity for customers and aged inventory. These innovations will increase efficiency, improve customer experience, and drive higher transaction volumes.

4. Strengthen Market Position with Dealership Acquisitions

Strategic acquisitions of underperforming dealerships will further expand OTHYS’ market presence. By acquiring struggling dealerships at discounted valuations, OTHYS can integrate them into its synergistic business model and position them for long-term success. This will enable us to scale operations while improving dealership profitability.

5. Invest in Marina Acquisitions to Enhance Operations

Acquiring marinas in key locations will strengthen OTHYS’ infrastructure by consolidating operations, reducing storage and docking costs, and creating exclusive service hubs for customers. These marinas will serve as strategic assets, offering additional revenue streams through leasing, storage, and premium service options, further reinforcing OTHYS’market dominance.

6. Integrated Ecosystem & Revenue Diversification

The expansion of OTHYS’s ecosystem will generate multiple revenue streams from each boat transaction, including financing, warranties, and hard money lending. Marine Asset Recovery (MAR) will handle repossessions for defaulted loans, seamlessly reintegrating repossessed inventory into OTHYS’ sales channels. This closed-loop system is designed to ensure profitability at every stage of the transaction cycle, creating an advantage that traditional banks and independent dealerships cannot replicate.

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7. Advance Technology with Enhanced CRM & Data Analytics

Investments in OTHYS’s proprietary CRM system will optimize sales processes, enhance decision-making, and improve overall operational efficiency. By leveraging data-driven insights, the Company can refine inventory management, improve customer targeting, and maximize return on investment. Automation and predictive analytics will further streamline workflow, creating a more agile and scalable business model.

8. Expand Financing Capabilities with Hard Money Lending

As traditional banks tighten lending criteria, demand for alternative financing solutions continues to grow. Azure Funding’s hard money lending program will expand to capitalize on this trend, providing flexible financing options to both retail customers and industry partners. Azure Funding partners with a range of financial institutions to provide recreational loan brokerage services. These institutions include both national and specialized lenders. Current partners include: Shore Premier (Centennial Bank parent company), M&T Bank, BMO, RecFi, La Victoire (Axos Bank parent company), Medallion Bank, U.S. Bank, Grasshopper Bank, Fifth Third Bank, Bank OZK, Merrick Bank, Truist, and LightStream.

Azure Funding’s conventional loan brokerage process begins when a lead is sourced through dealerships, direct borrower inquiries, or broader marketing efforts. Borrowers submit a loan application online and are promptly paired with a dedicated loan officer. The loan officer works closely with Azure Funding’s in-house processing team to collect and review all supporting documentation - including income verification, identification, and collateral details. Azure then matches the borrower with the most suitable lender(s) from its partner network, based on credit profile, loan terms, and underwriting criteria. Once a lender approves the application, the loan is finalized and funded by the selected institution. Azure facilitates the transaction through closing and communicates directly with both borrower and lender throughout the process.

Azure Funding operates in a competitive market for recreational financing services. Azure Funding competes with a range of institutions, including banks, credit unions, specialty recreational lenders, and other loan brokers. Competition is generally based on factors such as approval speed, borrower experience, rate structures, and dealer relationships. Azure Funding maintains a competitive position by partnering with many of the banks that actively participate in recreational lending, and by leveraging strong dealership relationships, including OTHYS, to source and support borrower activity.

Azure Funding’s customers are primarily individual buyers seeking financing for new or pre-owned recreational assets. Most borrowers fall within conventional credit parameters and are purchasing these assets for personal, non-commercial use. Loan amounts and credit profiles vary, but the majority of customers are middle- to upper-income individuals financing premium recreational vessels.

This initiative will strengthen OTHYS’ ability to serve a broader range of clients while generating additional high-margin revenue.

9. Scale Repossession and Asset Recovery Infrastructure

Expanding Marine Asset Recovery (MAR) will enable OTHYS to handle a significantly higher volume of repossessions, with the capacity to process hundreds of recovered vessels per month. These repossessed boats will be stored, serviced, and ultimately resold through OTHYS’ established channels, maximizing asset recovery values while reinforcing the company’s competitive position.

10. Optimize Capital Structure to Reduce Reliance on Floorplan Financing

By raising additional capital, OTHYS will increase its purchasing power while reducing reliance on high-interest floorplan financing. This shift will lower financing costs, improve cash flow, and provide greater flexibility in pricing strategy. The ability to purchase inventory outright will enhance profitability and market agility, ensuring OTHYS remains ahead of industry trends.

11. Expand Nationwide Broker Network and Physical Locations

Scaling operations to 100 brokers and wholesalers by 2026 will drive inventory turnover and significantly increase brokerage sales. In addition, expanding the physical footprint with new locations in high-demand regions will enhance accessibility for customers and further solidify OTHYS’ presence in key markets. This will fuel wholesale, and our finance arm Azure Funding provides boat loans to customers which in turn fuels wholesale. The Company currently has no arrangements to acquire any other entities.

12. Strengthen Brand and Marketing Presence

Increasing marketing efforts will play a crucial role in expanding OTHYS’ customer base. A combination of enhanced digital marketing, lead generation, and traditional advertising will drive brand awareness and lead conversion. Strengthening the Company’s online presence and platform capabilities will further attract high-value buyers and sellers, reinforcing OTHYS’ position as a premier yacht and boat dealership.

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13. Increase New Boat Sales Through Strategic Acquisitions

Acquiring a new boat dealership generating $65–75MM annually will establish OTHYS as a major player in the new boat sales market. This acquisition will expand relationships with manufacturers, allowing OTHYS to diversify its inventory while tapping into an additional high-margin revenue stream. We currently do not have any definitive agreements in place.

14. Launch New High-Margin Services

The introduction of warranty sales and auction services will create new revenue opportunities while enhancing customer retention. These offerings will provide additional financial security for buyers while enabling OTHYS to monetize inventory through multiple sales channels. By adding these services, OTHYS will further differentiate itself from competitors and strengthen its comprehensive service model.

OTHYS plans to launch a premium yacht brokerage division focused exclusively on the high-end segment of the market. This new division will feature luxury yacht inventory, experienced brokers specializing in premium transactions, and select partnerships with prestigious boat brands. By establishing a dedicated platform for high-value clients, OTHYS intends to expand its market reach, capture higher-margin sales, and further elevate its brand positioning within the marine industry.

We intend to launch our proprietary online auction platform within the next three months. This platform will serve as a centralized marketplace for banks to liquidate repossessed inventory, dealers to offload stale units or trade-ins, and for OTHYS to efficiently auction select inventory.

In parallel, we plan to integrate a full suite of support services into the platform, including shipping and logistics coordination, in-house financing through Azure Funding, and optional documentation and escrow services for buyers utilizing Azure. Additionally, the platform will offer advertising opportunities for marine-related service providers—such as insurance agents, surveyors, and transport specialists—creating a comprehensive ecosystem for boat buyers and sellers. We believe this end-to-end infrastructure will provide unmatched convenience and transparency, while positioning OTHYS as the leading digital marketplace in the marine industry.

15. Marina Division

Our marina division intends to make strategic marina purchases across the country, which will give our entities “free” locations to work from. We believe we can build out this model across the USA by contracting boat yards based on their current income, and then getting them permitted for 3-4 boat high dry stack facilities. This turns into passive income for the business, and would give our brokers locations to work out of and facilities for repairs, maintenance and showcase of inventory.

This is very different from our competitors model where they have very expensive brick and mortar locations that depend almost solely on boat sales to pay the mortgage. Our marinas will have 12-20% cap rates without our boat sales which we believe will make them very good investments for the Company, which will also help fuel boat sales due to there being a captive audience of customers at each location.

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Corporate Structure and Background

In connection with our initial public offering, we will reorganize our corporate structure as follows (the “Reorganization”):

1.	Holders of equity interests (the “OTH Owners”) in the entities listed below (the “OTH Companies” and each an “OTH Company”) agreed to undertake a restructuring of their ownership interests in the OTH Companies by consolidating such companies under the Company, whereby upon completion of the consolidation, the OTH Owners collectively own 100% of the issued and outstanding shares of common stock of the Company, and each of the OTH Companies will be a wholly owned subsidiary of the Company:

	●	Off the Hook Yacht Sales NC, LLC, a North Carolina limited liability company;
	●	Azure Funding, LLC, a North Carolina limited liability company; and
	●	OTH Simon Marine YF LLC, a North Carolina limited liability company.

2.	Pursuant to the Amended and Restated Agreement for the Purchase and Sale of Capital Stock dated July 3, 2025 (the “Amended SPA”), the OTH Owners will, in the aggregate, sell and transfer to Off The Hook Acquisition Corp, a Florida corporation (the “OTH FL”), such number of shares of common stock of the Company representing 25% of the issued and outstanding shares of the Company (the “Transferred Securities”) for the consideration of $3 million payable by OTH FL directly to the OTH Owners (not the Company) as follows:

	●	$600,000 paid in cash as a non-refundable deposit upon the execution of the Amended SPA; and
	●	the balance of $2.4 million shall be payable at the closing under the Amended SPA, which shall occur upon, among other things, the Company’s registration statement on form S-1 being declared effective by the Securities and Exchange Commission; and
	●	the Transferred Securities will not be registered in this offering and will be locked up pursuant to lock-up agreements for 180 days following the closing of this offering.

3.	After the consummation of the consolidation of the OTH Companies and the transaction contemplated under the Amended SPA, but before the closing of this offering, the OTH Owners will collectively hold 75% of the issued and outstanding shares of the Company, and OTH FL will directly hold 25% of the issued and outstanding shares of the Company.

Corporate Information

Our principal executive office is located at 1701 J.E.L Wade Drive Wilmington, NC. 28401 and our telephone number is (910) 772-9277. We maintain our corporate website at www.offthehookys.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Summary of Risk Factors

Risks Relating to Our Business

●	The yacht and boat sales industry is highly sensitive to macroeconomic conditions and may experience severe fluctuations.
●	Fluctuating interest rates may adversely impact OTHYS’ ability to procure financing.
●	Improper handling of inventory could cause overstocking or inventory shortages.
●	Our success depends to a significant extent on our manufacturers, and the loss of certain manufacturers could have an adverse effect on our business, financial condition, and results of operations.
●	Boat manufacturers exercise control over our business.
●	Our business, as well as the entire retail marine industry, is highly seasonal, with seasonality varying in different geographic markets.
●	Other recreational activities, poor industry perception, real or perceived human health or safety risks, changing consumer attitudes and environmental conditions can adversely affect the levels of boat purchases.
●	We depend on our ability to attract and retain customers.
●	We depend on income from financing, insurance and extended service contracts.
●	Our operations are dependent upon key personnel and team members.
●	Customer trust and reputation are crucial in the yacht sales industry.

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Industry & Competitive Risks

●	We face intense competition.
●	Demand in the powerboat industry is highly volatile.
●	General economic conditions, particularly in the U.S., affect our industry, demand for our products and our business, and results of operations.
●	We face substantial supplier and inventory acquisition risks
●	Climatic events may adversely impact our operations, disrupt the business of our third party vendors on whom we rely upon for products and services, and may not be adequately covered by our insurance.

Risks Related to Regulatory & Compliance Challenges

●	Environmental and other regulatory issues impact our operations from time to time.
●	We have established online marketplaces and a failure in such online operations, security breaches and cybersecurity risks could disrupt our business and lead to reduced sales and growth prospects and reputational damage.
●	We may be exposed to lawsuits from time to time, which could affect us adversely.

Risks Related to Intellectual Property

●	A significant portion of our intellectual property is not protected through patents or formal copyright registration. As a result, we do not have the full benefit of patent or copyright laws to prevent others from replicating our products, product candidates, and brands.
●	Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
●	We may need to defend ourselves against patent, copyright or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Risks Relating to This Offering

●	The Company is a holding company with no operations of its own, and it depends on its operating subsidiary for cash to fund all of its operations and expenses, including to make future dividend payments, if any.
●	An active and liquid trading market for our Common Stock may not develop.
●	The price of our Common Stock may be volatile, and purchasers of our Common Stock could incur substantial losses.
●	A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
●	If our listing application for our Common Stock is not approved by , we will not be able to consummate the Offering and will terminate the Offering.
●	The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.
●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.
●	If you purchase our Common Stock in the Offering, you will suffer immediate and substantial dilution of your investment.
●	We have broad discretion in the use of our net proceeds from the Common Stock sold in the Offering and may not use them effectively.
●	We do not intend to pay dividends on our Common Stock and consequently, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.
●	There has been no independent valuation of our stock, which means that our Common Stock may be worth less than the offering price in the offering.
●	Future issuances of debt securities, which would rank senior to our Common Stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the federal securities laws. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

Implications of Being a Smaller Reporting Company

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”); (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Implications of Being a Controlled Company

After the completion of this offering, Mr. Jason Ruegg, our founder, President and Chairman of the Board, will beneficially own 55.6% of our total issued and outstanding shares of common stock and total voting power, assuming the option to purchase additional shares of common stock is not exercised by the underwriter. As a result, we will be a “controlled company” as defined under the NYSE American Rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. See “Risk Factors —We are a “controlled company” within the meaning of the NYSE American Rules and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

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THE OFFERING

Common Stock offered by us	5,000,000 shares.

Initial public offering price	It is currently estimated that the initial public offering price will be between $4.00 and $6.00 per share.

Common Stock outstanding immediately before the Offering	20,000,000 shares.

Over-allotment option	We have granted the underwriter an option for a period of 45 days from the date of this prospectus to purchase an additional 750,000 shares of Common Stock at the initial public offering price (less underwriting discounts and commissions) to cover over-allotments, if any.

Common Stock to be outstanding after this Offering (1)	25,000,000 shares (or 25,750,000 shares if the underwriters exercise the option to purchase additional shares from us in full).

Use of Proceeds	We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows: (1) servicing our floorplan; (2) advertising and marketing of our inventory; (3) acquiring and developing a waterfront property to be used as storage, demos and repairs of our boats; (4) the repayment of a promissory note; and (5) working capital. See “Use of Proceeds” on page 35.

Lock-up agreements

We have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge, or otherwise dispose of any of our Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or to file or cause to be filed any registration statement with the Commission relating to any such securities, for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter. See “Underwriting” section on page 98.

In addition, all of our securityholders have agreed to enter into customary “lock-up” agreements with the underwriter, pursuant to which they have agreed not to offer, sell, contract to sell, pledge, or otherwise dispose of any securities of the Company for a period of 180 days following the closing date of this offering, without the prior written consent of the underwriter. Our directors and officers have agreed to a longer lock-up period of twelve (12) months from the closing date of this offering, subject to certain limited exceptions.

Risk factors	See “Risk Factors” on page 13 for a discussion of certain factors to consider carefully before deciding to purchase any shares of our Common Stock.

Proposed NYSE American Symbol	We intend to apply to have our Common Stock listed on NYSE American under the symbol “OTH” No assurance can be given that our application will be approved.

(1)	The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 20,000,000 shares of our Common Stock outstanding as of the date of this prospectus, and excludes:

●	4,000,000 shares of our Common Stock reserved under our 2025 Stock Option Plan (the “2025 Plan”) for future issuance; and

●	250,000 shares of Common Stock issuable upon the exercise of the Underwriter’s Warrants.

Unless otherwise indicated, this prospectus reflects and assumes (i) no exercise by the underwriter of the underwriters of its over-allotment option and (ii) no issuance or exercise of the stock options described above.

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SUMMARY FINANCIAL DATA

The following table summarizes our combined financial data for the periods indicated. We have derived the following summary of our combined statements of operations data for the fiscal years ended December 31, 2024 and 2023, and our combined balance sheets data as of December 31, 2024 and 2023, from our audited combined financial statements included elsewhere in this prospectus, and our unaudited condensed combined balance sheet as of June 30, 2025 and unaudited combined statements of operations data for the six months ended June 30, 2025 and 2024. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data included in this section are not intended to replace the financial statements and related notes included elsewhere in this prospectus and are qualified in their entirety by those financial statements and related notes. Our historical results are not necessarily indicative of our future results.

	Six Months Ended	Six Months Ended	Year Ended	Year Ended
	June 30,	June 30,	December 31,	December 31,
	2025	2024	2024	2023
Summary Statements of Operations Data
Revenue	$58,586,843	$51,844,591	$98,995,562	$91,839,555
Cost of revenue:	(53,243,432)	(47,816,951)	(90,214,652)	(82,693,017)
Total operating expenses	(3,410,321)	(2,715,831)	(6,096,987)	(6,108,249)
Income from operations	1,933,090	1,311,809	2,683,923	3,038,289
Other (expense) income	27,037	201,554	(69,778)	(67,837)
Interest (expense)	(1,116,512)	(801,357)	(1,622,461)	(1,674,949)
Total other (expense)	(1,089,475)	(599,803)	(1,692,239)	(1,742,786)
Net Income	843,615	712,006	991,684	1,295,503

Unaudited Pro Forma Income Tax (C-corporation basis)
Pro forma income tax provision	$177,159	$149,521	$208,254	$272,056
Pro forma historical net income	$666,456	$562,485	$783,430	$1,023,447
Pro forma net income per share of common stock, basic and diluted	$0.03	$0.03	$0.04	$0.05
Shares used in computing pro forma net income per share (1)	20,000,000	20,000,000	20,000,000	20,000,000

(1)	Unaudited pro forma basic and diluted net income per share is computed by dividing pro forma net income, which reflects an assumed provision for income taxes as if we were a taxable corporation for all periods presented, by the shares of common stock issued following our Reorganization, including the conversion of each of the operating subsidiaries from a limited liability company to a corporation for tax purpose. Such shares are assumed to be outstanding for all periods presented. There are no potentially dilutive securities.

		As of June 30, 2025
			Pro Forma
	Actual	Pro Forma (1)	as Adjusted (2)
	(unaudited)	(unaudited)	(unaudited)
Summary Balance Sheet Data
Cash and cash equivalents	$3,123,202	$3,123,202	$22,215,942
Total assets	$33,965,648	$33,965,648	$53,058,388

Total current liabilities	$32,120,210	$32,120,210	$29,220,210

Total non-current liabilities	$1,452,515	$1,452,515	$1,452,515
Total liabilities	$33,572,725	$33,572,725	$30,672,725

Common stock	20,000	20,000	25,000
Additional paid-in capital	$2,774,944	$372,923	$22,360,663
Retained earnings	(2,402,021)	-	-

Total members’ deficit	$392,923	$392,923	$22,385,663

Total liabilities and members’ deficit	$33,965,648	$33,965,648	$53,058,388

(1)	The as adjusted balance sheet data in the table above also reflects the reclassification of accumulated retained earnings of the predecessor entities of $2,402,021 to additional paid-in capital in connection with the Reorganization, including the conversion of each of the operating subsidiaries from a limited liability company to a corporation for tax purposes. This reclassification is presented as if the accumulated retained earnings had been distributed to the owners and immediately contributed back to us as additional paid-in capital.

(2)	The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our Common Stock in this offering, based upon the assumed initial public offering price of $5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, the repayment of approximately $2,900,000 of outstanding working capital indebtedness as describe under “Use of Proceeds”.

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RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our Common Stock. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Relating to Our Business

The yacht and boat sales industry is highly sensitive to macroeconomic conditions and may experience severe fluctuations.

The yacht and boat sales industry is highly sensitive to macroeconomic conditions, including GDP growth, interest rates, consumer confidence, and discretionary spending. During economic downturns, consumers may postpone or forego luxury purchases like yachts and boats, which could result in lower sales and reduced profit margins. Similarly, fluctuations in financial markets, employment levels, and inflation rates may influence consumer behavior and financing availability. Higher interest rates or tightened credit markets could reduce the affordability of boat purchases, especially for discretionary or financed transactions, leading to lower overall demand for new and pre-owned vessels. Similarly, rising inflation or economic uncertainty may lead consumers to delay or reduce spending on high-ticket leisure items such as boats.

Fluctuating interest rates may adversely impact OTHYS’ ability to procure financing.

Many boat purchases are financed through loans, making interest rate movements a key factor in affordability. Rising interest rates increase borrowing costs for customers, potentially reducing demand for financed purchases. Additionally, changes in bank lending standards and credit availability could impact OTHYS’s financing operations through Azure Funding, affecting loan approvals and customer affordability.

Improper handling of inventory could cause overstocking or inventory shortages.

Managing inventory is critical to our business model. Holding excess inventory can tie up capital and increase carrying costs, while inadequate liquidity may limit the ability to take advantage of high-value acquisitions. OTHYS actively monitors market conditions to balance inventory levels, optimize turnover, and maintain financial flexibility. However, if demand fluctuates unexpectedly, there is a risk of overstocking or inventory shortages.

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Our success depends to a significant extent on our manufacturers, and the loss of certain manufacturers could have an adverse effect on our business, financial condition, and results of operations.

We depend on our manufacturers for the sale of new boats. Sales of new boats from our two brands represents approximately 10% of total sales for the fiscal years ended December 2024 and 2023, respectively. Any adverse change in the reputation, product development efforts, technological advancement, manufacturing capabilities, supply chain and third-party suppliers and financial condition of our manufacturers and their respective brands, would have a substantial adverse impact on our business. Any difficulties encountered by our manufacturers resulting from economic, financial, or other factors could also adversely affect the quality and amount of new boats and products that they are able to supply to us and the services and support they provide to us.

Additionally, any interruption or discontinuance of the operations of our manufacturers, including due to, supply chain disruptions or shortages or bankruptcy or insolvency, could also cause us to experience shortfalls, disruptions, or delays with respect to new boats and inventory. During the course of the pandemic, a number of our manufacturers faced inventory shortages due to a combination of these facts as well as high demand. We also enter into renewable annual dealer agreements with manufacturers, and there is no guarantee that we will be able to renew such dealer agreements in the future. We may not be able to easily replace the loss of certain manufacturers or brands, including at the necessary quantity, quality or price, and the loss of certain manufacturers or brands may therefore have an adverse material effect on our business, results of operations and financial condition.

Boat manufacturers exercise control over our business.

We depend on our dealer agreements, which generally provide for renewable, one-year terms. Through dealer agreements, boat manufacturers exercise control over their dealers, restrict them to specified locations and retain approval rights over changes in management and ownership, among other things. The continuation of our dealer agreements with most manufacturers depends upon, among other things, our achieving stated performance goals for customer satisfaction ratings and market share penetration in the market served by the applicable marine retailer. Failure to meet performance goals and other conditions set forth in any existing or new dealer agreement could have various consequences, including the following:

●	the termination or nonrenewal of the dealer agreement;

●	the imposition of additional conditions in subsequent dealer agreements;

●	limitations on boat inventory allocations;

●	reductions in reimbursement rates for warranty work performed by the dealer;

●	loss of certain manufacturer-to-dealer incentives;

●	denial of approval of future acquisitions; or

●	the loss of exclusive rights to sell in the geographic territory.

These events could have a material adverse effect on our product availability, competitive position and financial performance.

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Manufacturer recall campaigns could adversely affect our business.

Manufacturer recall campaigns could adversely affect our new and pre-owned boat sales or customer residual trade-in valuations, could cause us to temporarily remove boats from our inventory, could force us to incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled boats, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our business, as well as the entire retail marine industry, is highly seasonal, with seasonality varying in different geographic markets.

Our business, along with the broader retail marine industry, is highly seasonal. Sales activity for both new and pre-owned boats generally peak during the spring and summer months, particularly in northern markets where boating is limited to warmer seasons. Conversely, sales tend to slow significantly during the fall and winter months, especially in colder climates. This seasonal variation affects not only transaction volume but also inventory turnover, revenue recognition, and cash flow.

Geographic markets experience seasonality differently. For example, southern coastal markets such as Florida and parts of the Gulf Coast often maintain year-round boating activity and sales, while northern regions such as the Northeast or Great Lakes are subject to more pronounced seasonal slowdowns. As we continue to expand our footprint nationally, we may experience increased variability in our operational and financial performance due to regional differences in seasonality.

This seasonality can impact our ability to forecast revenue and plan inventory purchases, staffing levels, and marketing expenditures. Additionally, seasonal fluctuations may become more pronounced during periods of economic uncertainty or adverse weather conditions, which could further reduce consumer activity and discretionary spending during peak sales windows.

The failure to receive rebates and other manufacturer incentives on inventory purchases or retail sales could substantially reduce our margins.

We rely on manufacturers’ programs that provide incentives for dealers to purchase and sell particular boat makes and models or for consumers to buy particular boat makes or models. Any eliminations, reductions, limitations or other changes relating to rebate or incentive programs that have the effect of reducing the benefits we receive, whether relating to the ability of manufacturers to pay or our ability to qualify for such incentive programs, could increase the effective cost of our boat purchases, reduce our margins and competitive position and have a material adverse effect on our financial performance.

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Other recreational activities, poor industry perception, real or perceived human health or safety risks, changing consumer attitudes and environmental conditions can adversely affect the levels of boat purchases.

Demand for our products can be adversely affected by competition from other activities that occupy consumers’ time, including other forms of recreation as well as religious, cultural and community activities. In addition, real or perceived human health or safety risks from engaging in outdoor activities generally or boating activities specifically could deter consumers from purchasing our products. Local environmental conditions in the areas in which we operate dealerships could also adversely affect the levels of boat purchases, including adverse weather conditions or natural disasters. Changing trends and attitudes toward large discretionary purchases on the part of younger consumers in particular, who may prefer to share or borrow a boat rather than incur the expense of ownership, may impact our future sales. Further, as a seller of high-end consumer products, we must compete for discretionary spending with a wide variety of other recreational activities and consumer purchases. In addition, perceived hassles of boat ownership and customer service and customer education throughout the retail boat industry, which has traditionally been perceived to be relatively poor, represent impediments to boat purchases. We may attempt to shift the focus or product mix in response to changing consumer sentiments, but there is no guarantee that we will be successful.

Increases in fuel prices may adversely affect our business.

All of the recreational boats we sell are powered by gasoline or diesel engines. Consequently, a significant increase in the price or tax on the sale of fuel on a regional or national basis could have a material adverse effect on our sales and operating results. Increases in fuel prices may negatively impact boat sales. The price of or tax on fuels may significantly increase in the future, adversely affecting our business.

The availability of boat insurance is critical to our success.

The availability of boat insurance is critical to our success. The ability of our customers to secure reasonably affordable boat insurance that meets the requirements of lenders financing their purchases is essential to closing transactions in both our retail and wholesale channels. Historically, such insurance has been readily accessible and competitively priced.

However, as a severe storm approaches land—particularly in coastal regions—insurers often impose temporary underwriting moratoriums, halting the issuance of new policies. This can delay or derail transactions that are pending funding or delivery, particularly in peak sales periods. In addition, increased storm activity and broader climate-related risks have led to higher insurance premiums and more restrictive underwriting in certain markets, which may impact customers’ purchasing decisions or disqualify some buyers from obtaining financing.

If the cost or availability of boat insurance were to deteriorate significantly, either regionally or industry-wide, it could materially reduce the demand for boats and adversely impact our sales volume, financing operations through Azure Funding, and overall business performance.

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We depend on our ability to attract and retain customers.

Our future success depends in large part upon our ability to attract and retain customers for our boat sales, repair and maintenance services, parts and accessories and finance & insurance products. The extent to which we achieve growth in our customer base and retain existing customers materially influences our profitability. Any number of factors could affect our ability to grow and maintain our customer base. These factors include consumer preferences, the frequency with which customers utilize our products, repair and maintenance services and finance & insurance products, general economic conditions, our ability to maintain our dealership locations, weather conditions, the availability of alternative services, protection plans, products and resources, significant increases in gasoline prices, the disposable income of consumers available for discretionary expenditures and the external perception of our brands. Any significant decline in our customer base, or the usage of our services, protection plans or products by our customers could have a material adverse effect on our business, financial condition and results of operations.

We depend on income from financing, insurance and extended service contracts.

A portion of our income results from referral fees derived from the placement or marketing of various finance & insurance products, consisting of customer financing, insurance products and extended service contracts, the most significant component of which is the participation and other fees resulting from our sale of customer financing contracts.

The availability of financing for our boat purchasers and the level of participation and other fees we receive in connection with such financing depend on the particular agreement between us and the lender and the current interest rate environment. Lenders may impose terms in their boat financing arrangements with us that may be unfavorable to us or our customers, resulting in reduced demand for our customer financing programs and lower participation and other fees. Laws or regulations may be enacted nationally or locally which could result in fees from lenders being eliminated or reduced, materially impacting our operating results. If customer financing becomes more difficult to secure, it may adversely impact our business.

Changes, including the lengthening of manufacturer warranties, may reduce our ability to offer and sell extended service contracts which may have a material adverse impact on our ability to sell finance and insurance products. Moreover, these products are subject to complex federal and state laws and regulations. There can be no assurance that regulatory authorities in the jurisdictions in which these products are offered will not seek to regulate or restrict these products. Failure to comply with applicable laws and regulations could result in fines or other penalties including orders by state regulators to discontinue sales of the warranty products in one or more jurisdictions. Such a result could materially and adversely affect our business, results of operations and financial condition.

Although boat dealers are generally excluded from regulatory oversight under the Dodd-Frank Wall Street Reform and Consumer Protection Act, future changes in law could lead to additional, indirect regulation of boat dealers through its regulation of other financial institutions which provide such financing to our customers.

If interest rates rise, the fees we receive in connection with the financing may be limited or reduced as customers become more interest rate sensitive and the spreads that we are able to charge are compressed. The reduction of profit margins on sales of finance & insurance products or the lack of demand for or the unavailability of these products could have a material adverse effect on our operating margins.

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Our operations are dependent upon key personnel and team members.

Our success depends, in large part, upon our ability to attract, train, and retain qualified team members and executive officers, as well as the continuing efforts and abilities of team members and executive officers. Although we have employment agreements with certain of our executive officers and management succession plans, we cannot ensure that these or other executive personnel and team members will remain with us, or that our succession planning will adequately mitigate the risk associated with key personnel transitions. Expanding our operations may require us to add additional executive personnel and team members in the future. As a result of our decentralized operating strategy, we also rely on the management teams of our marine retailers. In addition, we likely will depend on the senior management of any significant businesses we acquire in the future. The loss of the services of one or more key employees before we are able to attract and retain qualified replacement personnel could adversely affect our business. Additionally, our ability to manage our personnel costs and operating expenses is subject to external factors such as unemployment levels, prevailing wage rates, healthcare and other benefit costs, changing demographics and our reputation and relevance within the labor markets where we are located. Increases in the prevailing wage rates due to competitive market pressures or other factors could increase our personnel costs and operating expenses and have a material adverse effect on our business.

Customer trust and reputation are crucial in the yacht sales industry.

Customer trust and reputation are crucial in the yacht sales industry. Negative customer experiences, disputes over financing terms, warranty claims, or poor service execution could harm the OTHYS brand. The Company prioritizes transparency, high service standards, and long-term customer relationships to mitigate reputational risks.

If we cannot dispose of pre-owned boats acquired through our trade-in or direct purchase processes at prices that allow us to recover its costs, our profitability will be adversely affected.

The resale values of any pre-owned boats that we acquire through trade-ins or direct purchase may be lower than our estimates, which are based on expected retail sales prices. If the resale value of the pre-owned boats we acquire is lower than our estimates and/or we are not able to resell them timely or at all, it could have a material adverse effect on our business, results of operations and financial condition.

Additionally, certain pre-owned boats or other vehicles that we acquire through trade-ins may fail to meet our retail quality standards. Instead, we sell these units through a wholesale process. If the prices that we receive for our pre-owned boats sold in this process are not sufficient to cover the prices paid or credit given at trade-in for such pre-owned boats, it could have a material adverse effect on our business, results of operations and financial condition.

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We rely on Floorplan Financing

OTHYS relies heavily on floorplan financing arrangements to acquire, hold, and sell inventory across its wholesale, brokerage, and new boat sales operations. These credit facilities allow us to fund the purchase of boats before they are sold to end customers, and are essential to maintaining a broad and competitive selection of inventory.

However, a floorplan financing cap of approximately $27 million under our existing arrangement with Red Oak Inventory Finance (“Red Oak”) constrains our ability to finance our inventory. This limitation restricts our ability to make opportunistic acquisitions, and may, at times, force us to sell inventory prematurely to free up capacity, potentially resulting in reduced margins or missed sales opportunities. The cap also limits our ability to pursue new or larger transactions that require greater floorplan availability.

Any disruption to our access to floorplan financing—whether due to changes in lender underwriting criteria, rising interest rates, reductions in credit limits, or a tightening of capital markets—could materially impair our ability to stock sufficient inventory. This, in turn, may reduce sales volume, limit customer choice, and negatively affect our revenue and profitability.

As interest rates rise, the cost of carrying inventory through floorplan facilities also increases, which can compress margins or force changes to our pricing strategy. Additionally, if lenders impose more restrictive terms, require increased collateral, or reintroduce or increase personal guarantees, it may limit our ability to scale or capitalize on opportunistic bulk purchases.

While we have entered into negotiations with Red Oak to expand our combined floorplan capacity to $40 million, this increase is based on our current financial condition and is not guaranteed. We believe that the proceeds from this offering, together with the increased floorplan capacity currently under negotiation, will enable us to achieve approximately $50 million in total inventory purchasing capacity, which would enhance our operational flexibility and support future growth. However, our ability to do so is dependent on continued lender confidence in our business model, credit profile, and market conditions. If we are unable to secure such increased capacity, or if our financial condition deteriorates, we may continue to face constraints that adversely impact our ability to execute our business strategy, manage inventory levels effectively, or capitalize on market opportunities.

Industry & Competitive Risks

We face intense competition.

We operate in a highly competitive and fragmented environment. In addition to facing competition generally from recreational businesses seeking to attract consumers’ leisure time and discretionary spending dollars, the recreational boat industry itself is highly fragmented, resulting in intense competition for customers, quality products, boat show space and suitable dealership locations. We rely to a certain extent on boat shows to generate sales. Our inability to participate in boat shows in our existing or targeted markets, including due to cancellations of boat shows, could have a material adverse effect on our business, financial condition and results of operations.

The yacht and boat sales industry is highly competitive, with OTHYS competing against large national dealerships, independent brokers, online marketplaces, and manufacturers selling directly to consumers. Some competitors have greater financial resources, larger inventories, or extensive marketing budgets, which could impact our market share.

Additionally, online sales platforms have transformed the industry, increasing competition from digital marketplaces. To remain competitive, OTHYS continuously invests in technology, customer service, and digital marketing strategies. However, our inability to compete effectively with existing or potential competitors could have a material adverse effect on our business, financial condition and results of operations.

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Failure to implement strategies to enhance our performance could have a material adverse effect on our business and financial condition.

We are increasing our efforts to grow our distribution, repair and maintenance services, parts and accessories, and financing and insurance businesses to better serve our customers and thereby increase revenue and improve profitability as a result of these comparatively higher margin businesses. These efforts are designed to increase our revenue and reduce our dependence on the sale of new and pre-owned boats. In addition, we are pursuing strategic acquisitions to capitalize upon the consolidation opportunities in the highly fragmented recreational boat dealer industry by acquiring additional marine retailers and related operations and improving their performance and profitability through the implementation of our operating strategies. These business initiatives have required, and will continue to require, us to add personnel, invest capital, enter businesses or geographic regions in which we do not have extensive experience and encounter substantial competition. As a result, our strategies to enhance our performance may not be successful and we may increase our expenses or write off or impair such investments if not successful.

Demand in the powerboat industry is highly volatile.

Volatility of demand in the powerboat industry, especially for recreational powerboats and electric powerboats, may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for recreational powerboat and electric powerboat sales depends to a large extent on general, economic and social conditions in a given market. Historically, sales of recreational powerboats decrease during economic downturns. We have fewer financial resources than more established powerboat manufacturers to withstand adverse changes in the market and disruptions in demand.

General economic conditions, particularly in the U.S., affect our industry, demand for our products and our business, and results of operations.

Demand for premium boat brands has been significantly influenced by weak economic conditions, low consumer confidence, high unemployment, and increased market volatility worldwide, especially in the U.S. In times of economic uncertainty and contraction, consumers tend to have less discretionary income and tend to defer or avoid expenditures for discretionary items, such as our products. Sales of our products are highly sensitive to personal discretionary spending levels. Our business is cyclical in nature and its success is impacted by economic conditions, the overall level of consumer confidence and discretionary income levels. Any substantial deterioration in general economic conditions that diminishes consumer confidence or discretionary income may reduce our sales and materially adversely affect our business, financial condition and results of operations. We cannot predict the duration or strength of an economic recovery, either in the U.S. or in the specific markets where we sell our products. Corporate restructurings, layoffs, declines in the value of investments and residential real estate, higher gas prices, higher interest rates, and increases in federal and state taxation may each materially adversely affect our business, financial condition, and results of operations.

Consumers often finance purchases of our products. Although consumer credit markets have improved, consumer credit market conditions continue to influence demand, especially for boats, and may continue to do so. There continue to be fewer lenders, tighter underwriting and loan approval criteria, and greater down payment requirements than in the past. If credit conditions worsen, and adversely affect the ability of consumers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in the sales of our products.

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Policy changes affecting international trade could adversely impact the demand for our products and our competitive position.

Changes in government policies on foreign trade and investment can affect the demand for our products and services, impact the competitive position of our products and services or prevent us from being able to sell products and services in certain countries. The implementation of more restrictive trade policies, such as more detailed inspections, higher tariffs, import or export licensing requirements, economic sanctions, anti-boycott laws, exchange controls or new barriers to entry could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, the Trump Administration has announced tariffs on certain imports from Canada, Mexico and the EU, among others, that could affect the demand for our products. Such tariffs and any retaliatory tariffs (including those announced by China, Canada and Mexico in March 2025) may put upwards pressure on prices in other jurisdictions from which we purchase product components, which could reduce our ability to offer competitive pricing to potential customers. We cannot predict what changes to trade policy will be made by the Trump Administration, the U.S. Congress or other governments, including whether existing tariff policies will be maintained or modified or whether the entry into new bilateral or multilateral trade agreements will occur, nor can we predict the effects that any such changes would have on our business or the global economy. Changes in U.S. trade policy, or threat of such changes, have resulted and could again result in reactions from U.S. trading partners, including adopting responsive trade policies making it more difficult or costly for us to export our products or import products or product components from countries where we currently purchase products or product components or sell products or services. Such changes, or threatened changes, to trade policy or in laws and policies governing foreign trade, and any resulting negative sentiments towards the United States as a result of such changes, could materially and adversely affect our business, financial condition, results of operations and liquidity.

We face substantial supplier and inventory acquisition risks.

OTHYS sources boats from private sellers, dealers, repossession auctions, and trade-ins. Disruptions in any of these supply channels—such as manufacturer production delays, trade-in slowdowns, or lender policy changes affecting repossessions—could impact our ability to maintain an optimal inventory. Pricing volatility or limited availability in certain boat categories could also affect profit margins.

In addition, we rely on certain exclusive dealer agreements to source boats from specific manufacturers. For example, Off the Hook Yacht Sales NC, LLC is the exclusive dealer for Yellowfin Yachts LLC (“Yellowfin”) from Miami to Islamorada and in North Carolina, and the exclusive dealer for NT Manufacturing, LLC (“Nor-Tech”) in North and South Carolina. These dealer agreements are renewed on a year-to-year basis and may be terminated by the manufacturers at any time. If any of these agreements are not renewed or are terminated, we could lose access to key products, which would have a material adverse effect on our business, results of operations, and financial condition.

We face marine asset and repossession risks

Our Marine Asset Recovery (MAR) division provides a valuable inventory source through the acquisition and resale of repossessed boats. However, changes in lender policies, consumer protection laws, or state and federal regulations could limit our ability to access or efficiently process these assets.

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Repossession practices vary by jurisdiction and may involve complex legal procedures, delays, or disputes. Legal challenges from borrowers or increased regulatory scrutiny could lead to higher costs, reputational risk, or operational slowdowns. Additionally, a shift in lender behavior—such as retaining repossessions in-house—could reduce the volume of available inventory. While MAR remains an important part of our supply chain, it is subject to legal and regulatory risks that could impact its future performance.

Climatic events may adversely impact our operations, disrupt the business of our third party vendors on whom we rely upon for products and services, and may not be adequately covered by our insurance.

Climatic events in the areas where we operate have caused, and future climatic events may cause, disruptions and in some cases delays or suspensions in our operations that adversely impacted our business. For example, the physical effects of unseasonably wet weather, drought conditions, extended periods of below freezing weather, tropical storms, hurricanes, flooding, or other natural disasters have forced and may in the future force boating areas to close or render boating dangerous. This has resulted in and, in the future, could result in reduced customer demand for our products and services. One or more of these climatic events has in the past and may in the future result in physical damage to, or closure of, one or more of our facilities, and disruption or reduction in the availability of products. Concerns regarding global changes in climate could also adversely affect the levels of boat purchases.

In addition, the physical effects of climatic events, including wintry conditions, increased frequency and severity of tropical storms or hurricanes, tornadoes, fires, floods and other natural disasters, as well as sea level rise, could result in the disruption of our operations and/or third party supply chain vendors on whom we rely upon for products and services, including boat deliveries from manufacturers, damage to or inadvertent releases from fueling stations, or damage to or the loss of our boat inventories and facilities as has been the case when the Southeast and Gulf Coast regions and other markets have been affected by hurricanes such as Hurricane Helene, and Hurricane Milton in 2024. Such disruptions in our supply chain could damage our on-site inventory at our locations, result in remedial liability or administrative penalties, or cause serious limitations or delays in the operations of our locations. We maintain hurricane and casualty insurance, subject to deductibles, but such coverage may become significantly more expensive or impossible to procure in the future. Our planning for normal climatic variation, insurance programs and emergency recovery plans may inadequately mitigate the effects of such climatic conditions, and not all such effects can be predicted, eliminated, mitigated, or insured against. Accordingly, while we traditionally maintain property and casualty insurance coverage for damage caused by climatic events such as severe weather or other natural disasters, there can be no assurance that such insurance coverage is adequate to cover losses that we may sustain as a result thereof or that we will be able to procure coverage on commercially reasonable terms for such events in the future.

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We face expansion and acquisition risks

OTHYS’s growth strategy includes acquiring dealerships, expanding its broker network, and investing in marina properties. While these initiatives support long-term expansion, they also introduce risks related to:

●	Integration of acquired businesses and teams
●	Unexpected costs or operational inefficiencies
●	Challenges in scaling systems, logistics, and customer service

To manage these risks, OTHYS conducts thorough due diligence and phased growth strategies to ensure successful expansion.

Risks Related to Regulatory & Compliance Challenges

Environmental and other regulatory issues impact our operations from time to time.

Our operations are subject to stringent federal, state and local laws and regulations governing such matters as finance & insurance, consumer protection, consumer privacy, escheatment, anti-money laundering, releases, discharges and emissions or other releases into the environment and environmental protection, human health and safety, and employment practices, including wage and hour and anti-discrimination legal requirements. These laws and regulations affect many aspects of our operations, such as requiring the acquisition and renewal of permits, licenses and other governmental approvals to conduct regulated activities, including the retail sale of recreational boats, restricting the manner in which we use, handle, store, recycle, transport and dispose of discarded substances and wastes, responding to and performing investigatory, remedial and corrective actions with respect to any discharges and emissions or other release of regulated substances, requiring capital and operating expenditures to construct, maintain and upgrade pollution control and containment equipment and facilities, imposing specific human health and safety criteria addressing worker protection, and imposing liabilities for failure to comply with applicable environmental or other legal requirements, pollution incidents or inappropriate payment or treatment of our workers with respect to our operations. The failure to satisfy those and other legal requirements could have a material adverse effect on our business, financial condition, and results of operations. In addition, failure to comply with those and other legal requirements, or with U.S. trade sanctions, the U.S. Foreign Corrupt Practices Act and other applicable laws or regulations could result in the assessment of damages, the imposition of sanctions including monetary penalties, changes to our processes, or a delay, suspension or cessation of our operations, as well as damage to our image and reputation, all of which could have a material adverse effect on our business, results of operations and financial condition.

Numerous governmental agencies, including OSHA, the EPA and similar federal agencies as well as analogous state and local agencies regulate and maintain enforcement authority over the operation of our locations, repair facilities, and other operations, with respect to matters such as consumer protection, human safety and environmental protection, including any contamination of or releases into ambient air, surficial and subsurface soils, surface water and groundwater. Marine engine manufacturers are subject to emissions standards imposed under the CAA, and the EPA has enacted a number of legal requirements imposing more stringent emissions standards for two-cycle, gasoline outboard marine engines. It is possible that regulatory bodies such as the EPA may impose more stringent emissions standards in the future for marine engines, including with respect to recreational use. Any increased costs of those manufacturers producing engines resulting from current or future EPA standards could be passed on to dealers in the retail recreational boat industry, such as ourselves, or could result in the inability of, or potential unforeseen delays by, these manufacturers to manufacture and make timely delivery of recreational boats to such dealers, which developments could have a material adverse effect on our business, results of operations and financial condition. Moreover, we cannot guarantee that would be able to pass any such increased costs on to our customers, and such increased costs could deter customer interest and otherwise adversely affect boating sales.

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As with companies in the marine retail industry generally, and parts and service operations in particular, our business involves the use, handling, storage, transportation and contracting for recycling or disposal of waste materials, including hazardous or toxic substances and wastes as well as environmentally sensitive materials, such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline, and diesel fuels. Laws and regulations regarding the prevention of pollution or remediation of environmental contamination generally apply regardless of whether we lease or purchase the land and facilities. Additionally, certain of our locations and/or repair facilities utilize USTs and ASTs, primarily for storing and dispensing petroleum-based products. Storage tanks in the United States are generally subject to financial responsibility requirements and testing, containment, upgrading and removal requirements under the RCRA, and its state law counterparts, as well as federal, state and local legal standards relating to investigation and remediation of contaminated soils, surface water and groundwater resulting from leaking tanks and associated inground lifts. We also may be subject to civil liability to third parties for remediation costs or other damages if our owned or operated tanks leak or leakage migrates onto the property of others.

We are subject to regulation by federal, state, and local authorities establishing investigatory, remedial, human health and environmental quality standards and imposing liability related thereto, which liabilities may include sanctions, including monetary penalties for violations of those standards. Certain of our locations and/or repair facility properties have been operated in the past by third parties whose use, handling and disposal of petroleum-based products or wastes were not under our control. Given the strict liability nature of environmental laws, we may be liable for the remediation of such past releases notwithstanding that our operations did not cause or contribute to the contamination.

We also are subject to laws, ordinances, and regulations governing investigation and remediation of contamination at facilities we operate or to which we send hazardous or toxic substances or wastes for treatment, recycling, or disposal. In particular, CERCLA, also known as the Superfund law, and analogous state laws, impose strict joint and several liability on generators, transporters, disposers and arrangers of hazardous substances at sites where hazardous substance releases have occurred or are threatening to occur.

A majority of states have adopted Superfund laws comparable to and, in some cases, more stringent than CERCLA. If we were to be found to be a responsible party under CERCLA or a similar state statute, we could be held liable for all investigative and remedial costs associated with addressing such contamination as well as for natural resource damages. In addition, claims alleging personal injury or property damage may be brought against us as a result of alleged exposure to hazardous substances resulting from our operations. Moreover, certain of our locations are located on waterways that are subject to federal laws, including the Clean Water Act and the OPA, as well as analogous state laws regulating navigable waters, oil pollution (including prevention and cleanup of the same), adverse impacts to fish and wildlife, and other matters. For example, under the OPA, owners and operators of vessels and onshore facilities may be subject to liability for removal costs and damages arising from an oil spill in waters of the United States.

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We could be required to conduct remediation in the future in accordance with applicable state and federal standards in the cleanup of petroleum hydrocarbons or other substances or wastes released on, under or from properties owned or leased by us, including some of our properties that were previously used as gasoline service stations. For example, we are performing soil and groundwater monitoring activities as required by applicable state and federal standards. We may also be required in the future to remove USTs, ASTs and inground lifts containing petroleum-based products and hazardous or toxic substances or wastes should they represent a risk of release or threatened release into the environment. Historically, our costs of compliance with these investigatory, remedial and monitoring requirements have not had a material adverse effect on our results of operations; however, there can be no assurance that such costs will not be material in the future or that such future compliance will not have a material adverse effect on our business, results of operation and financial condition. We also may have additional storage tank liability insurance and other insurance coverage with respect to pollution-related liabilities where available, but such coverages may be insufficient to address such liabilities. Environmental laws and regulations are comprehensive and subject to frequent change. Compliance with amended, new, or more stringent laws or regulations, more strict interpretations of existing laws, or the future discovery of environmental conditions may require additional expenditures by us, and such expenditures may be material.

Additionally, certain states have imposed legal requirements or are considering the imposition of such requirements that would obligate buyers and/or operators of recreational boats to obtain a license in order to operate such boats. These requirements could discourage potential buyers of recreational boats, thereby limiting future sales and adversely affecting our business, financial condition, and results of operations.

Furthermore, the Patient Protection and Affordable Care Act increased our annual employee health care costs that we fund, and significantly increased our cost of compliance and compliance risk related to offering health care benefits.

Moreover, adverse changes in labor policy could lead to increased unionization efforts, which could lead to higher labor costs, disrupt our locations operations, and adversely affect our business, results of operations and financial condition.

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We have established online marketplaces and a failure in such online operations, security breaches and cybersecurity risks could disrupt our business and lead to reduced sales and growth prospects and reputational damage.

Consumers are increasingly embracing shopping online and through mobile commerce applications. However, consumer preferences and e-commerce buying trends could change, and we may be vulnerable to additional risks and uncertainties associated with online sales, including rapid changes in technology, website downtime and other technical failures, security breaches, cyber-attacks, consumer privacy concerns, changes in state tax regimes and government regulation of internet activities. Online marketplaces may also increase our access to sensitive, confidential or personal data or information that is subject to data privacy and information security laws and regulations. Our failure to successfully respond to these risks and uncertainties could reduce our online sales, increase our costs, diminish our growth prospects, damage our brands, and subject us to regulatory fines or investigations, which could negatively impact our operations and stock price. In addition, there is no guarantee that we will be able to successfully expand our online platforms. Our competitors may have e-commerce businesses that are substantially larger and more developed than ours, which could place us at a competitive disadvantage. If we are unable to expand our online platforms, our growth plans could suffer, and the price of our Common Stock could decline.

As OTHYS expands its digital platforms, CRM system, and financing operations, protecting sensitive customer and transaction data becomes increasingly critical. A cyberattack, data breach, or system failure could disrupt operations and lead to financial losses, regulatory scrutiny, or reputational harm. We believe OTHYS invests in strong cybersecurity measures and risk management protocols to safeguard its technology infrastructure.

We may be exposed to lawsuits from time to time, which could affect us adversely.

As a company operating in boat sales, financing, and repossession, OTHYS may be exposed to potential lawsuits, contract disputes, and regulatory enforcement actions. Legal matters related to consumer protection, financing terms, repossession practices, or employment issues could arise. While we believe that the company maintains strong legal compliance measures to minimize exposure, such exposure to litigation could affect our reputation adversely and come with costly compliance costs.

Risks Related to Intellectual Property

A significant portion of our intellectual property is not protected through patents or formal copyright registration. As a result, we do not have the full benefit of patent or copyright laws to prevent others from replicating our products, product candidates, and brands.

OTHYS utilizes proprietary sales processes, technology, and customer data management tools to optimize operations. However, there is no guarantee that competitors won’t attempt to replicate certain strategies. While OTHYS does not rely on patents, maintaining trade secrets and operational know-how is essential to protecting its competitive advantage.

We have not protected our intellectual property rights through patents or formal copyright registration, and we do not currently have any patent applications pending other than our new patent application that we filed for our propulsion system being developed. There can be no assurance that any patent will issue or if issued that the patent will protect our intellectual property. As a result, we may not be able to protect our intellectual property and trade secrets or prevent others from independently developing substantially equivalent proprietary information and techniques or from otherwise gaining access to our intellectual property or trade secrets. In such an instance, our competitors could produce products that are nearly identical to ours resulting in us selling less products or generating less revenue from our sales.

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Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets, know-how and technology, which are not protected by patents, to protect the intellectual property behind our electric powertrain and for the construction of our boats. We have recently begun to use confidentiality agreements with our collaborators, employees, consultants, outside collaborators and other advisors to protect our proprietary technology and processes. We intend to use such agreements in the future, but these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may need to defend ourselves against patent, copyright or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

The status of the protection of our intellectual property is unsettled as we do not have any issued patents, registered trademarks or registered copyrights for most of our intellectual property and other than one patent application, we have not applied for the same. Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our powerboats and electric powertrains or use third-party components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from third parties that allege our products or components thereof are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights. If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

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We may be unable to adequately maintain, enforce, and protect our intellectual property rights and we may be accused of infringing the intellectual property rights of third parties, which could have a material adverse effect on our business, financial condition, and operations.

It is possible that competitors or other third parties may attempt to unlawfully copy, obtain or otherwise use our trade names, trademarks, patents, or other intellectual property or proprietary information without our consent. We take commercially reasonable measures designed to identify and protect our intellectual property. However, monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken may not be sufficient to effectively prevent third parties from infringing, misappropriating, diluting or otherwise violating our intellectual property rights. From time to time, we may be compelled to protect our intellectual property, which may involve litigation. Such litigation may be time-consuming and expensive and could result in the impairment or loss of the intellectual property involved. There is no guarantee that the steps we take to protect our intellectual property, including litigation, when necessary, will be successful.

We cannot assure that our intellectual property rights will be effectively utilized, maintained, or, if necessary, successfully enforced against third parties. There is a risk that we will not be able to obtain and perfect our own intellectual property rights, or, where appropriate, license from others intellectual property rights. Our intellectual property rights, and any additional rights we may obtain in the future, may be invalidated, circumvented or challenged, and the legal costs necessary to protect our intellectual property rights could be significant. Our failure to obtain registered intellectual property rights, or maintain or successfully assert intellectual property rights could harm our competitive position and could have a material adverse effect on our financial condition, results of operations and cash flows.

We may also be subject to infringement, misappropriation, dilution, or other violation complaints from others asserting our use of intellectual property rights owned or alleged to be owned by third parties. Litigation related to such claims, whether or not meritorious, may result in injunctions against us or the payment of damages. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert our resources and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have a material adverse effect on our business, operations, and financial condition.

Risks Relating to This Offering

The Company is a holding company with no operations of its own, and it depends on its operating subsidiary for cash to fund all of its operations and expenses, including to make future dividend payments, if any.

Our operations are conducted entirely through our operating subsidiary, and our ability to generate cash to fund operations and expenses, to pay dividends or to meet debt service obligations is highly dependent on the earnings and the receipt of funds from our affiliates through dividends or intercompany loans. Deterioration in the financial condition, earnings or cash flow of the Company and its affiliates for any reason could limit or impair their ability to pay such distributions.

Additionally, to the extent that the Company needs funds, and its affiliates are restricted from making such distributions under applicable law or regulation or under the terms of our financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect our business, financial condition, results of operations, and cash flows.

We are a “controlled company” within the meaning of the NYSE American Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this offering, we will be a “controlled company” as defined under the NYSE American Rules. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may choose to rely, on certain exemptions from the corporate governance requirements in the NYSE American Rules, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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An active and liquid trading market for our Common Stock may not develop.

Prior to this Offering, our Common Stock was not traded on any market. An active and liquid trading market for our Common Stock may not develop or be maintained after this Offering. Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Common Stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock. The offering price will be negotiated between us and the underwriter, and may not be indicative of the market price of our Common Stock after this Offering. Consequently, you may not be able to sell our Common Stock at prices equal to or greater than the price paid by you in the Offering.

The price of our Common Stock may be volatile, and purchasers of our Common Stock could incur substantial losses.

Our share price may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Common Stock at or above the offering price. The market price for our Common Stock will be influenced by many factors, including, but not limited to:

●	the success of our staffing arrangements and the marketing of our services;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the industries in which we compete and issuance of new or changed securities;
●	analysts’ reports or recommendations;
●	the failure of securities analysts to cover our Common Stock after this Offering or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our Common Stock;
●	the issuance of any additional securities of ours;
●	investor perception of our company and of the industry in which we compete; and
●	general economic, political, and market conditions.

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A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

All of the Common Stock being sold in this Offering will be freely tradable without restrictions or further registration under the federal securities laws unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the remaining shares of Common Stock issued and outstanding upon the closing of this Offering, approximately         % are restricted securities as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the United States public market only if registered or if they qualify for an exemption from registration, including by reason of Rules 144 or 701 under the Securities Act. All of our restricted Common Stock will be eligible for sale in the public market 12 months following the effective date of the registration for this Offering, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144, and also the lock-up agreements described under “Underwriting” in this prospectus. This includes the Transferred Securities which are not registered in this offering and are locked-up pursuant to the Lock-Up Agreements. Additionally, we intend to register all our Common Stock that we may issue under our employee benefit plans. Once we register these shares of Common Stock, they can be freely sold in the public market upon issuance, unless pursuant to their terms these share awards have transfer restrictions attached to them. Sales of a substantial number of shares of our Common Stock, or the perception in the market that the holders of a large number of shares intend to sell their Common Stock, could reduce the market price of our Common Stock.

If our listing application for our Common Stock is not approved by NYSE American, we will not be able to consummate the Offering and will terminate the Offering.

If our listing application is not approved by NYSE American, we will not be able to consummate the Offering and will terminate the Offering. Failure to have our Common Stock listed on NYSE American would make it more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our Common Stock is likely to be volatile. Upon the consummation of this Offering, we will have a relatively small public float due to the relatively small size of the Offering, and the concentrated ownership of our Common Stock among our executive officers, directors, and greater than 5% stockholders. As a result of our small public float, our Common Stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;
●	changes in financial or operational estimates or projections;
●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this Offering; and
●	general economic or political conditions in the United States or elsewhere.

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In addition, the stock market in general, and the stock of aviation and staffing companies in particular, has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Common Stock after the Offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenue in a fiscal year, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Common Stock to be less attractive as a result, there may be a less active trading market for our Common Stock, and their trading prices may be more volatile.

If you purchase our Common Stock in the Offering, you will suffer immediate and substantial dilution of your investment.

The offering price of the Common Stock is substantially higher than the net tangible book value per share. Therefore, if you purchase Common Stock in the Offering, your interest will be diluted immediately to the extent of the difference between the offering price and the net tangible book value per share after this Offering. See “Dilution.”

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We have broad discretion in the use of our net proceeds from the Common Stock sold in the Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure of our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this Offering in a manner that does not produce income, or that loses value. See “Use of Proceeds” in this prospectus.

We do not intend to pay dividends on our Common Stock and consequently, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We do not plan to declare dividends on shares of our Common Stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if the market price of our Common Stock appreciates, which may not occur, and you sell your Common Stock at a profit. There is no guarantee that the price of our Common Stock that will prevail in the market after this Offering will ever exceed the price that you pay for the Common Stock.

There has been no independent valuation of our stock, which means that our Common Stock may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our shares of Common Stock. We established the offering price based on management’s estimate of the valuation of the Company’s shares of Common Stock. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our shares. Our shares of Common Stock may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

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Future issuances of debt securities, which would rank senior to our Common Stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

●	the expected growth of our business and our operations, and the capital resources needed to progress our business plan;

●	projected and targeted capital expenditures and other costs, commitments and revenue;

●	the ability to obtain financing and the terms under which such financing may be available;

●	our ability to retain key personnel, including the continued development of a sales and marketing infrastructure;

●	other competitive pressures;

●	cost of compliance with laws and regulations;

●	environmental liabilities;

●	other risk factors discussed in the “Risk Factors” section of this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate, and financial trends that we believe may affect our business, financial condition, results of operations, and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties, and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise.

In addition, statements like “we believe,” and similar statements reflect our beliefs and opinions on the relevant subject at the time the statement was made. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon them.

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INDUSTRY AND OTHER DATA

This prospectus contains industry, market, and competitive position data from our internal estimates and research, industry and general publications, research surveys, and studies conducted by third parties. Industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based on information obtained from trade and business organizations and other contacts in the markets we operate and our management’s understanding of industry conditions. While we believe each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, an independent source has verified neither such research nor definitions.

The industry in which we operate is subject to risks and uncertainties due to various factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale in this Offering will be approximately $21,992,740, assuming a public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $25,423,990.

The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our Common Stock and facilitate our future access to the public capital markets. We currently anticipate that we will use the net proceeds from this offering, together with our existing resources, as follows:

●	approximately $10,000,000 as working capital to service our floorplan of $40 million.

●	approximately $1,000,000 for advertising and marketing of our inventory.

●	approximately $8,000,000 as downpayments for the acquisition of waterfront properties to be used as a storage and service centers. These properties would support the Company’s marine operations by providing space for inventory storage, maintenance, and customer services. While no definitive agreements have been entered into, the Company is actively exploring such opportunities.

●	Approximately $2,900,000 in working capital debt, to repay a promissory note issued to First Carolina Bank on May 16, 2025, by Off The Hook Yacht Sales NC, LLC. The note has a principal amount of $2,877,517, bears interest at a rate of 7.5% through May 16, 2025, followed by a variable interest rate thereafter, and matures on November 2, 2027.

●	the balance for working capital.

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We believe opportunities may exist from time to time to expand our current business through acquisitions of, or investments in, complementary businesses, products or technologies. While we currently have no agreements or commitments to complete any such transaction at this time, we may use a portion of the net proceeds for these purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering together with our existing cash and grant funding balances will be sufficient to fund our operating expenses and capital expenditure requirements for at least 12 months from the closing of this offering. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner that we currently expect. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade instruments and U.S. government securities.

DIVIDEND POLICY

We presently intend to retain our earnings, if any, to finance the development and growth of our business and operations and do not anticipate declaring or paying cash dividends on our Common Stock in the foreseeable future.

Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2025, as follows:

● on an actual basis; and

● on pro forma basis to give effect to the reclassification of accumulated earnings of the predecessor entities to paid-in capital in connection with the Reorganization, including the conversion of each of the operating subsidiaries from a limited liability company to a corporation for tax purposes; and

● on a pro forma as adjusted basis to give further effect to (i) our issuance and sale of 5,000,000 shares of our Common Stock in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payables by us, and (ii) the repayment of approximately $2,900,000 of outstanding working capital indebtedness as describe under “Use of Proceeds”.

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	As of June 30, 2025
			Pro Forma
	Actual	Pro Forma	as Adjusted
	(unaudited)	(unaudited) (1)	(unaudited) (2)
Cash and cash equivalents	$3,123,202	$3,123,202	$22,215,942
Debt	27,218,384	27,218,384	24,318,384
Stockholders’ equity:
Common shares, $0.001 par value per share, 100,000,000 shares authorized, 20,000,000 common shares issued and outstanding on an actual basis as of June 30, 2025; 25,000,000 common shares issued and outstanding on a pro forma as adjusted for the IPO;	20,000	20,000	25,000
Additional paid-in capital	2,774,944	372,923	22,360,663
Retained earnings	(2,402,021)	-	-
Total members’ equity	$392,923	$392,923	$22,385,663
Total capitalization	$27,611,307	$27,611,307	$46,704,047

(1)

The as adjusted balance sheet data in the table above also reflects the reclassification of accumulated retained earnings of the predecessor entities of $2,402,021 to additional paid-in capital in connection with the Reorganization, including the conversion of each of the operating subsidiaries from a limited liability company to a corporation for tax purposes. This reclassification is presented as if the accumulated retained earnings had been distributed to the owners and immediately contributed back to us as additional paid-in capital.

(2)

The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our Common Stock in this offering, based upon the assumed initial public offering price of $5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, the repayment of approximately $2,900,000 of outstanding working capital indebtedness as describe under “Use of Proceeds”.

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 20,000,000 shares of our Common Stock outstanding as of June 30, 2025, and excludes:

●	4,000,000 shares of our Common Stock reserved under our 2025 Stock Option Plan (the “2025 Plan”) for future issuance

●	250,000 shares of Common Stock issuable upon the exercise of the Underwriter’s Warrant.

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DILUTION

If you invest in our Common Stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock in this offering and the net tangible book value per share of Common Stock upon completion of this offering. Dilution results from the fact that the public offering price per share is substantially in excess of the net tangible book value per share attributable to the existing stockholders for our presently outstanding shares of Common Stock.

Our net tangible book value as of June 30, 2025 was $(658,744), or $(0.033) per share of Common Stock. Net tangible book value represents the amount of our total combined tangible assets, less the amount of our total combined liabilities. Dilution is determined by subtracting the net tangible book value per share of Common Stock (as adjusted for the offering) from the public offering price per share and after deducting the estimated underwriting discounts, non-accountable expense allowance, accountable expense allowance, and offering expenses payable by us.

After giving effect to the sale of shares of our Common Stock offered in this offering after deducting the estimated underwriting discounts and commissions and other offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025, would have been $21,333,996, or $0.853 per outstanding share of Common Stock. This represents an immediate increase in net tangible book value of $0.886 per share of Common Stock to the existing stockholders, and an immediate dilution in net tangible book value of $4.147 per share to investors purchasing the Common Stock in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Over-allotment option not exercised	Over-allotment option exercised in full

Assumed public offering price per share	$5.000	$5.000
Net tangible book value per Ordinary Share as of June 30, 2025	$(0.033)	$(0.033)
As adjusted net tangible book value per share attributable to payments by new investors	$0.886	$0.995
As adjusted net tangible book value per share immediately after this offering	$0.853	$0.962
Amount of dilution in net tangible book value per share to new investors in the offering	$4.147	$4.038

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $4.6 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1,000,000 shares in the number of shares of Common Stock offered by us would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $4.6 million, assuming the assumed initial public offering price of  $5.00 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The following tables summarize, on an as adjusted basis as of June 30, 2025, the differences between the existing stockholders and the new investors with respect to the number of shares of our Common Stock purchased from us, the total consideration paid and the weighted average price per share before deducting the estimated underwriting discounts, non-accountable expense allowance, and offering expenses payable by us.

					Average
Over-allotment	Ordinary Shares				price per
option not	purchased		Total consideration		ordinary
exercised	Number	Percent	Amount	Percent	shares
Existing shareholders	20,000,000	80.00%	$2,794,944	10.06%	$0.14
New investors	5,000,000	20.00%	$25,000,000	89.94%	$5.00
Total	25,000,000	100.00%	$27,794,944	100.00%	$1.112

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with “Summary Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This management’s discussion and analysis, and other parts of this prospectus, contain forward-looking statements based upon current beliefs, plans, and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements due to several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to understand the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the “Cautionary Note Regarding Forward-Looking Statements and Industry and Market Data” section in this prospectus.

Overview of Operations

Off The Hook YS Inc. (the “OTHYS”) operates as a nationwide leader in the yacht and boat dealership industry, offering a comprehensive suite of services that spans the entire boat value chain. With 9 physical locations strategically situated across the United States and brokers operating nationwide, OTHYS provides unparalleled reach and accessibility to clients in every corner of the country and is now one of the largest marine wholesaler in existence.

The Company’s operations are rooted in a vertically integrated model, combining sales, servicing, and financing. Each entity within the OTHYS portfolio plays a crucial role in delivering a full-service experience. Whether it’s facilitating the buying or selling of yachts through OTH Simon Marine YF, LLC (the “Boat Center”) and Off The Hook Yacht Sales NC, LLC, or streamlining financing options via Azure Funding, LLC (“Azure”). Azure is a recreational loan broker and lender, providing financing services to individuals for marine purchases. The Azure team is highly experienced in the marine lending industry with over 100 years in combined experience. OTHYS ensures that every step of the process is handled with expertise and efficiency.

OTHYS’s brokers, positioned throughout the United States, specialize in navigating regional markets while maintaining a client-focused approach. Their nationwide presence ensures that OTHYS can meet the needs of customers regardless of their location, providing both local market insights and access to a vast network of industry connections.

This expansive operational structure allows OTHYS to execute over 400 yacht and boat transactions annually, generating almost $100 million in sales annually. By leveraging its nationwide broker network, advanced CRM technology, and synergistic portfolio of entities, OTHYS delivers exceptional value to clients and partners alike.

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Corporate Structure and Background

OTHYS is a company established in Nevada. It is a holding company established on January 3, 2025 with no business operation. OTHYS and all the affiliates are collectively referred to as the “Company”. The Company is one of the largest marine wholesalers in the United States. OTHYS, through its affiliates, Off The Hook Yacht Sales NC, LLC and Boat Center sell yachts and boats to the public. Azure is a recreational loan broker and lender, focused on providing financing services to individuals for marine, aviation and recreational vehicle purchases. The Company engages primarily in the retail sale, brokerage, and service of new and pre-owned boats, yachts and trailers, and offers maintenance, slip and storage accommodation in certain locations. The Company also arranges related boat financing, insurance, and extended service contracts for customers with Azure or third-party lenders and insurance companies.

In connection with our initial public offering, we will reorganize our corporate structure as follows:

1.	Holders of equity interests (the “OTH Owners”) in the entities listed below (the “OTH Companies” and each an “OTH Company”) agreed to undertake a restructuring of their ownership interests in the OTH Companies by consolidating such companies under the Company, whereby upon completion of the consolidation, the OTH Owners collectively own 100% of the issued and outstanding shares of common stock of the Company, and each of the OTH Companies will be a wholly owned subsidiary of the Company:

	●	Off the Hook Yacht Sales NC, LLC, a North Carolina limited liability company;
	●	Azure Funding, LLC, a North Carolina limited liability company; and
	●	OTH Simon Marine YF LLC, a North Carolina limited liability company.

2.	Pursuant to the Amended and Restated Agreement for the Purchase and Sale of Capital Stock dated July 3, 2025 (the “Amended SPA”), the OTH Owners will, in the aggregate, sale and transfer to Off The Hook Acquisition Corp, a Florida corporation (the “OTH FL”), such number of shares of common stock of the Company representing 25% of the issued and outstanding shares of the Company (the “Transferred Securities”) for the consideration of $3 million payable by OTH Fl directly to the OTH Owners (not the Company) as follows:

	●	$600,000 paid in cash as a non-refundable deposit upon the execution of the Amended SPA; and
	●	the balance of $2.4 million shall be payable at the closing under the Amended SPA, which shall occur upon, among other things, the Company’s registration statement on form S-1 being declared effective by the Securities and Exchange Commission.
	●	The Transferred Securities will not be registered in this offering and will be locked up pursuant to lock-up agreements for 180 days following the closing of this offering.

3.	After the consummation of the consolidation of the OTH Companies and the transaction contemplated under the Amended SPA, but before the closing of this offering, the OTH Owners will collectively hold 75% of the issued and outstanding shares of the Company, and OTH FL will hold the remaining 25% of the issued and outstanding shares of the Company.

Results of Operations

Comparison of the Years Ended December 31, 2024 (As restated) and 2023

Revenue

Overall, revenue increased by $7,156,007, or 7.79%, to $98,995,562 for the year ended December 31, 2024, from $91,839,555 for the year ended December 31, 2023. The revenue increase is primarily due to a rise in our floorplan limit and the additional brokers we hired for OTHYS. These two moves allowed us to increase the number of new and pre-owned boats sold.

New Boat Sales

New boat sales increased by $798,700, or 7.82%, to $11,010,334 for the year ended December 31, 2024 from $10,211,634 for the year ended December 31, 2023. For the year ended December 31, 2024, we sold approximately 18 new units compared to approximately 12 units for the fiscal year ended December 31, 2023, an increase partially attributable to increased marketing efforts and more focused sales efforts on those new boat brands.

Pre-owned Boat Sales

Pre-owned boat sales increased by $6,038,174, or 7.66%, to $84,819,543 for the year ended December 31, 2024 from $78,781,369 for the year ended December 31, 2023. We sell a wide range of brands and sizes of pre-owned boats under different types of sales arrangements (e.g., trade-ins, brokerage and consignment), which causes periodic and seasonal fluctuations in the average sales price. For the year ended December 31, 2024, we sold approximately 296 pre-owned units compared to approximately 282 pre-owned units for the year ended December 31, 2023.

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Finance Income – Azure

Revenue from arranging financing products, including financing, insurance and extended warranty contracts, to customers through various third-party financial institutions and insurance companies increased by $452,233, or 18.04%, to $2,959,159 for the year ended December 31, 2024 from $2,506,926 for the year ended December 31, 2023. This increase resulted from an increase in marketing efforts and the hiring of new loan officers.

Service, Parts & Other Sales

Service, parts & other sales decreased by $133,100, or (39.19)%, to $206,526 for the year ended December 31, 2024 from $339,626 for the year ended December 31, 2023. This decrease in service, parts & other sales was mainly due to reduced freight services.

Gross Profit

Gross profit decreased by $365,628, or (4.00)%, to $8,780,910 for the year ended December 31, 2024, compared to $9,146,538 for the year ended December 31, 2023. This decline was primarily driven by market conditions that resulted in compressed margins, particularly in our new boat segment. While new boat sales volume increased, these sales typically carry lower margins than our pre-owned and wholesale transactions, resulting in a negative mix shift that impacted overall profitability.

In addition, same-store sales declined modestly as consumer demand softened in certain geographic markets, further contributing to the overall decrease in gross profit. We continue to monitor margin trends closely and are focused on initiatives to improve product mix, optimize inventory turns, and expand higher-margin channels such as wholesale, brokerage, and marine finance.

New Boat Gross Profit

New boat gross profit decreased by $770,972, or (52.38)%, to $701,044 for the year ended December 31, 2024, compared to $1,472,016 for the year ended December 31, 2023. This decrease was primarily due to a weakening market that led us to sell several new boat units at or near cost in order to reduce aging inventory and manage floorplan exposure. Additionally, overall gross margins on new boat sales declined due to increased price sensitivity among consumers and broader industry-wide margin compression.

New boat gross profit as a percentage of new boat revenue was 6.37% for the year ended December 31, 2024, compared to 14.42% for the year ended December 31, 2023. The decline in margin percentage reflects both the shift in market conditions and our strategic decision to accelerate inventory turnover in response to slowing demand.

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Pre-owned Boat Gross Profit

Pre-owned boat gross profit increased by $130,118, or 2.10%, to $6,328,626 for the year ended December 31, 2024, compared to $6,198,508 for the year ended December 31, 2023. This modest increase occurred despite a softening, which resulted in downward pressure on pricing and a need to move certain inventory at reduced margins in order to maintain turnover and liquidity. In several cases, boats were sold at or near breakeven to avoid aging inventory and to reduce floorplan interest expenses.

Pre-owned boat gross profit as a percentage of pre-owned boat revenue was 7.46% in 2024 and 7.87% in 2023. We sell a diverse mix of pre-owned boats across various price points, brands, and sales channels, including trade-ins, consignment, wholesale, and brokerage, which naturally contributes to fluctuations in gross profit margins due to varying transaction structures and sales dynamics.

In the year ended December 31, 2024, we observed a shift toward more competitively priced wholesale and trade-in deals, which tend to yield lower gross margins compared to brokerage transactions. Additionally, broader industry pressures, including rising inventory levels and greater price sensitivity among buyers, contributed to the margin compression we experienced in this segment.

Finance Income – Azure

Finance gross profit increased by $508,504, or 42.04%, to $1,718,016 for the year ended December 31, 2024 from $1,209,512 for the year ended December 31, 2023. Finance income is fee-based revenue for which we do not recognize incremental expense.

Service, Parts & Other Sales

Service, parts & other gross profit decreased by $233,278 or (87.53)%, to $33,224 for the year ended December 31, 2024 from $266,502 for the year ended December 31, 2023. Service, parts & other gross profit as a percentage of service, parts & other revenue was 16.09% and 78.47% for the years ended December 31, 2024 and 2023, respectively. This decrease in gross profit margin was the result of a decrease in retail service work performed at the North Carolina Marina.

Selling, General and Administrative Expenses (As restated)

Selling, general, and administrative (“SG&A”) expenses consist primarily of rent, insurance, utilities, and other customary operating expenses. SG&A decreased $200,158 (restated), or (10.25)% (restated), to $1,752,325(restated) for the year ended December 31, 2024 compared to $1,952,483 for the year ended December 31, 2023.

Depreciation and Amortization

Depreciation and amortization expense increased $38,179, or 17.59%, to $255,240 for the year ended December 31, 2024 compared to $217,061 for the year ended December 31, 2023. The increase was primarily attributable to an increase in our asset base through the year.

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Salaries and Wages

Salaries and wages expense decreased $69,233 or (2.51)%, to $2,689,843 for the year ended December 31, 2024 compared to $2,759,076 for the year ended December 31, 2023.

Advertising and Marketing

Advertising and marketing expense decreased $51,054, or (9.45)%, to $489,008 for the year ended December 31, 2024 compared to $540,062 for the year ended December 31, 2023.

Interest Expense – Floor Plan

Interest expense – floor plan decreased $57,425, or (4.76)%, to $1,149,168 for the year ended December 31, 2024 compared to $1,206,593 for the year ended December 31, 2023.

Interest Expense – Other

The increase in interest expense – other of $4,937, or 1.05%, to $473,293 for the year ended December 31, 2024 compared to $468,356 for the year ended December 31, 2023.

Liquidity and Capital Resources (As restated)

The following table provides selected financial data about us as of December 31, 2024 and December 31, 2023.

	December 31, 2024 (As restated)	December 31, 2023	$ Change	% Change
Cash	$2,927,126	$1,654,631	$1,272,495	76.91%
Current assets	$28,858,990	$18,050,253	$10,808,737	59.88%
Current liabilities	$29,302,431	$20,081,331	$9,221,100	45.92%
Working capital	$(443,441)	$(2,031,078)	$1,587,637	78.17%

As of December 31, 2024, we had sufficient assets to meet ongoing expenses or debts that may accumulate. As of December 31, 2024, we had $2,927,126 (restated) in cash, total current assets were $28,858,990 (restated), total assets were $31,635,740 (restated), and our total liabilities were $30,668,350 (restated). Liabilities were comprised primarily of floor plan notes payable of $20,595,517, and current liabilities of $29,302,431, which included accounts payable and accrued liabilities of $1,470,009, customer deposit of $2,350,219, due to related parties of $1,422,540 (restated) and current portion of operating lease right of use liability of $382,731. As of December 31, 2023, we had $1,654,631 in cash, total current assets were $18,050,253, total assets were $20,302,241, and our total liabilities were $20,551,961.

Our working capital increased by $1,587,637 (restated) from $(2,031,078) at December 31, 2023, as compared to $(443,441) (restated) at December 31, 2024, due primarily to the increase in our current assets of cash and inventory, for a total of $11,309,105 (restated) offset by the increase in current liabilities including accounts payable and floor plan notes payable for a total of $10,413,996 offset by the reduction in due to related party and short-term loan payable of $1,769,594 (restated).

Impact of Taxable Status on Future Results and Liquidity

Historically, the OTH Companies were treated as a partnership for U.S. federal and certain state income tax purposes and, as such, was not subject to entity-level income taxes. Upon completion of the Reorganization, OTH Companies together with the Company will be subject to U.S. federal income tax and state income taxes in jurisdictions where it conducts business. As a result, we expect our effective tax rate to increase, which will reduce our net income and cash flows compared to historical periods.

Based on our current operations and estimated statutory tax rates, we estimate that our pro forma income tax expense would have been approximately $208,254 and net income would have been $783,430 for the fiscal year ended 2024, had we been taxed as a C corporation.

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Cash Flow (As restated)

	Years Ended
	December 31,
	2024 (As restated)	2023	$ Change	% Change
Cash used in operating activities	$(7,108,232)	$(3,936,094)	$(3,172,138)	80.59%
Cash used in investing activities	$(25,012)	$(536,400)	$511,388	(95.34)%
Cash provided by (used in) financing activities	$8,405,740	$288,992	$8,116,748	(2,808.64)%
Net Change in Cash	$1,272,496	$(4,183,502)	$5,455,998	130.42%

Cash Flow from Operating Activities

As of December 31, 2024, we generated negative cash flows from operating activities. For the year ended December 31, 2024, net cash flows used in operating activities totaled $7,108,232 (restated) compared to $3,936,094 used during the year ended December 31, 2023. The $3,172,138 (restated) increase in cash used in operating activities was primarily attributable to the increase in inventory. These amounts were partially offset by the decrease in due to related parties and a decrease in private label receivable.

Net cash used in operating activities amounted to $3,936,094 for the year ended December 31, 2023, mainly derived from the decrease in due to related parties and the increase in private label receivable, mainly offset by the increase of customer deposits.

Cash Flows from Investing Activities

For the year ended December 31, 2024, net cash used in investing activities totaled $25,012 (restated), representing an decrease of $511,385 (restated) from $536,400 in the prior year.

Cash Flows from Financing Activities

Net cash provided by financing activities amounted to $8,405,740 (restated) for the year ended December 31, 2024, mainly derived from the contribution from members and proceeds from floorplan notes, mainly offset by payment to short-term loans and payments to floor plan notes payables.

Net cash provided by financing activities amounted to $288,992 for the year ended December 31, 2023, mainly derived from the payment to floor plan notes payables, mainly offset by the contribution from members and proceed from short-term loan payable.

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Commitments and Commercial Commitments

The following table sets forth a summary of our material contractual obligations and commercial commitments as of December 31, 2024:

	Payments Due by Period Ending December 31, 2024
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Floor plan notes payable (1)	$20,595,517	$20,595,517	$-	$-	$-
Long-term debt (2)	$366,763	$137,468	$133,953	$95,342	$-
Operating leases (3)	$1,519,355	$382,731	$665,622	$471,002	$-
Total	22,481,635	21,115,716	799,575	566,344	-

(1) Estimates of future floor plan notes payable payments have been excluded from the tabular presentation, as the amounts due are contingent upon the outstanding balances and variable interest rates. For details regarding borrowing availability, interest rates, and terms related to our floor plan notes payable, refer to Note 9 of the Notes to Combined Financial Statements.

(2) The amounts included in long-term debt refers to future cash principal payments. Refer to Note 12 of the Notes to Combined Financial Statements for disclosure of borrowing availability, interest rates, and terms of our long-term debt.

(3) Amounts for operating lease commitments do not include certain operating expenses such as maintenance, insurance, and real estate taxes. These amounts are not a material component of operating expenses.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of December 31, 2024 and December 31, 2023.

Comparison of the Six Months Ended June 30, 2025 and 2024

Revenue

Overall, revenue increased by $6,742,252, or 13.00%, to $58,586,843 for the six months ended June 30, 2025, from $51,844,591 for the six months ended June 30, 2024. The revenue increase is primarily due to a rise in our floorplan limit and the additional brokers we hired for OTHYS. These two moves allowed us to increase the number of new and pre-owned boats sold.

New Boat Sales

New boat sales increased by $2,799,652, or 43.20%, to $9,280,707 for the six months ended June 30, 2025, from $6,481,055 for the six months ended June 30, 2024. For the six months ended June 30, 2025, we sold 12 new units compared to 6 units for the six months ended June 30, 2024, an increase partially attributable to increased marketing efforts, despite a slowdown in the overall new boat market.

Pre-owned Boat Sales

Pre-owned boat sales increased by $3,931,243, or 9.00%, to $47,614,565 for six months ended June 30, 2025, from $43,683,322 for the six months ended June 30, 2024. We sell a wide range of brands and sizes of pre-owned boats under different types of sales arrangements (e.g., trade-ins, brokerage and consignment), which causes periodic and seasonal fluctuations in the average sales price. For the six months ended June 30, 2025, we sold approximately 80 pre-owned units compared to approximately 50 pre-owned units for the six months ended June 30, 2024.

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Finance Income – Azure

Revenue from arranging financing products, including financing, insurance and extended warranty contracts, to customers through various third-party financial institutions and insurance companies decreased by $255,590, or (17.03)%, to $1,245,505 for the six months ended June 30, 2025, from $1,501,095 for the six months ended June 30, 2024. This decrease resulted from a decrease in marketing efforts and the less hiring of new loan officers.

Service, Parts & Other Sales

Service, parts & other sales increased by $266,947, or 149.03%, to $446,066 for the six months ended June 30, 2025, from $179,119 for the six months ended June 30, 2024. This decrease in service, parts & other sales was mainly due to reduced freight services.

Gross Profit

Gross profit increased by $1,315,771, or 32.67%, to $5,343,411 for the six months ended June 30, 2025, compared to $4,027,640 for the six months ended June 30, 2024. This increase was primarily driven by our increase in overall sales revenue, specifically our used boat segment. Our gross profit as a percentage of sales increased modestly. This can be attributed to management’s efforts to consistently monitor overhead and direct expenses associated with our inventory. Moreover, our margin improvements are attributable to our purchasing team’s skillful buying decisions regarding our used boat inventory.

New Boat Gross Profit

New boat gross profit increased by $80,856, or 17.30%, to $548,339 for the six months ended June 30, 2025, compared to $467,483 for the six months ended June 30, 2024. This increase was primarily driven by higher unit sales volume, as a weakening market led us to sell several new boat units at or near cost to reduce aging inventory and manage floorplan exposure. Additionally, overall gross margins on new boat sales declined due to increased price sensitivity among consumers and broader industry-wide margin compression.

New boat gross profit as a percentage of new boat revenue was 5.91% for the six months ended June 30, 2025, compared to 7.21% for the six months ended June 30, 2024. The decline in margin percentage reflects both the shift in market conditions and our strategic decision to accelerate inventory turnover in response to slowing demand.

Pre-owned Boat Gross Profit

Pre-owned boat gross profit increased by $1,091,005, or 43.20%, to $3,616,244 for the six months ended June 30, 2025, compared to $2,525,239 for the six months ended June 30, 2024. This increase occurred despite a softening, which resulted in downward pressure on pricing and a need to move certain inventory to reduced margins in order to maintain turnover and liquidity. In several cases, boats were sold at or near breakeven to avoid aging inventory and to reduce floorplan interest expenses.

Pre-owned boat gross profit as a percentage of pre-owned boat revenue was 7.59% in 2025 Q2 and 5.78% in 2024 Q2. We sell a diverse mix of pre-owned boats across various price points, brands, and sales channels —including trade-ins, consignment, wholesale, and brokerage —which naturally contributes to fluctuations in gross profit margins due to varying transaction structures and sales dynamics.

In the six months ended June 30, 2024, we observed a shift toward more competitively priced wholesale and trade-in deals, which tend to yield lower gross margins compared to brokerage transactions. Additionally, broader industry pressures, including rising inventory levels and greater price sensitivity among buyers, contributed to the margin compression we experienced in this segment.

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Finance Income – Azure

Finance gross profit decreased by $123,037, or (14.38)%, to $732,762 for the six months ended June 30, 2025, from $855,799 for the six months ended June 30, 2024. Finance income is fee-based revenue for which we do not recognize incremental expenses.

Service, Parts & Other Sales

Service, parts & other gross profit increased by $266,947 or 149.03%, to $446,066 for the six months ended June 30, 2025, from $179,119 for the six months ended June 30, 2024. Service, parts & other gross profit as a percentage of service, parts & other revenue was both 100.00% for both periods. The increase in gross profit was primarily due to higher service and parts sales volume, partially offset by a reduction in retail service work at the North Carolina marina.

Selling, General and Administrative Expenses

SG&A expenses consist primarily of rent, insurance, utilities, and other customary operating expenses. SG&A increased $27,193, or 3.41%, to $823,852 for the six months ended June 30, 2025, compared to $796,659 for the six months ended June 30, 2024.

Depreciation and Amortization

Depreciation and amortization expense decreased $14,817, or (10.73)%, to $123,210 for the six months ended June 30, 2025, compared to $138,027 for the six months ended June 30, 2024. The decrease was primarily attributable to a decrease in our asset base throughout the year.

Salaries and Wages

Salaries and wages increased $393,934 or 32.65%, to $1,600,563 for the six months ended June 30, 2025, compared to $1,206,629 for the six months ended June 30, 2024.

Advertising and Marketing

Advertising and marketing expenses increased $157,776, or 72.08%, to $376,655 for the six months ended June 30, 2025 compared to $218,879 for the six months ended June 30, 2024.

Interest Expense – Floor Plan

Interest expense – floor plan increased $509,970, or 117.51%, to $943,951 for the six months ended June 30, 2025, compared to $433,981 for the six months ended June 30, 2024.

Interest Expense – Other

The decrease in interest expense – other of $194,815, or (53.03)%, to $172,561 for the six months ended June 30, 2025, compared to $367,376 for the six months ended June 30, 2024.

Liquidity and Capital Resources

The following table provides selected financial data about us as of June 30, 2025, and December 31, 2024.

	June 30, 2025	December 31, 2024	$ Change	% Change
Cash	$3,123,202	$2,927,126	$196,076	6.70%
Current assets	$30,834,947	$28,858,990	$1,975,957	6.85%
Current liabilities	$32,120,210	$29,302,431	$2,817,779	9.62%
Working capital	$(1,285,263)	$(443,441)	$(841,822)	(189.84)%

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As of June 30, 2025, we had $3,123,202 in cash, total current assets were $30,834,947, total assets were $33,965,648, and our total liabilities were $33,572,725, resulting in a working capital deficit of $1,285,263. Liabilities were comprised primarily of floor plan notes payable of $22,762,465, customer deposit of $3,058,167, and line of credit of $2,822,573.

As of December 31, 2024, we had a working capital deficit of $443,441. As of December 31, 2024, we had $2,927,126 in cash, total current assets were $28,858,990, total assets were $31,635,740, and our total liabilities were $30,668,350. Liabilities were comprised primarily of floor plan notes payable of $20,595,517, and current liabilities of $29,302,431, which included accounts payable and accrued liabilities of $1,470,009, customer deposit of $2,350,219, due to related parties of $1,422,540 and current portion of operating lease right of use liability of $382,731.

Our working capital decreased by $841,822 from $(443,441) on December 31, 2024, as compared to $(1,285,263) on June 30, 2025, due primarily to the increase in floorplan notes payable of $2,166,948 and the increase in customer deposit of $707,948.

Impact of Taxable Status on Future Results and Liquidity

Historically, the OTH Companies were treated as a partnership for U.S. federal and certain state income tax purposes and, as such, was not subject to entity-level income taxes. Upon completion of the Reorganization, OTH Companies together with the Company will be subject to U.S. federal income tax and state income taxes in jurisdictions where it conducts business. As a result, we expect our effective tax rate to increase, which will reduce our net income and cash flow compared to historical periods.

Based on our current operations and estimated statutory tax rates, we estimate that our pro forma income tax expense would have been approximately $177,159 and net income would have been $666,456 for the six months ended June 30, 2025, as we had been taxed as a C corporation.

Cash Flow

	Six Months Ended
	June 30,
	2025	2024	$ Change	% Change
Net cash used in operating activities	$(218,709)	$(304,114)	$85,405	(28.08)%
Net cash used in investing activities	$(167,297)	$(97,040)	$(70,257)	100.00%
Net cash provided by financing activities	$582,082	$315,662	$266,420	84.40%
Net change in cash	$196,076	$(85,492)	$281,568	329.35%

Cash Flow from Operating Activities

As of June 30, 2025, we generated negative cash flows from operating activities. For the six months ended June 30, 2025, net cash flows used in operating activities totaled $218,709 compared to $304,114 used during the six months ended June 30, 2024. The $85,405 improvement in cash used in operating activities was primarily attributable to the increase in customer deposit. These amounts were partially offset by the increase in inventory.

Net cash used in operating activities amounted to $304,114 for the six months ended June 30, 2024, mainly attributable to increased inventory purchases and a decrease in customer deposits.

Cash Flows from Investing Activities

For the six months ended June 30, 2025, net cash used in investing activities totaled $167,297, representing a decrease of $70,257 from $97,040 in the prior period. The higher cost was primarily attributable to payments related to the purchase of intangible assets during the current period.

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Cash Flows from Financing Activities

Net cash provided by financing activities amounted to $582,082 for the six months ended June 30, 2025, mainly derived from the proceeds from floorplan notes, mainly offset by payment to floor plan notes payables.

Net cash provided by financing activities amounted to $315,662 for the six months ended June 30, 2024, mainly derived from proceeds from floorplan notes, mainly offset by payment to floor plan notes payables.

Commitments and Commercial Commitments

The following table sets forth a summary of our material contractual obligations and commercial commitments as of June 30, 2025:

	Payments Due by Period Ending June 30, 2025
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Floor plan notes payable (1)	$22,762,465	$22,762,465	$-	$-	$-
Long-term debt (2)	$313,897	$69,269	$244,628	$-	$-
Operating leases (3)	$1,690,013	$413,894	$778,055	$498,064	$-
Total	24,766,375	23,245,628	1,022,683	498,064	-

(1) Estimates of future floor plan notes payable payments have been excluded from the tabular presentation, as the amounts due are contingent upon the outstanding balances and variable interest rates. For details regarding borrowing availability, interest rates, and terms related to our floor plan notes payable, refer to Note 10 of the Notes to Combined Financial Statements.

(2) The amounts included in long-term debts refer to future cash principal payments. Refer to Note 12 of the Notes to Combined Financial Statements for disclosure of borrowing availability, interest rates, and terms of our long-term debt.

(3) Amounts for operating lease commitments do not include certain operating expenses such as maintenance, insurance, and real estate taxes. These amounts are not a material component of operating expenses.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of June 30, 2025 and December 31, 2024.

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Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

The majority of our revenue is from contracts with customers for the sale of boats, yachts, and trailers. We recognize revenue from boat, yacht, and trailer sales upon transfer of control of the boat, yacht, or trailer to the customer, which is generally upon acceptance of the boat, yacht, and trailer by the customer and the satisfaction of our performance obligations. The transaction price is determined with the customer at the time of sale.

Boat, yacht, and trailer sales transactions often include both cash and non-cash consideration. Cash consideration is paid directly by the Company’s customers or by third-party financial institutions financing the Company’s customer transactions. Non-cash consideration is in the form of trade-in used boats. The Company assigns a value to trade-in assets by estimating a future selling price, which the Company estimates based on relevant internal and third-party data, less a gross profit amount to be realized at the time the trade-in asset is sold and an estimate of any reconditioning work required to ready the asset for sale. Both cash and non-cash consideration may be received prior to or after the Company’s performance obligation is satisfied. Any consideration received prior to the satisfaction of the Company’s performance obligation is recognized as deferred revenue. Revenue recognized associated with trade-ins solely relates to end-user boat purchasers and not to boat manufactures or other wholesalers. As of June 30, 2025, the Company held trade-in boats recorded as inventory with a total value of $3,183,288. For the six months ended June 30, 2025, the Company recognized $1,487,499 in revenue from the sale of trade-in boats. As of June 30, 2024, the Company held trade-in boats recorded as inventory with a total value of $1,167,500. For the six months then June 30, 2024, the Company recognized $1,484,500 in revenue from the sale of trade-in boats.

Revenue is recognized from the sale of products and commissions earned on new and pre-owned boats (including used, brokerage, consignment and wholesale) when ownership is transferred to the customer, which is generally upon acceptance or delivery to the customer. At the time of acceptance or delivery, the customer is able to direct the use of, and obtain substantially all of the benefits at such time.

Principal versus Agent Considerations:

We evaluate whether we are acting as a principal or an agent in each type of revenue transaction by assessing whether we control the specified goods or services before they are transferred to the customer, in accordance with ASC 606. We are the principal for sales of new, pre-owned, consignment, and wholesale boats, because we control the boat or yacht before transfer to the customer, bear the inventory risk, and have discretion in establishing prices. Accordingly, revenue from these transactions is recognized at the gross sales price.

For brokerage transactions, we act solely as an agent in arranging the sale of a boat between a seller and a buyer. In these transactions, we do not control the boat prior to transfer and do not bear the inventory risk. Therefore, we recognize revenue from brokerage transactions on a net basis, representing only the commission or fee earned. The transfer of control of the boat in brokerage transactions occurs directly between the seller and the buyer, and we do not obtain control at any point in the transaction.

We recognize customer deposits as revenue at the time of acceptance and the transfer of control to the customers. Total customer deposits of $2,350,219 recorded as of December 31, 2024, were recognized in revenue during the six months ended June 30, 2025. Total customer deposits of $2,676,435 recorded as of December 31, 2023, were recognized in revenue during the fiscal year ended December 31, 2024.

We recognize deferred revenue from service operations, maintenance and slip and storage services over time on a straight-line basis over the term of the contract as our performance obligations are met.

Revenue from arranging financing, insurance and extended warranty contracts to customers through various third-party financial institutions and insurance companies is recognized when the related boats are sold. We are acting as an agent in the transaction; therefore, the commissions are recorded on a net basis. Subject to our agreements and in the event of early cancellation, prepayment or default of such loans or insurance contracts by the customer, we may be assessed a chargeback for a portion of the commission paid by the third-party financial institutions and insurance companies. We reserve for these chargebacks based on our historical experience with repayments or defaults. Chargebacks were not material to the combined financial statements for the six months ended June 30, 2025.

We also finance our customers’ boat and yacht purchases. Interest income is recognized in profit or loss as it is incurred, based on the time for alienation of right to use capital and effective interest rates. Interest income includes the amortization of any discount or premium or differences between the initial carrying amount of an interest-bearing asset and its amount at maturity calculated using the effective interest rate. The interest-bearing assets related to these financing arrangements are recorded within ‘private label receivables’ in Note 4 of the Notes to Combined Financial Statements. The income should be recognized when the Company’s performance obligation in the contract is fulfilled, which refers the revenue is recognized when the customer obtains the control right of relevant goods or services. To obtain the right of control over related goods or services means to be able to dominate the use of such goods or the provision of such services and obtain almost all economic benefits therefrom.

Net revenue by category:

	For the six months ended June 30,
	2025	2024
New Boats Sales	9,280,707	6,481,055
Pre-owned Boat Sales	47,614,565	43,683,322
Finance Income – Azure	1,245,505	1,501,095
Service, Parts & Other Sales	446,066	179,119
Total Combined Revenue	58,586,843	51,844,591

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Inventory, net

Inventories primarily consist of new and pre-owned boats, including yachts, that are held for sale in the ordinary  course of business. These inventories are acquired through two primary channels: (i) direct purchases from manufacturers and vendors, and (ii) trade-ins from customers as part of boat sales transactions. The inventory acquired through trade-ins is initially measured and recognized based on the estimated future selling price of the boat, less a gross profit amount to be realized when the trade-in asset is sold and an estimate of any reconditioning work required to ready the asset for sale.

Inventories are stated at the lower of cost or net realizable value. The cost of the new and pre-owned boat inventory is determined using the specific identification method. In assessing lower of cost or net realizable value, the Company considers the aging of the boats, historical sales of a brand and current market conditions. Parts and accessories are determined using methods which vary by subsidiary and include both the average cost method and first-in, first-out (“FIFO”). As of June 30, 2025, and December 31, 2024, the amount of parts and accessories was immaterial.

Goodwill

We account for acquisitions in accordance with FASB ASC 805, “Business Combinations” (“ASC 805”), and goodwill in accordance with ASC 350, “Intangibles — Goodwill and Other” (“ASC 350”). For business combinations, the excess of the purchase price over the estimated fair value of net assets acquired in a business combination is recorded as goodwill. In accordance with ASC 350, we test goodwill impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Our annual impairment test is performed during the third fiscal quarter. If the carrying amount of a reporting unit’s goodwill exceeds its fair value, we recognize an impairment loss in accordance with ASC 350. Based upon our most recent analysis, we determined through our qualitative assessment that it is not “more likely than not” that the fair values of our reporting units are less than their carrying values. As a result, we were not required to perform a quantitative goodwill impairment test.

The qualitative assessment requires us to make judgments and assumptions regarding macroeconomic and industry conditions, our financial performance, and other factors. We do not believe there is a reasonable likelihood that there will be a change in the judgments and assumptions used in our qualitative assessment which would result in a material effect on our operating results.

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Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will affect the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. When an impairment loss is recognized for assets to be held and used, the adjusted carrying amounts of those assets are depreciated over their remaining useful life. For the periods presented, we have not recorded any material impairment.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40). The ASU requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to combined financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the combined financial statements. Early adoption is also permitted. This ASU will likely result in the required additional disclosures being included in our combined financial statements once adopted. We are currently evaluating the provisions of this ASU.

In November 2024, the FASB issued ASU No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The amendments in this update are effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of this guidance on our combined financial statements.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We adopted this ASU retrospectively on December 31, 2024. Refer to Note 18 in the combined financial statements, Segment Reporting and Information about Geographic Areas for the inclusion of the new required disclosures.

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Internal Control Over Financial Reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. Under standards established by the Public Company Accounting Oversight Board, or PCAOB, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis.

We are in the process of implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses. The Company’s plan to remediate the material weaknesses in its internal control over financial reporting includes utilizing a portion of the working capital from its initial public offering to increase staffing within its finance department sufficient to facilitate proper segregation of accounting functions and to enable appropriate review of its internally prepared financial statements. In addition, the Company plans to retain outside consultants, expert in, and specializing in SEC reporting for public company registrants.

Emerging Growth Company

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of  (i) the last day of our first fiscal year in which we have total annual gross revenues of  $1.07 billion or more; (ii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding equity securities held by non-affiliates; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years; or (iv) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering.

Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company, we are not required to provide disclosure regarding quantitative and qualitative market risk.

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BUSINESS

Overview

We are a premier yacht and boat dealership specializing in the buying, selling, and wholesaling of yachts and boats. Founded in 2012 by Jason Ruegg, OTHYS has grown into one of the largest marine wholesaler in the industry, recognized for its innovation, expertise, and expansive operations. Over the past decade, we believe OTHYS has become a nationally recognized leader in the marine industry, earning numerous accolades. The company has been named one of the 500 fastest-growing companies in the United States by Inc. 500 and is consistently ranked as a Top 100 Dealer in the USA by Boating Industry, a magazine for boating professionals. Today, OTHYS generates over $90 million in annual boat and yacht sales, operating across eight locations with a team of 35 sales representatives who transact on more than 400 vessels each year. The company’s success is built on a commitment to excellence, emphasizing the hiring of highly skilled professionals who embody integrity and a passion for the boating industry. By prioritizing relationship-building and ensuring client satisfaction, we believe OTHYS has established itself as a trusted leader in the market.

Corporate Structure and Background

In connection with our initial public offering, we will reorganize our corporate structure as follows:

1.	Holders of equity interests (the “OTH Owners”) in the entities listed below (the “OTH Companies” and each an “OTH Company”) agreed to undertake a restructuring of their ownership interests in the OTH Companies by consolidating such companies under the Company, whereby upon completion of the consolidation, the OTH Owners collectively own 100% of the issued and outstanding shares of common stock of the Company, and each of the OTH Companies will be a wholly owned subsidiary of the Company:

	●	Off the Hook Yacht Sales NC, LLC, a North Carolina limited liability company;
	●	Azure Funding, LLC, a North Carolina limited liability company; and
	●	OTH Simon Marine YF LLC, a North Carolina limited liability company.

2.	Pursuant to the Amended and Restated Agreement for the Purchase and Sale of Capital Stock dated July 3, 2025 (the “Amended SPA”), the OTH Owners will, in the aggregate, sale and transfer to Off The Hook Acquisition Corp, a Florida corporation (the “OTH FL”), such number of shares of common stock of the Company representing 25% of the issued and outstanding shares of the Company (the “Transferred Securities”) for the consideration of $3 million payable by OTH Fl directly to the OTH Owners (not the Company) as follows:

	●	$600,000 paid in cash as a non-refundable deposit upon the execution of the Amended SPA; and
	●	the balance of $2.4 million shall be payable at the closing under the Amended SPA, which shall occur upon, among other things, the Company’s registration statement on form S-1 being declared effective by the Securities and Exchange Commission.
	●	the Transferred Securities will not be registered in this offering and will be locked up pursuant to the lock-up agreements for 180 days following the closing of this offering.

3.	After the consummation of the consolidation of the OTH Companies and the transaction contemplated under the Amended SPA, but before the closing of this offering, the OTH Owners will collectively hold 75% of the issued and outstanding shares of the Company, and OTH FL will hold the remaining 25% of the issued and outstanding shares of the Company.

Our Products and Services

OTHYS offers a comprehensive range of products and services designed to meet the needs of buyers, sellers, and industry partners across the marine sector. Through its integrated business model, OTHYS provides a seamless experience for customers, leveraging its expertise in yacht and boat sales, financing, servicing, and asset recovery.

1. Yacht & Boat Sales

OTHYS specializes in the buying, selling, and wholesaling of yachts and boats, offering a diverse selection of pre-owned vessels across various price points and categories through OTHYS NC. Customers can choose from a curated inventory of sportfish, center consoles, motor yachts, and high-performance boats. The company’s ability to acquire boats at competitive prices allows it to pass value on to buyers while providing sellers with a fast, hassle-free transaction.

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2. New Boat Sales

In addition to the pre-owned market, OTHYS is expanding into new boat sales, offering customers access to premier boat brands through dealership partnerships. This expansion enhances OTHYS’s ability to serve a broader clientele while strengthening relationships with top manufacturers.

3. WeBuyBoats.com – Instant Boat Offers

OTHYS NC owns and operates WeBuyBoats.com, a fast and efficient platform designed to provide boat owners with immediate cash offers. This service simplifies the selling process, allowing customers to liquidate their boats quickly without the hassle of traditional listings or lengthy negotiations. By utilizing proprietary valuation tools and market data, OTHYS ensures fair and competitive offers.

4. Financing Solutions – Azure Funding

Through Azure Funding, an indirect wholly owned subsidiary of OTHYS, OTHYS provides a range of financing options for recreational boat buyers. Whether customers need traditional boat loans, short-term lending, or alternative financing solutions, Azure Funding offers tailored options to meet their needs. Additionally, OTHYS provides financing services to industry partners, including dealerships and brokerages.

Azure Funding partners with a range of financial institutions to provide recreational loan brokerage services. These institutions include both national and specialized lenders. Current partners include: Shore Premier (Centennial Bank parent company), M&T Bank, BMO, RecFi, La Victoire (Axos Bank parent company), Medallion Bank, U.S. Bank, Grasshopper Bank, Fifth Third Bank, Bank OZK, Merrick Bank, Truist, and LightStream.

Azure Funding’s conventional loan brokerage process begins when a lead is sourced through dealerships, direct borrower inquiries, or broader marketing efforts. Borrowers submit a loan application online and are promptly paired with a dedicated loan officer. The loan officer works closely with Azure Funding’s in-house processing team to collect and review all supporting documentation - including income verification, identification, and collateral details. Azure then matches the borrower with the most suitable lender(s) from its partner network, based on credit profile, loan terms, and underwriting criteria. Once a lender approves the application, the loan is finalized and funded by the selected institution. Azure facilitates the transaction through closing and communicates directly with both borrower and lender throughout the process.

Azure Funding’s conventional loan brokerage process begins when a lead is sourced through dealerships, direct borrower inquiries, or broader marketing efforts. Borrowers submit a loan application online and are promptly paired with a dedicated loan officer. The loan officer works closely with Azure’s in-house processing team to collect and review all supporting documentation — including income verification, identification, and boat details. Azure then matches the borrower with one or more suitable lenders from its partner network, based on credit profile, loan terms, and underwriting criteria. Once a lender approves the application, the loan is finalized and funded by the selected institution. Azure facilitates the transaction through closing and communicates directly with both borrower and lender throughout the process.

Azure Funding operates in a competitive market for recreational financing services. Azure Funding competes with a range of institutions, including banks, credit unions, specialty recreational lenders, and other loan brokers. Competition is generally based on factors such as approval speed, borrower experience, rate structures, and dealer relationships. Azure Funding maintains a competitive position by partnering with many of the banks that actively participate in recreational lending, and by leveraging strong dealership relationships, including OTHYS, to source and support borrower activity.

Azure Funding’s customers are primarily individual buyers seeking financing for new or pre-owned recreational assets. Most borrowers fall within conventional credit parameters and are purchasing these assets for personal, non-commercial use. Loan amounts and credit profiles vary, but the majority of customers are middle- to upper-income individuals financing premium recreational vessels.

5. Servicing & Maintenance – OTH Yacht Services

OTHYS offers comprehensive marine servicing and maintenance through OTH Yacht Services, a service center owned and operated by OTHYS NC, ensuring that every vessel remains in peak condition. Services include routine maintenance, repairs, detailing, and mechanical inspections, providing customers with a one-stop solution for their boating needs.

6. Asset Recovery & Repossession – Marine Asset Recovery (MAR)

Through Marine Asset Recovery (MAR), a marine asset recovery unit owned and operated by OTHYS NC, assists financial institutions and lenders with boat repossessions and asset recovery services. This division specializes in reclaiming and reselling marine assets efficiently, feeding recovered boats back into OTHYS’s inventory for resale. This seamless process maximizes value for all parties involved.

7. Warranties & After-Sale Services (Upcoming Initiative)

To further enhance the customer experience, OTHYS is developing a warranty sales program that will offer buyers additional coverage and peace of mind. These warranties will provide protection against unexpected repair costs, ensuring long-term satisfaction and confidence in each purchase.

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8. Marina Acquisitions & Storage Solutions

OTHYS will actively invest in marina acquisitions to offer premium docking, storage, and servicing locations. By owning and operating marinas, OTHYS will provide a full-service experience, integrating boat sales, maintenance, and storage under one umbrella.

Delivering Value Across the Marine Industry

With its diverse portfolio of products and services, OTHYS stands as a one-stop solution for the boating community. Whether buying, selling, financing, servicing, or storing a vessel, customers can rely on OTHYS’s expertise and industry-leading customer service. By continuously expanding its offerings and enhancing operational efficiency, OTHYS remains at the forefront of the marine industry, delivering unmatched value to its clients and partners.

Planned Waterfront Marina and Service Center. We are seeking to locate a waterfront location to store, service, and showcase our inventory in Florida. We believe direct water access will allow us to more efficiently showcase, store, and service our inventory. We are working with real estate agents and local contacts to locate a property that has direct water access to the Intracoastal waterways. Access to the waterways would allow for immense time savings when servicing, storing, and showcasing boats in our inventory. Once it is fully operational, we expect our planned waterfront Marina and Service Center will employ 10 to 20 people in the first year. Over the next several years, we expect that our waterfront property will add additional employees every year as its operation grows.

Our Suppliers & Industry Partnerships

We work with a diverse network of suppliers, manufacturers, and industry partners to ensure a steady inventory of high-quality yachts and boats. These relationships allow OTHYS to maintain a competitive edge, offering customers a wide selection of vessels at the best possible prices while ensuring access to premium parts, servicing, and financing solutions.

1. Boat & Yacht Manufacturers

OTHYS sources boats from a variety of leading manufacturers and OEMs (Original Equipment Manufacturers), ensuring a diverse inventory that includes sportfish, center consoles, motor yachts, and high-performance vessels. Strong relationships with manufacturers enable OTHYS to secure exclusive deals on new and pre-owned boats, giving customers access to high-demand brands at competitive prices.

2. Dealer & Broker Partnerships

As part of its wholesale and brokerage operations, OTHYS collaborates with dealers, independent brokers, and marine resellers across the industry. These partnerships help facilitate inventory movement, ensuring that OTHYS can quickly source boats for customers while offering an efficient resale channel for sellers. By working with a nationwide network of industry professionals, OTHYS maximizes inventory turnover and enhances market liquidity.

For example, pursuant to the Authorized Dealer Agreements with Yellowfin, dated May 5, 2025, Off the Hook Yacht Sales NC, LLC is the exclusive dealer of Yellowfin from Miami to Islamorada and North Carolina. Under the agreements, Yellowfin grants Off the Hook Yacht Sales NC, LLC the exclusive right to promote and sale its products within the designated market area and may offer a floor plan payment option for certain products. The initial term of the agreement is one year, automatically renewing for successive one-year periods unless otherwise terminated. In addition, pursuant to the Nor-Tech Hi-Performance Boats Sales & Dealership Agreement with Nor-Tech, Off the Hook Yacht Sales NC, LLC is the dealer of Nor-Tech in North and South Carolina. Pursuant to the agreement, Nor-Tech appoints Off the Hook Yacht Sales NC, LLC as a non-exclusive authorized dealer of the “Nor-Tech” brand offshore high-performance powerboats and related products, for an initial term of one year.

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3. Floorplan & Lending Institutions

OTHYS works closely with floorplan lenders and financial institutions to support boat acquisitions and financing operations. By leveraging strong relationships with financing partners, OTHYS is able to expand inventory access while providing buyers with tailored financing solutions. Azure Funding, the company’s in-house financing arm, also maintains partnerships with major lenders, ensuring competitive loan offerings for customers.

4. Marine Servicing & Parts Suppliers

To support OTH Yacht Services, the company partners with leading marine servicing and parts suppliers, ensuring access to OEM parts, aftermarket components, and repair services. These relationships enable OTHYS to maintain its servicing capabilities, offering customers a reliable solution for maintenance, upgrades, and repairs.

5. Auction & Asset Recovery Partners

OTHYS collaborates with lenders, financial institutions, and repossession agencies through its Marine Asset Recovery (MAR) division, helping recover and resell marine assets efficiently. These partnerships allow OTHYS to source inventory from repossessions, providing a steady supply of boats for resale while assisting financial partners in managing defaulted assets.

6. Marinas & Storage Facilities

As part of its expansion into marina acquisitions, OTHYS is developing partnerships with marina operators, dry storage facilities, and docking service providers. These partnerships ensure that customers have access to convenient storage and service options, further enhancing the post-sale experience.

Our Sales Network

OTHYS partners with dealers through wholesale purchases, direct sales, trade-in programs, and financing options. Dealers within the network may qualify for floorplan financing programs that provide liquidity for inventory purchases, trade-in and resale programs to help customers upgrade to newer models, access to distressed and repossessed inventory through Marine Asset Recovery (MAR), and marketing and lead generation support through OTHYS’s proprietary CRM and data analytics platform. OTHYS’s nationwide dealer network benefits from fast inventory turnover, high-quality wholesale sourcing, and a seamless resale process, making it a preferred partner in the marine industry.

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OTHYS utilizes data-driven insights and market analysis to monitor dealer performance and identify opportunities for growth. The company consistently evaluates its distribution network to enhance regional coverage, strengthen dealer relationships, and optimize sales volume. Through market intelligence and demand forecasting, OTHYS ensures that inventory is strategically allocated to the right markets, maximizing efficiency and profitability.

Unlike traditional manufacturers with rigid dealership contracts, OTHYS maintains flexible wholesale arrangements that allow dealers to purchase inventory based on market demand. Dealers are not contractually required to purchase a set number of boats but instead work with OTHYS to acquire and sell inventory based on real-time market conditions. This agile approach helps avoid excess inventory while ensuring a steady flow of boats into the market.

We remain committed to strengthening its dealer relationships through continuous expansion into new markets, exclusive access to high-value inventory through its acquisition channels, enhanced technology integration for better dealer operations and lead management, and strategic partnerships with financial institutions  to provide seamless financing solutions. By maintaining a strong and dynamic dealer network, OTHYS continues to be a leader in the wholesale and retail boat sales industry, offering unmatched access, efficiency, and profitability for its dealer partners.

Floorplan Financing

We utilize floorplan financing to support our inventory acquisition strategy, enabling the company to purchase and hold a diverse range of boats and yachts while maintaining liquidity. Floor plan financing is a short-term inventory loan provided by third-party lenders that allows OTHYS to finance boat purchases without tying up significant working capital. This financing structure enables OTHYS to acquire boats at scale, ensuring a steady inventory supply to meet market demand.

The Company’s current floorplan financing is personally guaranteed by our President, Jason Ruegg, including a lien on his personal residence. While this structure has supported growth to date, it imposes a natural cap on our appetite for risk and limits our ability to fully leverage available financing. Upon completion of this Offering, we intend to remove the personal guarantee, secure low-interest floorplan financing and utilize institutionally backed credit facilities. This shift is expected to significantly expand our borrowing capacity—targeting $50 million or more in floorplan financing by 2026—which will enable OTHYS to pursue larger inventory acquisitions and strategic expansion without the constraints of personal risk exposure. There can be no assurance that such alternate financing will be available on terms acceptable to us. We believe this transition is a key catalyst for unlocking the next phase of scalable growth and market leadership.

Through established partnerships with leading floorplan financing providers, OTHYS can efficiently manage its inventory and optimize sales cycles. When boats are purchased using floor plan financing, the floor plan lender advances the purchase funds directly, allowing OTHYS to acquire and hold boats until they are resold. Upon sale, the loan is repaid, and capital is freed up to acquire new inventory, ensuring a continuous and profitable turnover of assets.

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By leveraging floor plan financing, we maximize operational efficiency, expands inventory capacity, and ensures a steady pipeline of high-quality boats for resale. The company remains committed to strategic financing partnerships that support growth while maintaining financial flexibility and risk management.

Strengthening the Marine Industry Through Strategic Partnerships

OTHYS’s supplier and partner relationships are integral to its ability to offer a seamless, full-service experience to customers. By working with manufacturers, dealers, lenders, servicing providers, and asset recovery specialists, OTHYS ensures that its inventory remains strong, diverse, and competitively priced. These partnerships not only fuel business growth but also position OTHYS as a leader in the marine industry, capable of adapting to market trends and delivering value to buyers and sellers alike.

Our Market Opportunity

The marine industry presents a significant and expanding market opportunity for OTHYS. We operate in the pre-owned yacht and boat sales market, with a growing presence in new boat sales, brokerage, financing, servicing, and asset recovery. OTHYS’ addressable market includes a wide range of boat categories, including center consoles, sportfish yachts, motor yachts, high-performance boats, and luxury vessels.

The U.S. recreational boating industry continues to experience strong growth, with annual sales of boats, marine products, and services totaling approximately $56.7 billion in 2022, according to the National Marine Manufacturers Association (NMMA). In recent years, pre-owned boat sales have consistently outpaced new boat sales, reflecting a shift in consumer preferences toward high-quality used boats at more competitive price points. We believe that this trend positions OTHYS as a key player in the growing secondary market.

1.	National Marine Manufacturers Association (NMMA) 2023 Pre-Owned Boat Market Sales Trends Report: This report indicates that in 2023, pre-owned boat sales accounted for 78.2% of total boat sales, totaling 940,496 units.

2.	NMMA 2023 U.S. Statistical Abstract: Powerboat Sales Trends Report: According to this report, new powerboat unit sales declined by 6.8% in 2023, totaling 176,643 units.

In 2024, the recreational boat industry experienced a notable softening, with new powerboat retail unit sales declining by 9.1% year-over-year to approximately 231,576 units. This slowdown was driven by macroeconomic pressures, including high interest rates and cautious consumer spending, which dampened demand for big-ticket discretionary items such as boats. Additionally, the median age of current boat owners in the U.S. reached 60 years by the end of 2024, with more owners in their 70s than in their 40s, indicating an aging customer base.

Despite the overall decline, certain segments, such as freshwater fishing boats, remained stable, with sales expected to remain flat compared to 2023. Looking ahead, the industry anticipates a return to growth in 2025, driven by innovative new products, changes in U.S. economic policies, and consistent consumer demand for on-water experiences.

These figures demonstrate that pre-owned boat sales have consistently represented a significant majority of the market, reflecting a shift in consumer preferences toward high-quality used boats at more competitive price points.

Additionally, the NMMA reported that total U.S. recreational boating sales, including boats, marine products, and services, exceeded $50 billion in recent years. We believe OTHYS is well-positioned to capitalize on these trends as demand for competitively priced, high-quality used boats remains strong.

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1. U.S. Recreational Boating Industry Annual Sales

According to the National Marine Manufacturers Association (NMMA), the recreational boating industry is a significant contributor to the U.S. economy. In 2022, the NMMA reported that annual U.S. sales of boats, marine products, and services totaled $59.3 billion, marking a 4.4% increase from 2021. This growth underscores the industry’s robust performance and its role in the broader outdoor recreation economy.

2. Pre-Owned Boat Unit Sales Outpacing New Boat Sales

According to the National Marine Manufacturers Association (NMMA), pre-owned boat sales in 2021 reached approximately 1.15 million units, marking a 9.2% increase over 2020. The total market value of these pre-owned boats was $13.6 billion, reflecting a 4.6% increase from the previous year. This growth underscores the continued consumer preference for high-quality used boats at more competitive price points.

In contrast, new boat sales for the same period were 305,734 units, totaling $20.8 billion. This represents a 4.1% decrease in units sold compared to 2020, yet the dollar value increased by 3.8%, indicating a rise in average unit prices.

Several market trends are driving expansion in OTHYS’s addressable market, including:

●	Increased demand for pre-owned boats: The rising cost of new boats and supply chain constraints have fueled higher demand for pre-owned inventory, benefiting OTHYS’s wholesale and resale model.
●	Growth in center console and offshore fishing boats: The center console segment has become one of the fastest-growing categories in the boating industry, as more buyers seek versatile, multi-purpose boats suited for both fishing and recreation.
●	Rising participation in recreational boating: The post-pandemic surge in outdoor activities has led to record-high participation in recreational boating, with new buyers entering the market at unprecedented rates. This shift has expanded the customer base for both entry-level and high-end vessels.
●	Technological advancements driving resale demand: Innovations in marine technology, such as improved fuel efficiency, onboard automation, and digital navigation systems, have shortened product cycles and increased the resale value of late-model boats, strengthening the pre-owned sales market.
●	Shifting demographics and lifestyle preferences: Younger generations are increasingly entering the boating market, driving demand for affordable, high-quality used boats. Additionally, high-net-worth buyers are investing in larger, luxury yachts as part of a growing trend in high-end leisure experiences.
●	Financial accessibility and alternative lending solutions: The expansion of boat financing and alternative lending options, including hard money loans through Azure Funding, has made boat ownership more accessible to a wider audience, further expanding OTHYS’s potential customer base.
●	Expansion of online sales and digital marketplaces: The shift toward digital transactions and online boat sales platforms has created new opportunities for OTHYS to capture market share through WeBuyBoats.com, its brokerage network, and auction platform initiatives.

With a vertically integrated business model that spans wholesale, retail, financing, servicing, and repossession, OTHYS believes that it is uniquely positioned to capitalize on these trends and expand its footprint in the growing marine industry. As demand for pre-owned and new boats continues to rise, OTHYS stands at the forefront of this market opportunity, leveraging its expertise, nationwide network, and operational scale to drive sustained growth

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Industry Overview

In the United States, there are approximately 11.96 million registered recreational vessels, with 11.1 million being mechanically propelled, according to the U.S. Coast Guard’s 2023 data. The global recreational boating market was valued at USD 30.95 billion in 2024 and is projected to grow at a CAGR of 3.40%, reaching USD 43.24 billion by 2034, according to Insurance Journal.

Within the boating market, segments such as outboard motorboats and electric boats are experiencing notable growth. Our products are designed to cater to both these segments, and our planned electric powertrains will be utilized in boats across these categories.

The marine industry continues to experience steady growth, driven by increased participation in recreational boating, evolving consumer preferences, and expanding financing options. In North America, over 100 million people go boating annually, with nearly 12 million recreational vessels registered in the United States alone, according to the U.S. Coast Guard. The global recreational boating market is projected to surpass $65 billion by 2026, fueled by strong demand for both new and pre-owned boats, as well as growth in financing and service-related offerings.

The Pre-Owned Boat Market & Wholesale Growth

While new boat sales capture significant attention, the pre-owned boat market represents a major segment of the industry, with transactions often outpacing new sales. The affordability and availability of late-model, well-maintained used boats make this segment highly attractive to consumers. Additionally, wholesale transactions and dealer-to-dealer sales have increased, creating new opportunities for businesses specializing in quick-turn inventory acquisition, trade-ins, and repossession resales.

Luxury & Performance Yacht Demand

The high-end yacht market continues to expand, driven by strong economic conditions, rising wealth, and increased interest in premium leisure experiences. Buyers in this segment demand high-performance center consoles, sportfish yachts, and motor yachts, creating a thriving resale market for well-maintained luxury vessels. Additionally, the rise of yacht chartering and shared ownership programs has influenced the demand for specific yacht types, further shaping the resale landscape.

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Financing & Accessibility in the Boating Industry

With more consumers turning to financing to fund boat purchases, we believe the availability of flexible loan options, floorplan financing for dealerships, and alternative lending solutions has played a critical role in industry growth. Lenders and financial institutions are increasingly active in marine financing, supporting buyers across all price points. Companies that offer in-house financing solutions, like OTHYS through Azure Funding, are well-positioned to capture additional revenue streams while simplifying the buying process for consumers.

Key Trends Driving Industry Growth

●	Increased recreational boating participation – Boating has become an increasingly popular lifestyle activity, with first-time boat buyers making up a growing percentage of overall sales.
●	Rising disposable income & improved standard of living – The demand for both new and pre-owned boats has been fueled by economic growth and increased discretionary spending.
●	Shift toward larger, more powerful boats – Consumers are moving toward high-performance vessels, particularly in the center console, offshore fishing, and luxury yacht segments.
●	Growing secondary market & trade-in volume – More boat owners are trading in vessels for newer models, increasing the availability of pre-owned inventory.
●	Technology advancements – Innovations in fuel efficiency, onboard automation, and propulsion systems have increased consumer interest in late-model used boats and alternative power options.
●	Expansion of financing & lending solutions – Greater access to marine loans, hard money lending, and flexible financing options has made boat ownership more accessible.
●	Increased focus on digital sales platforms – The rise of online boat sales, auction platforms, and digital marketplaces has transformed how boats are bought and sold, increasing transparency and transaction speed.

1. Increased Recreational Boating Participation

Between 2020 and 2022, the U.S. experienced a significant influx of new boaters and first-time boat buyers, as Americans turned to the water for leisure and well-being. NMMA

2. Rising Disposable Income & Improved Standard of Living

Recreational boating is not exclusive to high-income individuals; in fact, 61% of boat owners have an annual household income of $100,000 or less, indicating that boating is accessible to a broad demographic. NMMA

3. Shift Toward Larger, More Powerful Boats

Consumer preferences have shifted toward larger, high-performance vessels, particularly in the center console and offshore fishing segments. Innovations in these categories have led to boats with features traditionally found on much larger designs. NMMA

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4. Growing Secondary Market & Trade-In Volume

The pre-owned boat market remains robust, with detailed data available in the NMMA’s U.S. Recreational Boating Statistical Abstract, which covers trends in the retail and pre-owned markets. NMMA+1NMMA+1

5. Technology Advancements

Over the past two decades, the recreational boating industry has achieved a more than 90% reduction in emissions and a 40% increase in fuel efficiency, reflecting significant technological advancements. NMMA

6. Expansion of Financing & Lending Solutions

The availability of flexible loan options and alternative lending solutions has played a critical role in industry growth, making boat ownership more accessible across various price points.

7. Increased Focus on Digital Sales Platforms

The rise of online boat sales and digital marketplaces has transformed how boats are bought and sold, increasing transparency and transaction speed.

Our Business Strategy

We are executing a dynamic growth strategy focused on capital expansion, operational scaling, and an integrated business model that maximizes profitability across multiple revenue streams.

The Company’s current floorplan financing is personally guaranteed by our President, Jason Ruegg, including a lien on his personal residence. While this structure has supported growth to date, it imposes a natural cap on our appetite for risk and limits our ability to fully leverage available financing. Upon completion of this Offering, we intend to remove the personal guarantee, secure low-interest floorplan financing, and utilize institutionally backed credit facilities. This shift is expected to significantly expand our borrowing capacity—targeting $50 million or more in floorplan financing by 2026—which will enable OTHYS to pursue larger inventory acquisitions and strategic expansion without the constraints of personal risk exposure. We believe this transition is a key catalyst for unlocking the next phase of scalable growth and market leadership.

1. Purchase Discounted Boats to Wholesale

A fundamental pillar of our strategy is leveraging shifts in supply and demand to acquire boats at discounted rates. Many new boat dealerships are overstocked and lack floorplan capital, forcing them to turn away used boat trade-ins and manufacturer offers, creating an opportunity for OTHYS to purchase inventory at below-market prices. Increasing purchasing power will allow OTHYS to turn inventory four to five times annually while maintaining high profit margins. After this Offering, we expect to reduce reliance on high-interest floorplan financing and secure low-interest floorplan financing, which will further enhance profitability and increase margins from the current 15–20% range.

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2. Capital Expansion & Floorplan Growth

By expanding floorplan financing from $10–12MM to $50MM+ by 2026, OTHYS expects to have the liquidity to hold inventory longer, eliminating premature liquidations and allowing for more strategic acquisitions. This increase in capital is intended to remove prior constraints tied to personal risk tolerance and provide the flexibility needed to secure high-value boats at optimal pricing.

3. Scaling OTHYS & WeBuyBoats.com

We believe that OTHYS and WeBuyBoats.com are positioned to become the “CarMax” of the used boat industry, offering a seamless, hassle-free experience for customers looking to sell their boats. Webuyboats is a website owned by OTHYS NC. Proprietary software will streamline transactions by matching buyers with sellers, while an integrated auction platform will provide additional liquidity for customers and aged inventory. These innovations will increase efficiency, improve customer experience, and drive higher transaction volumes.

4. Strengthen Market Position with Dealership Acquisitions

Strategic acquisitions of underperforming dealerships will further expand OTHYS’ market presence. By acquiring struggling dealerships at discounted valuations, OTHYS can integrate them into its synergistic business model and position them for long-term success. This will enable us to scale operations while improving dealership profitability.

5. Invest in Marina Acquisitions to Enhance Operations

Acquiring marinas in key locations will strengthen OTHYS’ infrastructure by consolidating operations, reducing storage and docking costs, and creating exclusive service hubs for customers. These marinas will serve as strategic assets, offering additional revenue streams through leasing, storage, and premium service options, further reinforcing OTHYS’s market dominance.

6. Integrated Ecosystem & Revenue Diversification

The expansion of OTHYS’s ecosystem will generate multiple revenue streams from each boat transaction, including financing, warranties, and hard money lending. Marine Asset Recovery (MAR) will handle repossessions for defaulted loans, seamlessly reintegrating repossessed inventory into OTHYS’ sales channels. This closed-loop system is designed to ensure profitability at every stage of the transaction cycle, creating an advantage that traditional banks and independent dealerships cannot replicate.

7. Advance Technology with Enhanced CRM & Data Analytics

Investments in OTHYS’s proprietary CRM system will optimize sales processes, enhance decision-making, and improve overall operational efficiency. By leveraging data-driven insights, the Company can refine inventory management, improve customer targeting, and maximize return on investment. Automation and predictive analytics will further streamline workflow, creating a more agile and scalable business model.

8. Expand Financing Capabilities with Hard Money Lending

As traditional banks tighten lending criteria, demand for alternative financing solutions continues to grow. Azure Funding’s hard money lending program will expand to capitalize on this trend, providing flexible financing options to both retail customers and industry partners. This initiative will strengthen OTHYS’ ability to serve a broader range of clients while generating additional high-margin revenue.

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9. Scale Repossession and Asset Recovery Infrastructure

Expanding Marine Asset Recovery (MAR) will enable OTHYS to handle a significantly higher volume of repossessions, with the capacity to process hundreds of recovered vessels per month. These repossessed boats will be stored, serviced, and ultimately resold through OTHYS’ established channels, maximizing asset recovery values while reinforcing the company’s competitive position.

10. Optimize Capital Structure to Reduce Reliance on Floorplan Financing

By raising additional capital, OTHYS will increase its purchasing power while reducing reliance on high-interest floorplan financing. This shift will lower financing costs, improve cash flow, and provide greater flexibility in pricing strategy. The ability to purchase inventory outright will enhance profitability and market agility, ensuring OTHYS remains ahead of industry trends.

11. Expand Nationwide Broker Network and Physical Locations

Scaling operations to 100 brokers and wholesalers by 2026 will drive inventory turnover and significantly increase brokerage sales. In addition, expanding the physical footprint with new locations in high-demand regions will enhance accessibility for customers and further solidify OTHYS’ presence in key markets. This will fuel wholesale, and our finance arm Azure Funding provides boat loans to customers which in turn fuels wholesale. The Company currently has no arrangements to acquire any other entities.

12. Strengthen Brand and Marketing Presence

Increasing marketing efforts will play a crucial role in expanding OTHYS’ customer base. A combination of enhanced digital marketing, lead generation, and traditional advertising will drive brand awareness and lead conversion. Strengthening the Company’s online presence and platform capabilities will further attract high-value buyers and sellers, reinforcing OTHYS’ position as a premier yacht and boat dealership.

13. Increase New Boat Sales Through Strategic Acquisitions

Acquiring a new boat dealership generating $65–75MM annually will establish OTHYS as a major player in the new boat sales market. This acquisition will expand relationships with manufacturers, allowing OTHYS to diversify its inventory while tapping into an additional high-margin revenue stream. We currently do not have any definitive agreements in place.

14. Launch New High-Margin Services

The introduction of warranty sales and auction services will create new revenue opportunities while enhancing customer retention. These offerings will provide additional financial security for buyers while enabling OTHYS to monetize inventory through multiple sales channels. By adding these services, OTHYS will further differentiate itself from competitors and strengthen its comprehensive service model.

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OTHYS plans to launch a premium yacht brokerage division focused exclusively on the high-end segment of the market. This new division will feature luxury yacht inventory, experienced brokers specializing in premium transactions, and select partnerships with prestigious boat brands. By establishing a dedicated platform for high-value clients, OTHYS intends to expand its market reach, capture higher-margin sales, and further elevate its brand positioning within the marine industry.

We intend to launch our proprietary online auction platform within the next three months. This platform will serve as a centralized marketplace for banks to liquidate repossessed inventory, dealers to offload stale units or trade-ins, and for OTHYS to efficiently auction select inventory.

In parallel, we plan to integrate a full suite of support services into the platform, including shipping and logistics coordination, in-house financing through Azure Funding, and optional documentation and escrow services for buyers utilizing Azure. Additionally, the platform will offer advertising opportunities for marine-related service providers—such as insurance agents, surveyors, and transport specialists—creating a comprehensive ecosystem for boat buyers and sellers. We believe this end-to-end infrastructure will provide unmatched convenience and transparency, while positioning OTHYS as the leading digital marketplace in the marine industry.

15. Marina Division

Our marina division intends to make strategic marina purchases across the country, which will give our entities “free” locations to work from. We believe we can build out this model across the USA by contracting boat yards based on their current income, and then getting them permitted for 3-4 boat high dry stack facilities. This turns into passive income for the business, and would give our brokers locations to work out of and facilities for repairs, maintenance and showcase of inventory.

This is very different from our competitors’ model where they have very expensive brick and mortar locations that depend almost solely on boat sales to pay the mortgage. Our marinas will have 12-20% cap rates without our boat sales which we believe will make them very good investments for the Company, which will also help fuel boat sales due to there being a captive audience of customers at each location.

Patents and Licenses

We do not currently have any patents that have been issued and have one patent application pending related to our CRM inventory control system. We do not rely on any licenses from third parties at this time. There can be no assurance that the pending patent will be issued and even if issued that it will protect our intellectual property rights.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we intend to rely on a combination of trade secrets, including know-how, employee and third-party non-disclosure agreements, copyright laws, trademarks and other contractual rights to establish and protect our proprietary rights in our technology.

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Insurance and Product Warranties

We carry various insurance policies, including policies to cover general products liability, workers’ compensation and other casualty and property risks, to protect against certain risks of loss consistent with the exposures associated with the nature and scope of our operations. Our policies are generally based on our safety record as well as market trends in the insurance industry and are subject to certain deductibles, limits and policy terms and conditions.

We provide limited product warranties, generally covering periods of ten years for the hull and the motors are under warranty by their manufacturer.

In addition, we provide a three-year limited fiberglass small parts warranty on some small fiberglass parts and components, such as consoles. Gelcoat is covered up to one year. Additionally, fiberglass lids, plastic lids, electrical panels, bilge pumps, aerator pumps, or other electrical devices (excluding stereos, depth finders, radar, chart plotters except for installation if installed by OTHYS.), steering systems, electrical panels, and pumps are covered under a one-year basic limited systems warranty. Some materials, components, or parts of the boat that are not covered by our limited product warranties are separately warranted by their manufacturers or suppliers. These other warranties include warranties covering engines purchased from suppliers and other components.

Our standard warranties require us or our dealers to repair or replace defective products during such warranty periods at no cost to the consumer. During the warranty period, we reimburse dealers for all or a portion of the cost of repair or replacement performed by the dealers on the products (mainly composed of parts or accessories provided by us and labor costs incurred by dealers). Although we employ quality control procedures, sometimes a product is distributed that needs repair or replacement. The repair and replacement costs we could incur in connection with a recall could adversely affect our business. In addition, product recalls could harm our reputation and cause us to lose customers, particularly if recalls cause consumers to question the safety or reliability of our products. During the years ended December 31, 2024 and 2023, we paid $16,878 and $12,215 for product warranty repairs.

Competition

The yacht and boat sales industry is highly competitive, with numerous players operating across different segments, including wholesale, retail, brokerage, and financing. OTHYS competes with independent dealerships, large national marine retailers, manufacturers with direct sales models, and online marketplaces. The competitive landscape is shaped by factors such as brand reputation, pricing, product availability, financing options, and customer service.

OTHYS competes with both large-scale dealerships and smaller independent brokers. Many large competitors have significant financial and marketing resources, allowing them to operate extensive dealership networks and maintain sizable inventories. Meanwhile, smaller boutique dealers and independent brokers offer highly personalized services and localized market knowledge, competing for the same pool of buyers and sellers. Direct-to-consumer sales from boat manufacturers are also increasing, as some brands bypass traditional dealerships and sell new boats directly to customers.

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Beyond industry-specific competition, OTHYS also competes for discretionary consumer spending. Boats and yachts are luxury items, meaning they compete with other high-end purchases such as vacation homes, automobiles, and other recreational activities. During periods of economic uncertainty, consumers may postpone or forgo large discretionary purchases, which can impact overall demand in the boating industry.

Despite these competitive pressures, OTHYS holds a strong advantage through its vertically integrated business model, which includes wholesale, retail, financing, servicing, and repossession services. Unlike traditional dealerships that rely solely on boat sales, OTHYS maximizes revenue opportunities through multiple streams, including Azure Funding (financing), OTH Yacht Services (servicing), and Marine Asset Recovery (repossession and resale). Additionally, OTHYS’s nationwide broker network and WeBuyBoats.com platform enable the company to source inventory efficiently, move boats quickly, and serve a broader market than traditional dealerships.

As OTHYS continues to expand, competition will remain a factor in its growth strategy. However, with a strong brand reputation, operational efficiency, and an innovative approach to boat sales and financing, OTHYS is well-positioned to maintain a leading role in the marine industry.

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Environmental, Safety and Regulatory Matters

The Environmental Protection Agency, or EPA, has adopted regulations stipulating that many marine propulsion engines meet certain air emission standards. The engines used in our products, all of which are manufactured by third parties, are warranted by the manufacturers to be in compliance with the EPA’s emission standards. Furthermore, the engines used in our products must comply with the applicable emission standards under the CEPA and corresponding provincial legislation. The additional cost of complying with these regulations has increased our cost to purchase the engines and, accordingly, has increased the cost to manufacture our products.

If we are not able to pass these additional costs along to our customers, it may have a negative impact on our business and financial condition.

OTHYS operates within the marine industry, which is subject to various environmental, safety, and regulatory requirements at both the federal and state levels. As a company engaged in the buying, selling, financing, and servicing of boats and yachts, OTHYS prioritizes compliance with environmental laws and best practices while supporting initiatives that contribute to the sustainability of the boating industry.

1. Environmental Impact & Compliance

The marine industry is increasingly focused on reducing environmental impact, particularly in areas such as emissions, fuel efficiency, and responsible waste disposal. OTHYS ensures that all vessels it sells comply with applicable U.S. Coast Guard (USCG) safety standards, Environmental Protection Agency (EPA) regulations, and state marine conservation laws. Additionally, as emissions regulations evolve, OTHYS continues to work with manufacturers that produce fuel-efficient and lower-emission engines to align with sustainability trends in boating.

2. Marine Conservation & Sustainability Initiatives

As part of its commitment to marine conservation, OTHYS supports industry-wide efforts to promote clean waterways, responsible boating, and eco-friendly vessel maintenance. The company recognizes the importance of sustainable practices in boat servicing and disposal, ensuring that its OTH Yacht Services division follows proper procedures for fluid disposal, hull cleaning, and material recycling to minimize environmental impact.

3. Compliance with Emission & Safety Standards

Vessels sold by OTHYS must comply with federal and state regulations governing emissions, safety, and construction standards. The EPA has implemented regulations requiring marine propulsion engines to meet specific emissions standards, and OTHYS ensures that all boats in its inventory are equipped with compliant engines provided by third-party manufacturers. In addition, the company adheres to standards set by the National Marine Manufacturers Association (NMMA), ensuring that boats meet industry safety and quality certifications.

4. Responsible Asset Recovery & Recycling

Through its Marine Asset Recovery (MAR) division, OTHYS is actively involved in repossession, refurbishment, and resale of vessels, helping extend the lifecycle of boats that may otherwise go unused or be improperly discarded. This approach supports responsible asset management while reducing unnecessary waste in the industry.

5. Regulatory Oversight & Industry Compliance

The company operates in a highly regulated market, with oversight from agencies such as the U.S. Coast Guard (USCG), Environmental Protection Agency (EPA), and state boating regulatory bodies. OTHYS ensures full compliance with these regulations and proactively adapts to any changes in environmental or safety laws.

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6. Commitment to a Sustainable Future

OTHYS recognizes the growing importance of environmental responsibility in the marine industry and remains committed to adopting sustainable practices where possible. As the industry moves toward more fuel-efficient engines, eco-friendly maintenance practices, and responsible asset management, OTHYS will continue to align with these efforts while maintaining compliance with all relevant environmental and regulatory standards.

Company Employees

We believe we maintain excellent relations with our employees. As of June 30, 2025, we employed 30 people as full-time employees. None of our employees are represented by a labor union and since our founding in 2012, we have never experienced a labor-related work stoppage.

Facilities

Our corporate headquarters are located at 1701 Jel Wade Dr, Wilmington NC, 28401. The lease for our headquarters was entered into on September 4, 2024, consists of approximately 7,000 sq ft, and the term of the lease is through March 31, 2030, with an average annual rent of approximately $216,000.

Off The Hook Yacht Sales NC, LLC has entered into a lease agreement with LAS LOAS SMI, LLC, dated May 1, 2025, for approximately 1,125 square feet of office space in Fort Lauderdale, Florida, with a lease term of 60 months. The annual rent is $84,225 for the first year, with an annual increase equal to the greater of 3% or the increase in the Consumer Price Index for each subsequent lease year.

Off The Hook Yacht Sales NC, LLC has entered into a sublease agreement with INDEX MANAGEMENT SERVICES LLC, dated March 13, 2025, for approximately 1,000 square feet of office space in Jupiter, Florida. The lease will continue on a month to month basis until terminated, with the monthly rent of $2,000.

Off The Hook Yacht Sales NC, LLC has entered into a lease agreement with PORT 32 TAMPA, LLC, dated March 18, 2025, for approximately 1,500 square feet of office space in Tampa, FL. The term of the lease is two years, beginning April 1, 2025, with an annual rent of $37,500 for the first year and $39,000 for the second year.

Off The Hook Yacht Sales NC, LLC has entered into a commercial lease agreement with Jel Wade Industrial, LLC, dated August 21, 2024, for approximately 11 acres office and yard space in Wilmington, NC. The lease commenced on September 4, 2024 and will end on August 31, 2029, with an annual rent of $216,000.

The Company also maintains office space in Miami for $7,982.27 a month. In addition, the Company rent slips at the Greenwich Cove Marina, RI for an average of around $1,000 per month during the summer months.

The Company also utilizes virtual offices in Pensacola, FL and Lake Winnipesaukee, NH, which do not involve any physical premises, lease agreements, or rent obligations.

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any material litigation or legal proceedings. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Carl Austin Rosen v. Off The Hook yacht Sales NC LLC

Carl Austin Rosen v. Off the Hook Yacht Sales NC, LLC et al (Case No. 2024-004493-CA-01), pending in Miami-Dade’s Complex Business Litigation Division, Plaintiff Carl Rosen alleges he was fraudulently induced into purchasing a $2.6 million Yellowfin 54 yacht that had sustained damage during a manufacturer-authorized seatrial prior to delivery. The defendants—Yellowfin Yachts, Off The Hook Yacht Sales, broker Corey Simon, and Warbird Marine Holdings—deny all wrongdoing, maintaining that the grounding was a routine, low-speed “soft grounding” during testing, that any cosmetic damage was promptly repaired, and that the vessel was delivered in seaworthy condition following multiple post-repair inspections and sea trials. The parties plan to actively defend themselves against this claim.

Republic Bank & Trust Company v. Azure Funding LLC

Republic Bank & Trust Company filed a lawsuit against Azure Funding, LLC in the U.S. District Court for the Western District of Kentucky, seeking approximately $1.9 million in damages related to three marine loans that went into default. Azure denies all allegations of wrongdoing and specifically asserts that it had no knowledge of any fraud or misrepresentation, acted in good faith, and relied on information provided by the borrowers and third parties. Azure plans to actively defend itself against this lawsuit.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age as of the date of this prospectus, and position of the individuals who serve as directors and executive officers of the Company. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of our directors and executive officers as well as brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position
Executive Officers:
Brian S John	56	Chief Executive Officer and Director
Jason Ruegg	36	President and Chairman of the Board
Chad Corbin	47	Chief Financial Officer
Blake Phillips	39	Chief Operating Officer
Andrew Simmons	37	Executive Vice President and Director

Non-Employee Directors:
Mike Kosloske (2)(3)(5)	61	Independent Director
Mary Reynolds (4)(2)(3)	41	Independent Director
Jim Segrave (1)(3)(6)	54	Independent Director
George Jousma (1)(2)	66	Independent Director
Robert Gonnelli	70	Independent Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the corporate governance and nominating committee
(4)	Chair of audit committee
(5)	Chair of compensation committee
(6)	Chair of corporate governance and nominating committee

Executive Officers

Jason Ruegg, Founder, President and Chairman of the Board – Jason Ruegg, age 36, combines over 12 years of experience in senior management within the marine industry following an entrepreneurial career that began during college. Previously, he had been involved in multiple ventures within the recreational boating sector, holding positions including Founder, President, and Chairman. Since 2012, Mr. Ruegg has served as Founder and President of Off the Hook Yachts, a national leader in the wholesale and retail pre-owned yacht market. Under his leadership, the company has completed nearly 10,000 transactions and acquired close to $1 billion in used boats and yachts. Jason has also developed proprietary software to oversee valuations of 10,000+ boats annually. Off the Hook Yachts has been repeatedly recognized, including being named to the Inc. 500 list of America’s Fastest-Growing Companies, consistently ranked among Boating Industry’s Top 100 Dealers, and has completed over 5,000 transactions. In addition to leading core operations, Mr. Ruegg founded Azure Funding, a marine finance company, which has grown to over $100 million in annual loans, and has acquired multiple marinas, shipyards, and dry-stack facilities. Mr. Ruegg is also currently a director of Off the Hook YS Inc., a vertically integrated marine retail and finance platform.

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Brian S. John, Chief Executive Officer   – Brian S. John, age 56, combines over 25 years of experience in financial consulting, capital markets, and senior executive leadership, following a career as an investor and advisor to global emerging growth companies. Previously, he had been involved in numerous companies in the financial consulting and consumer products industries, holding positions including Chief Executive Officer, Chairman, and board member. From 2018 through 2023, Mr. John was the Chief Executive Officer of Jupiter Wellness, Inc., a consumer health and wellness company that he took public on NASDAQ in November 2020. In 2021, as CEO of Jupiter Wellness, he acquired SRM Entertainment, which began trading on NASDAQ in August 2023. From 2021 to 2023, he also served as CEO of Jupiter Wellness Acquisition Corp (NASDAQ: JWAC), now known as CJET. Mr. John is the founder of Caro Partners, LLC, a financial consulting firm specializing in advising emerging growth companies, and has worked with hundreds of companies across dozens of countries. He is also currently the Chairman of the Board for Caring Brands, Inc., a consumer brand development company. Mr. John served on the board of directors of The Learning Center at the Els Center of Excellence, a school for children with autism in Jupiter, Florida, from 2015 through 2023.

Blake R. Phillips, Chief Operating Officer – Blake R. Phillips, age 39, combines over 17 years of experience in the recreational marine industry’s senior management. Previously, he had been involved in three major companies in the boating industry, holding positions including senior sales executive and Chief Operating Officer. From 2013 through 2022, Mr. Phillips held leadership roles with White River Marine Group, the world’s largest builder of fishing and recreational boats by volume, and MarineMax, the world’s largest retailer of recreational boats and yachts. In October 2022, he joined Off The Hook YS Inc. as Chief Operating Officer to lead the Company’s expansion of its consumer base, supplier network, stores, and operational systems. Mr. Phillips has recruited, built, and led teams of over 100, earned top sales accolades for brands such as Boston Whaler and Azimut Yachts, consulted on new vessel manufacturing, opened retail locations, and designed and managed major boat show displays.

Chad Corbin, Chief Financial Officer – Chad Corbin, age 47, combines over 22 years of experience in financial and operational senior management following a career that began at Ferguson Enterprises. Previously, he had been involved in multiple companies within the financial and manufacturing industries, holding positions including Chief Financial Officer, Controller, General Manager, and Operations Manager. From 2000 through 2008, Mr. Corbin was the Credit Manager and later the Operations Manager for Ferguson Enterprises’ Jacksonville, FL branch. From 2008 to 2017, he served as Controller and subsequently as Chief Financial Officer and General Manager of Filmwerks International, a company specializing in event production and technical solutions. During his nine-year tenure, he was responsible for overseeing financial operations, maintaining the company’s banking relationships, overseeing two large competitor acquisitions. Following Filmwerks, from 2017 to 2024, Mr. Corbin worked as a Financial/ Operational consultant for several small companies. Two of his larger contracts were with Audioengine and Manufacturing Methods. Audioengine, a leading innovator in high-end audio equipment, he managed accounting, fulfilment, production, and sales support functions. Manufacturing Methods, he served has their CFO, where he was responsible for financial and human resources decisions across three companies, maintaining compliance with GAAP standards. Mr. Corbin is also currently the Chief Financial Officer of the Company.

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Andrew Simmons, Executive Vice President – Andrew Simmons, age 37, combines over 19 years of experience in senior sales and marketing leadership across the marine and automotive industries. Previously, he had been involved in multiple ventures within these sectors, holding positions including Founder, Partner, and President of Sales. Mr. Simmons was the Founder and Partner of American Yacht Group, one of the United States’ largest new yacht dealerships, generating over $100 million in annual sales since its inception in 2019. His success at American Yacht Group contributed to over 50% growth in annual sales for HCB Yachts. Most recently, Mr. Simmons was promoted to President of Sales for HCB Yachts globally. Mr. Simmons has demonstrated a consistent ability to drive growth in competitive markets through innovative sales strategies and strong leadership. His experience in scaling businesses provides a valuable commercial perspective that supports the Company’s expansion and revenue growth initiatives.

Mike Kosloske, Independent Director – Mike Kosloske, age 61, is a third-generation insurance industry professional with a long-standing track record in executive leadership and public company governance. He is the founder of Health Insurance Innovations, Inc. (HIIQ), a health insurance technology company that completed its initial public offering on Nasdaq in February 2013. Mr. Kosloske served as Chief Executive Officer of HIIQ, which was recognized as the #1 Growth Company on Nasdaq in 2016, 2017, and 2018. In 2013, he was a finalist for the Ernst & Young Entrepreneur of the Year award. HIIQ was acquired by Madison Dearborn Partners in 2019. Mr. Kosloske previously served on the Board of Directors for St. Joseph’s Hospitals Foundation (2016 – 2025) and currently serves on the Board of Directors for Seminole Boosters (2019 – Present). He is also Managing Partner of Future Labs Capital, a firm focused on funding and consulting for MIT-affiliated companies in artificial intelligence, machine learning, and quantum computing (2024 – Present).

Jim Segrave, Independent Director – Jim Segrave, age 54, is the Founder, Chairman, and Chief Executive Officer of flyExclusive, one of North America’s largest and most innovative private jet operators. Founded in 2015, flyExclusive operates a fleet of over 90 light, mid, and super-midsize jets, employs nearly 800 professionals, and generated estimated annual revenues exceeding $350 million in 2024. In December 2023, flyExclusive (NYSE: FLYX) completed its public listing on the New York Stock Exchange. Mr. Segrave previously founded Segrave Aviation, Inc., a successful aircraft charter company sold to Delta Air Lines in 2010, which became Delta Private Jets. He also founded LGM Ventures, LLC, which operates fixed-base operations (FBOs) at Eastern North Carolina airports, the largest daycare center in Kinston, and a restaurant and bar in Atlantic Beach. Mr. Segrave has been named to the North Carolina Power List of Most Influential Leaders for the past three years. In 2024, he received the Boy Scouts Distinguished Citizen Award and was awarded the Key to the City by the Mayor. He currently serves on the Board of Directors of Quality Equipment, which owns and operates 38 John Deere dealerships, and as Vice Chairman of the Board of Directors of L. Harvey & Son, one of North Carolina’s oldest privately held businesses, founded in 1871. Mr. Segrave is also a member of the Board of Trustees at East Carolina University, the Embry-Riddle Aeronautical University Industrial Advisory Board, and the National Business Aviation Association (NBAA) Leadership Council.

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Mary Reynolds, Independent Director – Mary Reynolds, age 41, has over 15 years of leadership experience in retail and commercial finance, with a focus on business development, process optimization, and strategic growth. Mrs. Reynolds currently serves as Digital Innovation Director at a Connecticut-based bank, where she leads cross-functional teams in delivering technology-driven financial solutions. Previously, Mrs. Reynolds led marine operations at a top-performing national bank, supporting over $500 million in loan originations in under two years while managing federal and state regulatory audits. From November 2024 to May 2025, she served as Vice President of Consumer Lending at The Washington Trust Company. From July 2020 to August 2023, Mrs. Reynolds served as Chief Operating Officer of LV/Bank of Clark and later as Senior Vice President, Head of Operations at LV/Axos Bank of LaVictoire Finance.

George Jousma, Independent Director – George Jousma, age 66, brings more than 45 years of executive experience representing the Italian yachting sector in the Americas. In 1994, Mr. Jousma became President of Allied Marine/Richard Bertram Yachts, where he expanded the business from a single yacht product line generating under $20 million in sales to a company of over 200 employees across nine locations, with revenues exceeding $200 million. During his 14-year tenure, Allied became one of the largest distributors of Azimut, Benetti, and Ferretti yachts in the Americas, ultimately leading to its acquisition by the Ferretti Group in 2008. That same year, Mr. Jousma founded Sanlorenzo of the Americas, serving as President and Chief Executive Officer for ten years and establishing Sanlorenzo as one of the leading motor yacht brands in the region. Mr. Jousma also served on the Board of Directors and as a two-term President of the International Yacht Brokers Association (IYBA), the largest professional association of its kind globally. He has been an active participant in the Marine Industries Association of South Florida (MIASF) and is a lifelong boater originally from the Midwestern United States.

Robert Gonnelli, Independent Director – Robert Gonnelli, age 70, is the Founder and Chief Executive Officer of Red Oak Holdings LLC, a real estate developer specializing in multifamily homes in the northeast. Red Oak Holdings’ total current assets exceed 325 million. Prior to Red Oak Holdings, Mr. Gonnelli founded Goodyear Lubricants, a partnership with Goodyear Tire and Rubber Company. This partnership aimed to develop and market a high-end line of lubricants and antifreeze in the United States and Canada. Prior to that, Mr. Gonnelli founded BioValve Tecnologies Inc., a think tank in the medical device arena. He holds over 195 worldwide patents and has sold the company’s key technologies to multiple international pharmaceutical companies for a total of 1.5 billion. Many of these products are currently marketed globally. Throughout his career, Mr. Gonnelli has successfully built and guided eleven companies from their early stages to liquidity, raising over 1.5 billion in capital. Mr. Gonnelli has a deep passion for boating and has overseen the construction of over 14 yachts for personal use. He has also traveled extensively on the waters, from Maine to the British Virgin Islands.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers.

Board Composition and Election of Directors

Our Board has seven members. Our founder serves as our Chairman of the Board. Our Board has determined its leadership structure is appropriate and effective given our stage of development.

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Director Independence

Under Rule 303A of the NYSE American Rules, a director will only qualify as an “independent director” if, our board of directors affirmatively determines that the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 303A of the NYSE Listed Company Manual, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each Mike Kosloske, Mary Reynolds, Jim Segrave, and George Jousma, is an “independent director” as defined under Rule 303A of the NYSE Listed Company Manual. Our board of directors also determined that Jim Segrave and George Jousma will comprise our audit committee following this offering, Mike Kosloske, Mary Reynolds, and George Jousma will comprise our compensation committee following this offering, and Mike Kosloske, Mary Reynolds, and Jim Segrave will comprise our nominating and corporate governance committee following this offering, satisfy the independence standards for such committees established by the SEC and the NYSE Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our board of directors has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the board of directors. Rather, the board of directors believes that different leadership structures may be appropriate for the Company at different times and under different circumstances, and it prefers flexibility in making this decision based on its evaluation of the relevant facts at any given time.

Role of the Board in Risk Oversight

We face a number of risks, including those described under the caption “Risk Factors” contained elsewhere in this prospectus. Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and, on our processes, to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Board Committees

Following this Offering, we will have the following board of directors’ committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The anticipated composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Upon our listing on NYSE American, each committee’s charter will be available under the Corporate Governance section of our website at www.offthehookyachts.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

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Audit Committee. The audit committee’s responsibilities will include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	discussing our risk management policies;

●	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

●	reviewing and discussing with management our compliance with the FCPA;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by the United States Securities and Exchange Commission (“SEC”) rules.

After this Offering, we expect that the initial members of our audit committee will consist of Jim Segrave, George Jousma, and Mary Reynolds. Mary Reynolds will be the chairperson of our audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. Our board has determined that Mary Reynolds is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NYSE American. Under the SEC rules, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part. Our board of directors has determined that            is independent under the heightened audit committee independence standards of the SEC and                .

As allowed under the applicable rules and regulations of the SEC and NYSE American, we intend to phase in compliance with the audit committee composition requirements prior to the end of the one-year transition period. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NYSE American.

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Compensation Committee. The compensation committee’s responsibilities include:

●	reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing and administering our cash and equity incentive plans;

●	reviewing and making recommendations to our board of directors with respect to director compensation;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

●	preparing the annual compensation committee report required by SEC rules, to the extent required.

After this Offering, we expect the members of our compensation committee will consist of Mike Kosloske, Mary Reynolds, and George Jousma. Mike Kosloske will be the chairperson of our compensation committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of NYSE American and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the                .

Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board of directors the persons to be nominated for election as directors and to each board committee;

●	developing and recommending to our board of directors’ corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time;

●	overseeing a periodic evaluation of our board of directors; and

●	developing effective Environmental, Social and Governance (ESG) policies within the corporate governance guidelines to address social responsibility aimed at providing appropriate support to local communities within areas subject to hydrocarbon exploration operations, and environmental goals aimed at limiting the environmental footprint of operations, ameliorating any changes to the environment and targeting mechanisms to reduce or offset the carbon footprint of operations.

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Table of Contents

After this Offering, we expect that the members of our nominating and corporate governance committee will consist of Mike Kosloske, Mary Reynolds, and Jim Segrave. Jim Segrave will be the chairperson of our nominating and corporate governance committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of NYSE American relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and NYSE American.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee will have been a current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the last completed fiscal year.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon our listing on NYSE American, our code of business conduct and ethics will be available under the Corporate Governance section of our website at www.offthehookyachts.com. In addition, we intend to post on our website all disclosures that are required by law or NYSE American rules concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation

The following sets forth the compensation paid by us to our named executive officers during the fiscal years ended 2024 and 2023.

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)
Brian S. John	2024	-	-	-	-	-	-
Chief Executive Officer	2023	-	-	-	-	-	-

Jason Ruegg	2024	300,000	-	-	-	-	300,000
Founder, President and Chairman of the Board	2023	300,000	-	-	-	-	300,000

Chad Corbin	2024	175,000	-	-	-	-	175,000
Chief Financial Officer	2023	-	-	-	-	-	-

Blake Phillips	2024	300,000	-	-	-	-	300,000
Chief Operating Officer	2023	250,000	-	-	-	-	250,000

Narrative Disclosure to Summary Compensation Table

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

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Employment Agreements

Jason Ruegg Employment Agreement

We have entered into a three-year employment agreement with Jason Ruegg (the “Mr. Ruegg Employment Agreement”) effective upon our initial public offering which shall automatically renew for one successive year periods unless terminated in accordance with the Mr. Ruegg Employment Agreement. Mr. Ruegg serves as our President and the Chairman of the Board.

Mr. Ruegg will receive an annual base salary of $500,000 and is and is eligible to receive performance bonuses to be determined by the Compensation Committee annually. The base salary may be increased at any time, at the Company’s sole discretion, based on the employee’s performance. Compensation may include stock options or restricted stock to be issued in accordance with the Company’s 2025 Equity Incentive Plan. The Mr. Ruegg Employment Agreement provides that Mr. Ruegg will be eligible to participate in all benefit and fringe benefit plans generally made available to our other executive officers.

The Mr. Ruegg Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Ruegg; (iii) by Mr. Ruegg without good reason upon 90 days written notice to us; (iv) by us for cause (as defined in the Mr. Ruegg Employment Agreement); (v) by us without cause; or (vi) by Mr. Ruegg for good reason (as defined in the Mr. Ruegg Employment Agreement).

The Mr. Ruegg Employment Agreement includes standard restrictive covenants in favor of our company, including, non-compete, confidentiality, and two-year post-termination customer and employee non solicitation.

Brian John Employment Agreement

We have entered into a three-year employment agreement with Brian John (the “Mr. John Employment Agreement”) effective upon our initial public offering which shall automatically renew for one successive year periods unless terminated in accordance with the Mr. John Employment Agreement. Mr. John serves as our Chief Executive Officer.

Mr. John will receive an annual base salary of $300,000 and is and is eligible to receive performance bonuses to be determined by the Compensation Committee annually. The base salary may be increased at any time, at the Company’s sole discretion, based on the employee’s performance. Compensation may include stock options or restricted stock to be issued in accordance with the Company’s 2025 Equity Incentive Plan. The Mr. John Employment Agreement provides that Mr. John will be eligible to participate in all benefit and fringe benefit plans generally made available to our other executive officers.

The Mr. John Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. John; (iii) by Mr. John without good reason upon 90 days written notice to us; (iv) by us for cause (as defined in the Mr. John Employment Agreement); (v) by us without cause; or (vi) by Mr. John for good reason (as defined in the Mr. John Employment Agreement).

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The Mr. John Employment Agreement includes standard restrictive covenants in favor of our company, including, non-compete, confidentiality, and two-year post-termination customer and employee non solicitation.

Chad Corbin Employment Agreement

We have entered into a three-year employment agreement with Chad Corbin (the “Mr. Corbin Employment Agreement”) effective upon our initial public offering which shall automatically renew for one successive year periods unless terminated in accordance with the Mr. Corbin Employment Agreement. Mr. Corbin serves as our Chief Financial Officer. Mr. Corbin will receive an annual base salary of $200,000. The base salary may be increased at any time, at the Company’s sole discretion, based on the employee’s performance. Compensation may include stock options or restricted stock to be issued in accordance with the Company’s 2025 Equity Incentive Plan. The Mr. Corbin Employment Agreement provides that Mr. Corbin will be eligible to participate in all benefit and fringe benefit plans generally made available to our other executive officers.

The Mr. Corbin Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Corbin; (iii) by Mr. Corbin without good reason upon 90 days written notice to us; (iv) by us for cause (as defined in the Mr. Corbin Employment Agreement); (v) by us without cause; or (vi) by Mr. Corbin for good reason (as defined in the Mr. Corbin Employment Agreement).

The Mr. Corbin Employment Agreement includes standard restrictive covenants in favor of our company, including, non-compete, confidentiality, and two-year post-termination customer and employee non solicitation.

Blake Phillips Employment Agreement

We have entered into a three-year employment agreement with Blake Phillips (the “Mr. Phillips Employment Agreement”) effective upon our initial public offering which shall automatically renew for one successive year periods unless terminated in accordance with the Mr. Phillips Employment Agreement. Mr. Phillips serves as our Chief Operating Officer.

Mr. Phillips will receive an annual base salary of $500,000 and is and is eligible to receive performance bonuses to be determined by the Compensation Committee annually. The base salary may be increased at any time, at the Company’s sole discretion, based on the employee’s performance. Compensation may include stock options or restricted stock to be issued in accordance with the Company’s 2025 Equity Incentive Plan. The Mr. Phlilips Employment Agreement provides that Mr. Phillips will be eligible to participate in all benefit and fringe benefit plans generally made available to our other executive officers.

The Mr. Phillips Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Phillips; (iii) by Mr. Phillips without good reason upon 90 days written notice to us; (iv) by us for cause (as defined in the Mr. Phillips Employment Agreement); (v) by us without cause; or (vi) by Mr. Phillips for good reason (as defined in the Mr. Phillips Employment Agreement).

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The Phillips Employment Agreement includes standard restrictive covenants in favor of our company, including, non-compete, confidentiality, and two-year post-termination customer and employee non solicitation.

Employee Benefit and Stock Plans

2025 Stock Incentive Plan

On April 29, 2025, our board of directors and our stockholders approved the Off The Hook YS Inc. 2025 Stock Incentive Plan, or the 2025 Plan. The 2025 Plan will become effective immediately prior to the closing of the Company’s initial public offering described herein. The principal provisions of the 2025 Plan are summarized below.

Administration

The 2025 Plan vests broad powers in a committee to administer and interpret the 2025 Plan. Our board of directors has initially designated the compensation committee to administer the 2025 Plan. Except when limited by the terms of the 2025 Plan, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting awards to one or more of our officers, subject to certain limitations and provided applicable law so permits.

Our board of directors may amend, alter, or discontinue the 2025 Plan and the compensation committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the 2025 Plan or modifying the classes of participants eligible to receive awards under the 2025 Plan will require ratification by our stockholders in accordance with applicable law. Additionally, as described more fully below, neither the compensation committee nor the board of directors is permitted to reprice outstanding options or stock appreciation rights without shareholder consent.

Eligibility

Any of our employees, directors, consultants, and other service providers, or those of our affiliates, are eligible to participate in the 2025 Plan and may be selected by the compensation committee to receive an award.

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Vesting

The compensation committee determines the vesting conditions for awards. These conditions may include the continued employment or service of the participant, the attainment of specific individual or corporate performance goals, or other factors as determined in the compensation committee’s discretion (collectively, “Vesting Conditions”).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under the 2025 Plan in connection with awards is 4,000,000 shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, the compensation committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the plan and in the number and option price of shares subject to outstanding options granted under the plan, to the end that after such event each optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The compensation committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.

Shares subject to 2025 Plan awards that expire without being fully exercised or that are otherwise forfeited, cancelled or terminated may again be made available for issuance under the 2025 Plan. However, shares withheld in settlement of a tax withholding obligation, or in satisfaction of the exercise price payable upon exercise of an option, will not again become available for issuance under the 2025 Plan.

Types of Awards

The following types of awards may be granted to participants under the 2025 Plan: (i) incentive stock options, or ISOs; (ii) nonqualified stock options, or NQOs and together with ISOs, options, and (iii) restricted stock.

Stock Options. An option entitles the holder to purchase from us a stated number of shares of Common Stock. An ISO may only be granted to an employee of ours or our eligible affiliates. The compensation committee will specify the number of shares of Common Stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of Common Stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The compensation committee may, in its sole discretion, permit payment of the exercise price of an option in the form of previously acquired shares based on the fair market value of the shares on the date the option is exercised, through means of “net settlement,” which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option or by such other means as it deems acceptable.

All options shall be or become exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the compensation committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

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Restricted Stock. A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of Common Stock subject to a restricted stock award. The restricted stock may be subject to Vesting Conditions. If the specified Vesting Conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common Stock will be forfeited to us. At the end of the restriction period, if the Vesting Conditions have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Change in Control

In the event of a change in control, the compensation committee may, on a participant-by-participant basis determine that, upon the occurrence of a change in control, each outstanding option shall terminate within a specified number of days after notice to the optionee thereunder, and each such optionee shall receive, with respect to each share of Common Stock subject to such Option, an amount equal to the excess of the fair market value of such shares immediately prior to such change in control over the exercise price per share of such option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof.

Repricing

Neither our board of directors nor the compensation committee may, without obtaining prior approval of our stockholders: (i) materially increase the number of shares that may be issued under the Plan; (ii) materially increase the benefits accruing to the participants under the plan; (iii) materially modify the requirements as to eligibility for participation in the plan; (iv) decrease the exercise price of an incentive option to less than 100% of the fair market value per share of Common Stock on the date of grant thereof or the exercise price of a nonqualified option to less than 100% of the fair market value per share of Common Stock on the date of grant thereof; (v) extend the term of any option beyond that provided for in the plan; (vi) reduce the exercise price of outstanding Options or effect repricing through cancellations and re-grants of new options; or (vii) increase the number of shares of Common Stock to be issued or issuable under the plan to an amount that is equal to or in excess of 19.99% of the number of shares of Common Stock outstanding before the issuance of the stock or securities.

Miscellaneous

Generally, awards granted under the 2025 Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a stockholder with respect to shares covered by options or restricted stock units, unless and until such awards are settled in shares of Common Stock. The Company’s obligation to issue shares or to otherwise make payments in respect of 2025 Plan awards will be conditioned on the Company’s ability to do so in compliance with all applicable laws and exchange listing requirements. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. The options granted under the 2025 Plan will expire as per the term fixed by the compensation committee, but in no event more than 10 years after the options have been granted.

As of the date of this prospectus, we have not granted, and do not currently plan to grant, any awards under the 2025 Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Each of the related party transactions described below was negotiated on an arm’s length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part, and are available electronically on the website of the SEC at www.sec.gov.

On July 22, 2019, the Off the Hook Yacht Sales NC, LLC (the “OTHYS”) entered into a loan agreement with Dan and Diane Ruegg, the parents of Jason Ruegg, the Company’s President. Pursuant to the agreement, Dan and Diane Ruegg agreed to loan up to $1 million in OTHYS. The loan is unsecured, bears interest at an annual rate of 7%, and has no maturity date. As of December 31, 2024, the outstanding balance was $1,054,179. As of June 30, 2025, the outstanding balance was $1,051,027.

On February 23, 2023, OTHYS entered into a loan agreement with Tom Ruegg, the uncle of Jason Ruegg, the Company’s President. Pursuant to the agreement, Tom Ruegg agreed to loan up to $500,000 in OTHYS. The loan is unsecured, bears interest at an annual rate of 7%, and it matures on July 1, 2027. As of June 30, 2025 and December 31, 2024, the outstanding principal balance were $268,422 and $358,992, respectively.

During 2023, OTHYS obtained a $45,691 working capital loan from OTH Realty II, LLC. As of December 31, 2023, the outstanding balance was $14,096. The loan was fully repaid during 2024, and as the amount was immaterial, no interest expense was incurred in connection with this loan.

On November 1, 2022, OTH Simon Marine YF, LLC (the “Boat Centre”) obtained a $570,000 working capital loan from Ruegg Capital Group. While the loan carries a 0% stated interest rate, Boat Centre has imputed interest at 7.5%. The outstanding balance decreased from $261,375 as of December 31, 2023 to $9,369 by December 31, 2024. As of March 31, 2025, the outstanding balance had been settled in full. For the years ended December 31, 2024 and 2023, Boat Centre recognized imputed interest expense of $33,725 and $42,750 respectively, which was recorded as both interest expense and an increase to additional paid-in capital. During the six months ended June 30, 2025 and 2024, Boat Centre recognized imputed interest of nil and $10,688, respectively, and recorded interest expense and an increase in additional paid-in capital.

On December 8, 2023, Azure Funding, LLC (“Azure”) secured a $100,000 working capital advance from Jason Ruegg. While the arrangement carried a 0% stated interest rate, Azure applied a 7.5% imputed interest. Azure fully repaid this advance by December 31, 2024. For the years ended December 31, 2024 and 2023, the Company recognized imputed interest expense of $7,021 and $479, respectively, which was recorded through both interest expense and an increase to additional paid-in capital. This working capital facility was structured as payable on demand.

In 2024, OTHYS paid the service expense on behalf of OTH Service NC, LLC. As of December 31, 2024, the balance amounted to $11,313, which was fully settled during the first quarter of 2025.

Member Contribution

During the year ended December 31, 2023, the Company recorded member capital contributions totaling $1,770,000, primarily related to related party loans forgiveness. In 2024, the Company received additional member contributions totaling $920,969 for related party loan forgiveness, which were recorded in additional paid-in capital. No equity securities were issued in connection with these capital contributions. No member contribution was recorded during the six months ended June 30, 2025.

Member Distribution

The Company’s member distributions to date were made based on member approvals and were not contractual obligations. These distributions represented profit distributions or were made to assist members with estimated tax liabilities arising from the Company’s pass-through tax status. The Company will not make any additional distributions after the initial public offering.

The Company’s member distribution for the years ending December 31, 2024 and 2023, was $736,289 and $286,057, respectively. The Company’s member distribution for the six months ended June 30, 2025 and 2024 was $1,418,082 and $1,519,411, respectively.

Year Ended December 31, 2024

Entity	Amount	Recipient(s)	Purpose
Azure	$100,000	Jason Ruegg, Glenn Overton, Katie Ruegg	General distribution
Boat Centre	$427,850	Jason Ruegg, Corey Simon	General distribution
OTHYS/Boat Centre/ Azure	$208,439	Jason Ruegg, Katie Ruegg, Glenn Overton, Corey Simon	Estimated income tax liabilities
	$736,289

Year Ended December 31, 2023

Entity	Amount	Recipient(s)	Purpose
Boat Centre	$74,210	Corey Simon	General distribution
OTHYS/Boat Centre/ Azure	$211,847	Jason Ruegg, Katie Ruegg, Glenn Overton, Corey Simon	Estimated income tax liabilities
	$286,057

For Six Months Ended June 30, 2025

Entity	Amount	Recipient(s)	Purpose
OTHYS	$1,156,570	Jason Ruegg	General distribution
Boat Centre	$239,000	Jason Ruegg, Corey Simon	General distribution
OTHYS/Boat Centre/ Azure	$22,512	Jason Ruegg, Katie Ruegg, Glenn Overton, Corey Simon	Estimated income tax liabilities
	$1,418,082

For Six Months Ended June 30, 2024

Entity	Amount	Recipient(s)	Purpose
OTHYS	$1,098,509	Jason Ruegg	General distribution
Boat Centre	$227,849	Jason Ruegg, Corey Simon	General distribution
OTHYS/Boat Centre/ Azure	$193,053	Jason Ruegg, Katie Ruegg, Glenn Overton, Corey Simon	Estimated income tax liabilities
	$1,519,411

Our Policy Regarding Related Party Transactions

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Prior to the closing of this offering, our board of directors will adopt a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held Common Stock that is listed on NYSE American. Under the new policy:

● any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee; and

● any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

● management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

● management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

● management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act and the Exchange Act and related rules; and

● management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director, should consider whether such transaction would compromise the director’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the           , and the Code.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the date of this prospectus by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock (other than named executive officers and directors);

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The number of shares of Common Stock beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock before this Offering is based on 20,000,000 shares of Common Stock outstanding as of the date of this prospectus. Percentage ownership of our Common Stock after the Offering is based on 25,000,000 shares of Common Stock outstanding after the Offering. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the date of this prospectus are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating the beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Off the Hook YS Inc., 1701 Jel Wade Dr, Wilmington, NC 28401. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Beneficial Ownership Before the Offering Common Stock (1)		Beneficial Ownership After the Offering Common Stock
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
Ruegg Capital Group Inc (2)	11,250,000	56.3%	11,250,000	45.0%
Jason Ruegg	2,643,750	13.2%	2,643,750	10.6%
Executive Officers and Directors:
Jason Ruegg (3)	13,893,750	69.5%	13,893,750	55.6%
Brian John	5,000,000	25.0%	5,000,000	20.0%
Chad Corbin	-	-
Blake Phillips	-	-
Andrew Simmons	-	-
Mike Kosloske	-	-
Mary Reynolds	-	-
Jim Segrave	-	-
George Jousma	-	-
Robert Gonnelli
All directors and executive officers as a group	-	94.5%		75.6%

(1)	Assuming the completion of the Reorganization.
(2)	Jason Ruegg is 100% owner of Ruegg Capital Group Inc.
(3)	13,893,750 shares of Common Stock beneficially owned by Jason Ruegg include (i) 2,643,750 shares of Common Stock held by Mr. Ruegg directly, and (ii) 11,250,000 shares of Common Stock Mr. Ruegg held through Ruegg Capital Group Inc.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock and certain provisions of our articles of incorporation and bylaws. Copies of these documents will be filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our articles of incorporation authorizes capital stock consisting of:

●	100,000,000 shares of Common Stock, par value $0.001 per share; and

●	100,000 shares of blank check preferred stock, par value $0.001 per share.

We are selling 5,000,000 shares of Common Stock in this offering based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus. All of our Common Stock outstanding upon consummation of this offering will be fully paid and non-assessable.

The following description of our capital stock and provisions of our articles of incorporation and by-laws are summaries and are qualified by reference to the articles of incorporation and by-laws. We urge you to read our articles of incorporation and our by-laws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Certain provisions of our articles of incorporation and our by-laws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting. The holders of our Common Stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

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Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and subject to any rights of preferred stockholders, the holders of shares of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our Common Stock do not have preemptive, subscription, redemption, or conversion rights. There will be no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to 100,000 shares of blank check preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. There are no shares of preferred stock designated or outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our Common Stock until our board of directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

●	restricting dividends on our Common Stock;

●	diluting the voting power of our Common Stock;

●	impairing liquidation rights of our Common Stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

The board of directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Acquisition of Controlling Interests

Nevada law also protects the corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in Nevada Revised Statutes (the “NRS”) 78.378 to 78.3793, inclusive. Delaware law does not have similar provisions.

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The restriction on acquisition of a controlling interest applies to corporations which have 200 or more stockholders of record (at least 100 of whom have had addresses in Nevada at all times during the 90 days immediately preceding the date of the acquisition) and conducts business in Nevada, unless the Articles of Incorporation or bylaws of the corporation in effect on the tenth day after the acquisition of a controlling interest provide otherwise. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Once an acquirer crosses one of these thresholds by acquiring a controlling interest in the corporation, the shares which the acquirer acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest in the corporation become “control shares.” Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or a special meeting of such stockholders held upon the request and at the expense of the acquiring person, or, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and, provided that the proper procedure is adhered to, the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the Articles of Incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

NRS 78.138 provides that directors of a corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless: (a) the presumption that directors and officers acted in good faith on an informed basis with a view toward the best interest of the corporation has been rebutted and (b) it is proven that:

●	The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

●	such breach involved intentional misconduct, fraud or a knowing violation of law.

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Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our affiliates or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is ClearTrust Stock Transfer Company, Inc.

Trading Symbol and Market

We intend to apply to list our Common Stock on NYSE American under the symbol “OTH”.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there was no public market for our Common Stock, and no predictions can be made about the effect, if any, that market sales of our Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, future sales of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock and could impair our ability to raise capital through future sales of our securities. See “Risk Factors - Risks Relating to this Offering - A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.” Furthermore, although we intend to apply to have our Common Stock listed on NYSE American, we cannot assure you that there will be an active public trading market for our Common Stock.

Upon the closing of this Offering, based on the number of shares of our Common Stock outstanding as of            , 2025, we will have an aggregate of 25,000,000 shares of our Common Stock outstanding. Of these shares of our Common Stock, all of the shares sold in this Offering (or shares if the underwriter exercises in full its option to purchase additional shares) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule144 under the Securities Act, whose sales would be subject to the Rule144 resale restrictions described below, other than the holding period requirement.

Of the remaining shares of our Common Stock, approximately 20,000,000 will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. We expect that substantially all of these shares will be subject to lock-up agreements restricting resale for 180 days following the closing of this offering, with a 12-month lock-up applicable to our directors and officers. Upon expiration of these lock-up period, we estimate that approximately 20,000,000 shares of our Common Stock will be available for sale in the public market, subject in some cases to applicable volume limitations under Rule 144.

Lock-Ups

Pursuant to “lock-up” agreements, we, our executive officers and directors, and our sole stockholder prior to completion of this offering, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of six (6) months after the date of this prospectus in the case of the Company and all securityholders generally, and twelve (12) months in the case of our directors and executive officers.

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Rule 144

Affiliate Resales of Restricted Securities. In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned shares of our Common Stock for at least six months would be entitled to sell in “brokers transactions” or certain “riskless principal transactions” or to market makers, a number of shares within any three month-period that does not exceed the greater of:

●	1% of the number of our Common Stock then outstanding, which will equal approximately 93,150 shares of our Common Stock immediately after this Offering; or

●	the average weekly reported trading volume in shares of our Common Stock on NYSE American during the four calendar weeks preceding the date on which a notice of the sale on Form 144 is filed with the SEC with respect to such sale.

Affiliates resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and NYSE American concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Non-Affiliate Resales of Restricted Securities. In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned shares of our Common Stock for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement.

Non-affiliate resales are not subject to manner of sale, volume limitation or notice filing provisions of Rule 144.

Rule 701

In general, under Rule 701 of the Securities Act, each of our employees, officers, directors, consultants or advisors who purchases shares of our Common Stock from us in connection with a compensatory stock or option plan or other written agreement executed before the effective date of the registration statement under the Securities Act is entitled to resell such shares 90 days after such effective date in reliance on Rule 144. An affiliate of ours can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of ours can resell shares in reliance on Rule 144 without having to comply with the current public information and holding period requirements.

The SEC has indicated that Rule 701 will apply to typical options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act. Following the offering, we intend to file a registration statement on Form S-8 under the Securities Act covering approximately shares of Common Stock issued or issuable upon the exercise of stock options, subject to outstanding options or reserved for issuance under our employee and director stock benefit plans. Accordingly, shares registered under the registration statement will, subject to Rule 144 provisions applicable to affiliates, be available for sale in the open market, except to the extent that the shares are subject to vesting restrictions or the contractual restrictions described above.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this Offering, but does not purport to be a complete and comprehensive analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not addressed herein. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

This discussion is limited to non-U.S. holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities or currencies;

●	persons that hold more than 5% of our Common Stock, directly or indirectly;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement; and

●	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner (or person or entity treated as a partner) will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE AND DOES NOT SERVE AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our Common Stock that is neither a “U.S. person,” nor an entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, such distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Sale or Other Disposition of Common Stock.”

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Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly completed and executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder holds stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities (e.g., partnerships) rather than corporations or individuals.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Common Stock constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we would be a USRPHC if our USRPIs comprise (by fair market value) at least 50% of our business assets. We believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. There can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a USRPHC and your ownership of our Common Stock exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder either certifies under penalties of perjury its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including deemed distributions) on our Common Stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Such information returns generally include the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRAS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and applicable Treasury Regulations (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations, eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in our Common Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

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UNDERWRITING

ThinkEquity LLC (“ThinkEquity” or the “Underwriter”) is acting as sole book-runner. Subject to the terms and conditions of an underwriting agreement between us and the Underwriter, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Name of Underwriter	Number of Shares of Common Stock
ThinkEquity LLC

Total

The underwriting agreement provides that the obligation of the underwriter to purchase all of the shares of Common Stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the Offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares of Common Stock being offered to the public, other than those covered by the over-allotment option described below, if any of these shares of Common Stock are purchased.

The Underwriter is offering the shares of Common Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriter an option to purchase an additional fifteen percent (15.0%) of the total number of shares of this Offering, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase, based on the assumed offering price, up to an additional 750,000 shares of Common Stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with this Offering and may exercise this option to purchase additional shares. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the Underwriter, and the Underwriter will be obligated to purchase, these additional shares of Common Stock.

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Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Underwriter of the over-allotment option.

	Per Share of Common Stock	Total (No Exercise)	Total (Full Exercise)
Public offering price	$	$	$
Underwriting discounts and commissions (7.5%)
Proceeds, before expenses, to us	$	$	$

The Underwriter proposes to offer the shares of Common Stock offered by us to the public at the public offering price per share of Common Stock set forth on the cover of this prospectus. In addition, the Underwriter may offer some of the shares of Common Stock to other securities dealers at such price, less a concession of $             per share of Common Stock. After the Offering, the public offering price and concession to dealers may be changed. We have agreed to pay a non-accountable expense allowance to the Underwriter equal to 0.90%. of the gross proceeds received at the completion of this Offering. We have paid $50,000 to the Underwriter as an advance to be applied towards actual out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).

We have agreed to reimburse the Underwriter for all of its expenses, including, among other things, (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (b) all filing fees and expenses associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Shares on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American and on such other stock exchanges as the Company and Underwriter together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as Underwriter may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as Underwriter may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Underwriter may reasonably deem necessary; (h) the costs and expenses of the public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Shares; (j) fees and expenses of the transfer agent for the Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Underwriter; (l) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Underwriter may reasonably request, in an amount not to exceed $3,000; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the fees and expenses of the Underwriter’s legal counsel not to exceed $125,000; (q) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; (r) $10,000 for data services and communications expenses; (s) up to $10,000 of the Underwriter’s actual accountable “road show” expenses; and (t) up to $30,000 of the Underwriter’s market making and trading, and clearing firm settlement expenses for the Offering.

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Underwriter’s Warrants

We have agreed to issue to the Underwriter (or its permitted assignees) warrants to purchase up to a total 5% of the shares of Common Stock sold in the Offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities in the Offering, at a price per share equal to $       , which is 125% of the public offering price per share of Common Stock at the Offering. Pursuant to FINRA Rule 5110(g), the Underwriter’s Warrant and any shares issued upon exercise of the Underwriter’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this Offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, the Underwriter’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the date of the underwriting agreement in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will a one-time demand registration right and unlimited piggyback rights consistent with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Underwriter’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Determination of Offering Price

The offering price has been negotiated between the Underwriter and us. In determining the offering price of the securities, the following factors were considered:

●	prevailing market conditions;

●	our historical performance and capital structure;

●	estimates of our business potential and earnings prospects;

●	an overall assessment of our management; and

●	the consideration of these factors in relation to market valuation of companies in related businesses.

Listing Application

We intend to apply for our Common Stock to be listed on NYSE American under the symbol “OTH”. The consummation of this Offering is contingent upon the approval of our listing on NYSE American, however, it is unlikely we would meet the initial listing standards of NYSE American unless this Offering is consummated. If our listing application is not approved by NYSE American, we will not consummate the Offering and will terminate this Offering.

Lock-Up Agreements

We have agreed that without the approval of the Underwriter, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of six (6) months following the closing of this Offering. Each of our officers, directors and all other securityholders as of the closing date of this offering (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed to enter into customary “lock-up” agreements in favor of ThinkEquity. Pursuant to these agreements, such persons and entities have agreed, without the prior written consent of ThinkEquity, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any securities of the Company for a period of twelve (12) months from the closing date of this offering in the case of our officers and directors, and six (6) months in the case of all other securityholders. These restrictions also apply to the issuance of shares of Common Stock upon the exercise or conversion of outstanding derivative securities, unless otherwise approved by ThinkEquity.

100

Additionally, we agreed that for a period of twelve (12) months following the closing of this Offering, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of our shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock in any “at-the-market”, continuous equity or variable rate transaction, without the prior consent of ThinkEquity.

ThinkEquity may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Underwriter a right of first refusal, for a period of eighteen (18) months from the closing of this Offering, to act as sole investment banker, back-runner and/or sole placement agent for any and all future public or private equity offering, including all equity-linked or debt offerings during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company. We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the Underwriter. Such offer shall be made in writing in order to be effective. The Underwriter shall notify us within ten (10) business days of its receipt of the written offer contemplated above as to whether it agrees to accept such retention. If the Underwriter should decline such retention, we shall have no further obligations to the Underwriter with respect to the Offering for which it has offered to retain the Underwriter.

Tail

We have also agreed to pay the Underwriter a tail fee consisting of a cash fee and warrants equal to the cash compensation payable to the Underwriter in this Offering, if any investor, who was contacted or introduced to us by the Underwriter, following the termination or expiration of the engagement by the Company prior to Closing, provides us with capital in any public or private equity offering or other financing or capital raising transaction during the twelve (12) month period following expiration or termination of our engagement of the Underwriter, provided, however, that we have the right to terminate its engagement of the underwriter for cause in compliance with FINRA Rule 5110(g)(5) (B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

101

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this Offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares of Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this Offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this Offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

102

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the Offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this Offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, nis authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

103

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) ) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

104

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus will not be circulated or distributed in the People’s Republic of China (PRC) and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

105

LEGAL MATTERS

The validity of the shares of Common Stock covered by this prospectus will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters relating to the offering will be passed upon for the underwriter by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of Off The Hook as of and for the years ended December 31, 2024 and 2023 appearing in this prospectus have been audited by M&K CPAS, PLLC, independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in this prospectus and registration statement in reliance upon the report appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

106

F-1

OFF THE HOOK YS INC. AND AFFILIATES

Unaudited Condensed Combined Balance Sheets

As of June 30, 2025 and December 31, 2024

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,123,202	$2,927,126
Accounts receivable, net	261,487	104,317
Inventory	24,575,013	22,593,422
Prepaid expense	2,523,843	2,388,782
Private label receivable	-	4,942
Other current assets	351,402	840,401
TOTAL CURRENT ASSETS	30,834,947	28,858,990

NON-CURRENT ASSETS
Property, plant and equipment, net	374,129	461,709
Other receivable	35,371	42,192
Private label receivable	-	185,550
Due from related party	-	11,313
Right-of-use assets	1,669,534	1,505,986
Goodwill	570,000	570,000
Intangible assets, net	481,667	-
TOTAL NON-CURRENT ASSETS	3,130,701	2,776,750

TOTAL ASSETS	$33,965,648	$31,635,740

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$587,426	$962,725
Accrued liabilities	524,732	507,284
Lease liabilities, current	413,894	382,731
Line of credit	2,822,573	2,833,400
Current portion of long-term debt	137,501	137,468
Due to related party	1,319,449	1,422,540
Customer deposit	3,058,167	2,350,219
Floor plan notes payable	22,762,465	20,595,517
Other current liabilities	144,003	110,547
Contingent liabilities	350,000	-
TOTAL CURRENT LIABILITIES	32,120,210	29,302,431

LONG-TERM LIABILITIES
Long-term debt, noncurrent	176,396	229,295
Lease liabilities, noncurrent	1,276,119	1,136,624
TOTAL LONG-TERM LIABILITIES	1,452,515	1,365,919

TOTAL LIABILITIES	33,572,725	30,668,350

MEMBERS’ DEFICIT
Common stock, with $0.001 par value, 100,000,000 number of common stocks authorized, 20,000,000 shares of common stocks issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.*	20,000	20,000
Additional paid-in capital	2,774,944	2,774,944
Retained earnings	(2,402,021)	(1,827,554)
TOTAL MEMBERS’ EQUITY	392,923	967,390

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$33,965,648	$31,635,740

*Par value of common stocks, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these unaudited condensed combined financial statements

F-2

OFF THE HOOK YS INC. AND AFFILIATES

Unaudited Condensed Combined Statements of Operations

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024

Revenues	$31,348,061	$31,012,742	$58,586,843	$51,844,591
Cost of revenues	28,681,279	29,078,425	53,243,432	47,816,951
Gross profit	2,666,782	1,934,317	5,343,411	4,027,640

Operating expenses:
Depreciation and amortization	86,837	72,684	123,210	138,027
Selling, general and administrative	399,992	335,406	823,852	796,659
Advertising and marketing	47,609	91,838	376,655	218,879
Professional services	47,193	137,776	101,480	168,582
Salaries and wages	745,281	614,763	1,600,563	1,206,629
Rent expenses	227,403	97,180	384,561	187,055
Total operating expenses	1,554,315	1,349,647	3,410,321	2,715,831

Income from operations	1,112,467	584,670	1,933,090	1,311,809

Other expenses:
Interest expense, net	(571,214)	(395,111)	(1,116,512)	(801,357)
Other income	19,482	291,475	33,931	309,411
Other expense	(6,894)	(1,500)	(6,894)	(107,857)
Total expenses	(558,626)	(105,136)	(1,089,475)	(599,803)

Net Income	$553,841	$479,534	$843,615	$712,006

Basic and diluted net income per membership shares	$0.03	$0.02	$0.04	$0.04
Basic and diluted weighted average membership shares outstanding	20,000,000	20,000,000	20,000,000	20,000,000

*Par value of common stocks, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these unaudited condensed combined financial statements

F-3

OFF THE HOOK YS INC. AND AFFILIATES

Unaudited Condensed Combined Statements of Changes in Members’ Equity

	Common Stocks		Additional Paid-in	Retained	Total Members’
	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2023	20,000,000	$20,000	$1,813,229	$(2,082,949)	$(249,720)

Imputed Interest	-	-	10,688	-	10,688

Member Distribution	-	-	-	(559,834)	(559,834)

Net income	-	-	-	232,472	232,472

Balance, March 31, 2024	20,000,000	$20,000	$1,823,917	$(2,410,311)	$(566,394)

Member Distribution	-	-	-	(959,578)	(959,578)

Net income	-	-	-	479,534	479,534

Balance, June 30, 2024	20,000,000	$20,000	$1,823,917	$(2,890,355)	$(1,046,438)

Balance, December 31, 2024	20,000,000	$20,000	$2,774,944	$(1,827,554)	$967,390

Member Distribution	-	-	-	(591,906)	(591,906)

Net Income	-	-	-	289,774	289,774

Balance, March 31, 2025	20,000,000	$20,000	$2,774,944	$(2,129,686)	$665,258

Member Distribution	-	-	-	(826,176)	(826,176)

Net lncome	-	-	-	553,841	553,841

Balance, June 30, 2025	20,000,000	$20,000	$2,774,944	$(2,402,021)	$392,923

*Par value of common stocks, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these unaudited condensed combined financial statements

F-4

OFF THE HOOK YS INC. AND AFFILIATES

Unaudited Condensed Combined Statements of Cash Flows

	For the six months ended June 30,
	2025	2024

Cash flows from operating activities:
Net income	$843,615	$712,006
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	123,210	138,027
Imputed interest	-	10,688
Changes in operating assets and liabilities:
Accounts receivable	(157,170)	(290,458)
Private label receivable	190,492	987,138
Other receivable	6,821	(29,273)
Inventory	(1,981,591)	(1,122,297)
Prepaid expense	(135,061)	(295,179)
Other current assets	488,999	(329,059)
Due from related parties	11,313	(3,653)
Right-of-use assets	215,894	97,214
Accounts payable	(375,299)	376,054
Accrued liabilities	17,448	(120,167)
Customer deposits	707,948	(881,509)
Other current liabilities	33,456	541,423
Lease liabilities	(208,784)	(95,069)

Net cash used in operating activities	(218,709)	(304,114)

Cash flows from investing activities:
Purchase of fixed assets	(17,297)	(97,040)
Acquisition of intangible assets	(150,000)	-

Net cash used in investing activities	(167,297)	(97,040)

Cash flows from financing activities:
Proceeds from line of credit	(10,827)	560,171
Payment to line of credit	-	(298,999)
Member distribution	(1,418,082)	(1,519,412)
Proceed from short-term loan payable	-	87,188
Payment to short-term loan payable	-	(70,000)
Proceed from floorplan notes payables	39,555,059	19,488,281
Payment to floor plan notes payable	(37,388,111)	(17,561,847)
Proceed from long-term debt	59,428	150,583
Payment to long-term debt	(112,294)	(140,555)
Proceeds from related party debts	9,103	1,236,335
Repayments on related party debts	(112,194)	(1,616,083)

Net cash provided by financing activities	582,082	315,662

Net change in cash	196,076	(85,492)

Cash and cash equivalents, beginning of period	$2,927,126	1,654,631

Cash and cash equivalents, end of period	$3,123,202	$1,569,139

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	1,079,072	790,669

NON-CASH INVESTING AND FINANCING ACTIVITIES
Establishment of ROU assets and liabilities	$368,620	$389,951
Stock consideration recorded as contingent liability for assets acquisition	$350,000	$-

The accompanying notes are an integral part of these unaudited condensed combined financial statements

F-5

OFF THE HOOK YS INC. AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS

June 30, 2025 and December 31, 2024

NOTE 1. NATURE OF BUSINESS AND ORGANIZATION

Off The Hook YS Inc. (the “OTH”) is a company established in Nevada. It is a holding company established on January 3, 2025 with no business operation. Off The Hook Yacht Sales NC, LLC (the “OTHYS”) and OTH Simon Marine YF, LLC (the “Boat Center”) sell yachts and boats to the public. Azure Funding, LLC (the “Azure”) is a recreational loan broker and lender, focused on providing financing services to individuals for marine, aviation and recreational vehicle purchases. OTH, OTHYS, Boat Center and Azure collectively referred to as the Company. The Company engages primarily in the retail sale, brokerage, and service of new and pre-owned boats, yachts and trailers, and offers slip and storage accommodation in certain locations. The Company also arranges related boat financing, insurance, and extended service contracts for customers with Azure or third-party lenders and insurance companies. The following list details the ownership interests of the entities; these entities are directly and indirectly controlled by Jason Ruegg.

Entity	Ownership Interests
Off The Hook YS Inc.	100% owned by Jason Ruegg
Off the Hook Yacht Sales NC, LLC(OTHYS)	100% owned by Ruegg Capital Group, Inc.
Azure Funding, LLC (Azure)	- Katie Ruegg: 10%
- Glenn Overton: 22.5%
- Jason Ruegg: 67.5%
OTH Simon Marine YF LLC (Boat Center)	- Jason Ruegg: 75%
- Corey Simon: 25%

In preparation for listing (“Listing”) on the U.S. Exchange Market, holders of equity interests (the “OTH Owners”) in OTHYS, Boat Center and Azure(the “OTH Companies”) agreed to undertake a restructuring of their ownership interests in the OTH Companies by consolidating such companies under OTH, which upon completion of the consolidation, the OTH Owners collectively own 100% of the issued and outstanding shares of common stock of OTH, and each of the OTH Companies will be a wholly owned subsidiary of OTH.

Immediately before and after the Reorganization as described above, OTH and Operating Subsidiaries were effectively controlled by the same controlling shareholders, and given no change on control, the transaction is accounted for as business combination under common control.

For financial reporting purpose, the contribution of Operating Subsidiaries represented a transaction between entities under common control, resulted in a change in reporting entity and required retrospective combination of entities for all periods presented, as if the combination has been in effect since the inception of common control. Accordingly, the combined financial statements of OTH and Operating Subsidiaries reflect the accounting of the combined subsidiaries at historical carrying values, except that equity reflects the equity of OTH.

Boats and Buyers Acquisition

In April 2025, the Company entered into a Stock Purchase Agreement dated April 25, 2025 (the “SPA”) with Jeffrey Matthew Reistad, Ahren Reistad and Ethan Reistad (collectively, the “Sellers”), to acquire 100% of the issued and outstanding shares of Boats and Buyers, Inc., a Delaware corporation, together with its related websites including www.boatscollective.com and other intellectual property (collectively, the “Boats and Buyers”). Pursuant to the SPA, the total purchase consideration consisted of cash of $150,000 and 100,000 shares of the Company’s common stock, par value $0.001 per share, to be allocated among the Sellers as specified in the agreement. The share issuance will occur after the Company’s registration statement on Form S-1 is declared effective. The SPA also provides that if the Company does not complete its initial public offering by November 30, 2025, the Sellers may require the Company to repurchase all of their shares at $3.50 per share, payable on or before December 31, 2025. The accounting treatment of this transaction is further discussed in Note 7 and Note 19.

F-6

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited condensed combined financial statements and the notes thereto have been prepared in accordance with Generally Accepted Accounting Principles (“U.S. GAAP”) in the United States of America and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”) for interim reporting. The Company’s fiscal year end date is December 31. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These unaudited condensed combined financial statements have been prepared on the same basis as its annual combined financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2025, or for any other interim period or for any other future year. All intercompany balances and transactions have been eliminated in the combined financial statements.

The combined financial statements include the financial statements of the entities noted in Note 1 above.

These unaudited condensed combined financial statements should be read in conjunction with the Company’s audited combined financial statements and the notes thereto included in with this filing for the year ended December 31, 2024.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which opted out of utilizing the emerging growth company reduced reporting requirements difficult.

Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, allowance for deferred tax assets, uncertain tax position, incremental borrowing rates used in calculation of the operating lease right-of-use assets and operating lease liabilities and the estimated cost and the input measure method used in revenue recognition. Actual results could differ from those estimates, and as such, differences could be material to the combined financial statements.

F-7

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents. The Company considered highly liquid investments that were readily convertible to known amounts of cash and with original maturities from the date of purchase of three months or less to be cash equivalents. All cash and cash equivalents are unrestricted as to withdrawal and use.

Restricted cash represents the deposits held in designated bank accounts for security of the repayment of the notes payable. The Company has no restricted cash as of June 30, 2025 and December 31, 2024, respectively.

Accounts Receivable, net

Accounts receivables are recorded at invoiced amounts, net of an allowance for credit losses, and do not bear interest. In accordance with Accounting Standards Update No. 2016-13 “Financial Instruments—Credit Losses” (“ASC 326”), the Company measures its allowance for credit losses using an expected credit loss model that reflects the Company’s current estimate of expected credit losses inherent in the enterprise and the accounts receivable balance. In determining the expected credit losses, the Company considers its historical loss experience, the aging of its accounts receivable balance, current economic and business conditions, and anticipated future economic events that may impact collectability. The Company reviews its allowance for credit losses periodically and as needed, amounts are written-off when determined to be uncollectible. As of June 30, 2025 and December 31, 2024, no allowance for credit losses was recognized.

Inventory, net

Inventories primarily consist of new and pre-owned boats, including yachts, that are held for sale in the ordinary course of business. These inventories are acquired through two primary channels: (i) direct purchases from manufacturers and vendors, and (ii) trade-ins from customers as part of boat sales transactions. The inventory acquired through trade-ins is initially measured and recognized based on the estimated future selling price of the boat, less a gross profit amount to be realized when the trade-in asset is sold and an estimate of any reconditioning work required to ready the asset for sale.

Inventories are stated at the lower of cost or net realizable value. The cost of the new and pre-owned boat inventory is determined using the specific identification method. In assessing lower of cost or net realizable value, the Company considers the aging of the boats, historical sales of a brand and current market conditions. Parts and accessories are determined using methods which vary by subsidiary and include both the average cost method and first-in, first-out (“FIFO”). As of June 30, 2025 and December 31, 2024, the amount of parts and accessories was immaterial.

Property, plant and equipment, net

Property, plant and equipment (including construction in progress) are stated at cost less accumulated depreciation and impairment charges. Depreciation is calculated primarily based on the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the assets except the depreciation method for mold and tooling:

Useful Life
Building and improvements	39 years
Leasehold improvements	The shorter of useful life and lease term
Furniture and fixtures	5-10 years
Equipment	5-10 years
Vehicles	3-5 years

F-8

Construction in progress represents manufacturing facilities and equipment under construction and is stated at cost. The capitalization of these costs ceases when construction in progress is transferred to property, plant and equipment and substantially ready for its intended use. No depreciation is recorded for construction in progress.

When assets are retired or otherwise disposed of, the cost, accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the combined statements of operations in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expense as incurred.

Intangible Asset

The Company’s intangible assets consist primarily of websites and related intellectual property acquired through an asset acquisition completed in April 2025. As described in Note 7, the total consideration for the acquisition was allocated entirely to intangible assets. Intangible assets acquired in an asset acquisition are initially recognized at cost, which is measured as the fair value of the consideration transferred.

Following initial recognition, intangible assets are carried at cost less accumulated amortization and any accumulated impairment losses. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives, which reflect the period over which the assets are expected to generate economic benefits. The Company reviews the amortization period and method at least annually and adjusts them prospectively if there are changes in expected useful life or the pattern of economic benefit consumption.

As of June 30, 2025, the Company’s intangible assets relate to a website and associated intellectual property acquired in April 2025, which are being amortized over a five-year period.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will affect the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. When an impairment loss is recognized for assets to be held and used, the adjusted carrying amounts of those assets are depreciated over their remaining useful life. For the periods presented, we have not recorded any material impairment.

Goodwill

We account for acquisitions in accordance with FASB ASC 805, “Business Combinations” (“ASC 805”), and goodwill in accordance with ASC 350, “Intangibles — Goodwill and Other” (“ASC 350”). For business combinations, the excess of the purchase price over the estimated fair value of net assets acquired in a business combination is recorded as goodwill. In accordance with ASC 350, we test goodwill impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Our annual impairment test is performed during the third fiscal quarter. If the carrying amount of a reporting unit’s goodwill exceeds its fair value we recognize an impairment loss in accordance with ASC 350. Based upon our most recent analysis, we determined through our qualitative assessment that it is not “more likely than not” that the fair values of our reporting units are less than their carrying values. As a result, we were not required to perform a quantitative goodwill impairment test.

The qualitative assessment requires us to make judgments and assumptions regarding macroeconomic and industry conditions, our financial performance, and other factors. We do not believe there is a reasonable likelihood that there will be a change in the judgments and assumptions used in our qualitative assessment which would result in a material effect on our operating results.

F-9

Sales Tax

The Company collects sales tax on all of the Company’s sales to nonexempt customers and remits the entire amount to the states that imposed the sales tax. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Asset Acquisition

The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen is met, the transaction is accounted for as an asset acquisition. If the screen is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the screen test to determine whether an acquisition is a business combination or an acquisition of assets.

For asset acquisitions, a cost accumulation model is used to determine the cost of an asset acquisition. Common stock, warrants and options issued as consideration in an asset acquisition are generally measured based on the acquisition date fair value of the equity interests issued. Direct transaction costs are recognized as part of the cost of an asset acquisition. The Company also evaluates which elements of a transaction should be accounted for as a part of an asset acquisition and which should be accounted for separately. The cost of an asset acquisition, including transaction costs, are allocated to identifiable assets acquired and liabilities assumed based on a relative fair value basis. Goodwill is not recognized in an asset acquisition. Any difference between the cost of an asset acquisition and the fair value of the net assets acquired is allocated to the non-monetary identifiable assets based on their relative fair values.

Leases

The Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB. The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the combined balance sheets.

The Company has assessed the following: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contains a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current, and operating lease liability, non-current in the Company’s combined balance sheets. Please refer to Note 13 for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its financial position, results of operations and cash flows.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The operating lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The operating lease ROU assets also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

F-10

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its combined balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its combined statements of operations and cash flows. The Company has operating lease agreements with insignificant non-lease components and has elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the six months ended June 30, 2025 and 2024, the Company did not have any impairment loss against its operating lease ROU assets.

Warranties

The Company provide limited product warranties, generally covering periods of ten years for the hull and the motors are under warranty by their manufacturer.

In addition, the Company provides a three-year limited fiberglass small parts warranty on some small fiberglass parts and components, such as consoles. Gelcoat is covered up to one year. Additionally, fiberglass lids, plastic lids, electrical panels, bilge pumps, aerator pumps or other electrical devices (excluding stereos, depth finders, radar, chart plotters except for installation if installed by OTHYS.), steering systems, electrical panels, and pumps are covered under a one-year basic limited systems warranty. Some materials, components or parts of the boat that are not covered by our limited product warranties are separately warranted by their manufacturers or suppliers. These other warranties include warranties covering engines purchased from suppliers and other components.

Standard warranties require us or our dealers to repair or replace defective products during such warranty periods at no cost to the consumer. During the warranty period, we reimburse dealers for all or a portion of the cost of repair or replacement performed by the dealers on the products (mainly composed of parts or accessories provided by us and labor costs incurred by dealers). Although we employ quality control procedures, sometimes a product is distributed that needs repair or replacement. The repair and replacement cost we could incur in connection with a recall could adversely affect our business. In addition, product recalls could harm our reputation and cause us to lose customers, particularly if recalls cause consumers to question the safety or reliability of our products. There were no material product warranty repairs during the six months ended June 30, 2025 and 2024.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivables and other current assets, amounts due from/(to) related parties, accrued liabilities, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

F-11

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, inventory, prepaid expenses, other current assets, account payables, accrued liabilities, current maturities of operating lease liabilities, current portion of income taxes payable, customer deposits, due to related parties, and floor plan notes payables approximate the fair value of the respective assets and liabilities as of June 30, 2025 and December 31, 2024 due to their short-term nature.

Revenue Recognition

The majority of our revenue is from contracts with customers for the sale of boats, yachts, and trailers. We recognize revenue from boat, yacht, and trailer sales upon transfer of control of the boat, yacht, or trailer to the customer, which is generally upon acceptance of the boat, yacht, and trailer by the customer and the satisfaction of our performance obligations. The transaction price is determined with the customer at the time of sale.

Boat, yacht, and trailer sales transactions often include both cash and non-cash consideration. Cash consideration is paid directly by the Company’s customers or by third-party financial institutions financing the Company’s customer transactions. Non-cash consideration is in the form of trade-in used boats. The Company assigns a value to trade-in assets by estimating a future selling price, which the Company estimates based on relevant internal and third-party data, less a gross profit amount to be realized at the time the trade-in asset is sold and an estimate of any reconditioning work required to ready the asset for sale. Both cash and non-cash consideration may be received prior to or after the Company’s performance obligation is satisfied. Any consideration received prior to the satisfaction of the Company’s performance obligation is recognized as deferred revenue. Revenue recognized associated with trade-ins solely relates to end-user boat purchasers and not to boat manufactures or other wholesalers. As of June 30, 2025 the Company held trade-in boats recorded as inventory with a total value of $3,183,288. For the six months ended June 30, 2025, the Company recognized $1,487,499 in revenue from the sale of trade-in boats. As of June 30, 2024 the Company held trade-in boats recorded as inventory with a total value of $1,167,500. For the six months then June 30, 2024, the Company recognized $1,484,500 in revenue from the sale of trade-in boats.

Revenue is recognized from the sale of products and commissions earned on new and pre-owned boats (including used, brokerage, consignment and wholesale) when ownership is transferred to the customer, which is generally upon acceptance or delivery to the customer. At the time of acceptance or delivery, the customer is able to direct the use of, and obtain substantially all of the benefits at such time.

Principal versus Agent Considerations:

We evaluate whether we are acting as a principal or an agent in each type of revenue transaction by assessing whether we control the specified goods or services before they are transferred to the customer, in accordance with ASC 606. We are the principal for sales of new, pre-owned, consignment, and wholesale boats, because we control the boat or yacht before transfer to the customer, bear the inventory risk, and have discretion in establishing prices. Accordingly, revenue from these transactions is recognized at the gross sales price.

For brokerage transactions, we act solely as an agent in arranging the sale of a boat between a seller and a buyer. In these transactions, we do not control the boat prior to transfer and do not bear the inventory risk. Therefore, we recognize revenue from brokerage transactions on a net basis, representing only the commission or fee earned. The transfer of control of the boat in brokerage transactions occurs directly between the seller and the buyer, and we do not obtain control at any point in the transaction.

F-12

We recognize customer deposits as revenue at the time of acceptance and the transfer of control to the customers. Total customer deposits of $2,350,219 recorded as of December 31, 2024 were recognized in revenue during the six months ended June 30, 2025.Total customer deposits of $2,676,435 recorded as of December 31, 2023 were recognized in revenue during the fiscal year ended December 31, 2024.

We recognize deferred revenue from service operations, maintenance and slip and storage services over time on a straight-line basis over the term of the contract as our performance obligations are met.

Revenue from arranging financing, insurance and extended warranty contracts to customers through various third-party financial institutions and insurance companies is recognized when the related boats are sold. We are acting as an agent in the transaction; therefore, the commissions are recorded on a net basis. Subject to our agreements and in the event of early cancellation, prepayment or default of such loans or insurance contracts by the customer, we may be assessed a chargeback for a portion of the commission paid by the third-party financial institutions and insurance companies. We reserve for these chargebacks based on our historical experience with repayments or defaults. Chargebacks were not material to the combined financial statements for the six months ended June 30, 2025.

We also finance our customers’ boat and yacht purchases. Interest income is recognized in profit or loss as it is incurred, based on the time for alienation of right to use capital and effective interest rates. Interest income includes the amortization of any discount or premium or differences between the initial carrying amount of an interest-bearing asset and its amount at maturity calculated using the effective interest rate. The interest-bearing assets related to these financing arrangements are recorded within ‘private label receivables’ in Note 4 of the Notes to Combined Financial Statements. The income should be recognized when the Company’s performance obligation in the contract is fulfilled, which refers the revenue is recognized when the customer obtains the control right of relevant goods or services. To obtain the right of control over related goods or services means to be able to dominate the use of such goods or the provision of such services and obtain almost all economic benefits therefrom.

Net revenue by category:

	For the six months ended June 30,
	2025	2024
New Boats Sales	9,280,707	6,481,055
Pre-owned Boat Sales	47,614,565	43,683,322
Finance Income – Azure	1,245,505	1,501,095
Service, Parts & Other Sales	446,066	179,119
Total Combined Revenue	58,586,843	51,844,591

Selling, General and Administrative Expenses

Selling, general, and administrative (“SG&A”) expenses consist primarily of rent, insurance, utilities, and other customary operating expenses. All the costs are charged to operations when incurred. The Company recorded selling, general and administrative expenses of $823,852 and $796,659 for the six months ended June 30, 2025 and 2024, respectively.

Advertising and Marketing Costs

Advertising and marketing costs include costs for advertising, marketing programs, brand promotions, customer mailings and promotional events, and boat shows. The Company recorded advertising and marketing expenses of $376,655 and $218,879 for the six months ended June 30, 2025 and 2024, respectively.

F-13

Income Taxes

OTHYS, Boat Center and Azure had elected to be taxed as a Partnership under the Internal Revenue Code and similar codes in states in which the Company was subject to taxation. While this election was in effect, the income (whether distributed or not) was taxed for federal income tax purposes to OTHYS, Boat Center and Azure partners. Accordingly, no provision for federal income tax was required. As of the date of the completion of the Reorganization, OTH will effectively become the partner of OTHYS, Boat Center and Azure, which changes the level of taxation from the partners to OTH.

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Penalties and interest related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company believes there were no uncertain tax positions as of June 30, 2025 and December 31, 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings Per Share

The Company computes earnings/(net loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. For the six months ended June 30, 2025, and 2024, there were no dilutive shares.

Segment Reporting

The Company operates as two segments: dealerships and financing services. The Company operates separate lines of business. Accordingly, the Company has separately reportable segments. The Dealership segment engages in the sale of new and pre-owned boats, arranges financing and insurance products, provides warranty sales, and offers slip and storage accommodations in certain locations. The financing service segment engages in providing financing products to individuals for marine, aviation and recreational vehicle purchases. Each reporting segment has discrete financial information and is regularly reviewed by the Company’s chief operating decision maker (“CODM”) Jason Ruegg, our CEO to assess performance and allocate resources. All of the Company’s assets are located in the U.S.

F-14

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that liability has been incurred, and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the combined financial statements are available to be issued. Material subsequent events that required recognition or additional disclosure in the combined financial statements are presented.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40). The ASU requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to combined financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the combined financial statements. Early adoption is also permitted. This ASU will likely result in the required additional disclosures being included in our combined financial statements once adopted. We are currently evaluating the provisions of this ASU.

In November 2024, the FASB issued ASU No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The amendments in this update are effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of this guidance on our combined financial statements.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We adopted this ASU retrospectively on December 31, 2024. Refer to Note 18, Segment Reporting and Information about Geographic Areas for the inclusion of the new required disclosures.

F-15

NOTE 3. INVENTORY

Inventories consisted of the following:

	June 30, 2025	December 31, 2024
New boats	1,264,833	3,430,612
Used boats	23,492,180	19,162,810
Total	24,575,013	22,593,422

NOTE 4. PRIVATE LABEL RECEIVABLES

Receivables in this portfolio include products offered to individuals and businesses that finance the acquisition of boats and yachts from the Company for personal or commercial use. Retail financing includes retail installment contracts for new and used boats and yachts with retail customers.

Finance receivables are recorded at the time of origination or purchase at fair value and are subsequently reported at amortized cost, net of any allowance for credit losses.

Finance receivables are accounted for as held for investment (“HFI”) if the Company has the intent and ability to hold the receivables for the foreseeable future or until maturity or payoff. The determination of intent and ability to hold for the foreseeable future is highly judgmental and requires the Company to make good faith estimates based on all information available at the time of origination or purchase. If the Company does not have the intent and ability to hold the receivables, then the receivables are classified as held for sale (“HFS”).

Finance receivables classified as HFI are recorded at the time of origination or purchase at fair value and are subsequently reported at amortized cost, net of any allowance for credit losses. Cash flows from finance receivables, excluding wholesale and other receivables, that were originally classified as HFI are recorded as an investing activity since GAAP requires the statement of cash flows presentation to be based on the original classification of the receivables. Cash flows from wholesale and other receivables are recorded as an operating activity.

The allowance for credit losses represents an estimate of the lifetime expected credit losses inherent in finance receivables as of the balance sheet date. The adequacy of the allowance for credit losses is assessed quarterly. As of June 30, 2025 and December 31, 2024, no allowance for credit losses was recognized. The Company had no non-performing loans as of June 30, 2025 and December 31, 2024 and all loans were current.

The private label consisted of the following as of June 30, 2025, and December 31, 2024 :

Borrower	June 30, 2025	December 31, 2024
Greenberg	-	190,492
Subtotal	-	190,492
Allowance for credit losses	-	-
Total Private label receivables, net	-	190,492

F-16

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

	June 30, 2025	December 31, 2024
Leasehold improvement	661,556	661,556
Buildings	63,600	63,600
Furniture and Fixtures	90,001	62,233
Equipment	147,574	146,282
Vehicles	149,983	149,983
Less: accumulated depreciation	(738,585)	(621,945)
Property, plant and equipment, net	374,129	461,709

During the six months ended June 30, 2025 and 2024, the Company incurred depreciation expense of $104,877 and $138,027, respectively.

NOTE 6. GOODWILL

Goodwill is an asset representing operational synergies and future economic benefits arising from other assets acquired in a business acquisition that are not individually identified and separately recognized.

On July 22, 2022, the owners of Boat Center, Inc. and the Company entered into a stock purchase agreement pursuant to which the Company paid $570,000 to purchase 100% of Boat Center, Inc issued and outstanding stocks. The purchase price over the fair value of assets acquired and liabilities assumed was recorded as goodwill. Recording these intangible assets would not be material. The entire excess purchase price has been recorded to goodwill.

NOTE 7. INTANGIBLE ASSETS

On April 25, 2025, the Company entered into a Stock Purchase Agreement with the shareholders of Boats and Buyers, Inc. (the “Acquiree”), pursuant to which the Company acquired 100% of the issued and outstanding shares of the Acquiree, including all related websites (including www.boatscollective.com) and intellectual property assets. The total consideration for the acquisition was $500,000, consisting of $150,000 in cash and 100,000 shares of the Company’s common stock valued at $3.50 per share. Refer to Note 19 for a discussion of a contingent repurchase obligation related to these shares.

The transaction has been accounted for as an asset acquisition. As substantially all of the fair value of the gross assets acquired is concentrated in a group of similar identifiable assets—specifically, website and related intellectual property—the purchase price was allocated to intangible assets. As a result, an intangible asset of $500,000 was recognized.

Intangible assets consisted of the following at each balance sheet date:

	Estimated Useful Life (years)	June 30, 2025	December 31, 2024
Website and intellectual property	5	$500,000	$-
Accumulated amortization		(18,333)	-
Net book value		$481,667	$-

Amortization of the intangible asset during the six months ended June 30, 2025 and 2024, was $18,333 and nil respectively.

The future amortization of the intangible asset is as follows:

Calendar Year	Amount
2025	$50,000
2026	100,000
2027	100,000
2028	100,000
2029	100,000
2030	31,667
Total Intangible Asset Amortization	$481,667

F-17

NOTE 8. DEFERRED COMPENSATION PLAN

During 2021, the Company established a nonqualified deferred compensation plan under Section 409(a) of the Internal Revenue Code for eligible senior staff of the Company, to which the Company makes contributions. Benefits are earned over a 15-year cliff vesting period, which the Company ratably recognizes as expense over the vesting period. During the year ended December 31, 2021, the Company contributed $100,000 to the Plan, which is recorded in other assets in the accompanying combined balance sheets for the years ended December 31, 2024 and 2023, net of accumulated vested earnings of $13,333 and $13,333. Assets designated for this plan consist of mutual funds and exchange traded funds. The plan was cancelled in March 2024.

During 2021, the Company purchased company owned life insurance contracts on certain employees that are key members of the management team and are important to the success of the Company. These policies had a death benefit of $4,590,214 with the Company as the sole beneficiary and a cash value of life insurance of $12,390 as of December 31, 2023. The cash value of the company owned life insurance policy is shown in other asses in the accompanying combined balance sheets, and the gain (loss) on cash value is shown in other income in the accompanying combined income statements. The plan was cancelled in March 2024.

NOTE 9. ACCOUNTS PAYABLE

As of June 30, 2025 and December 31, 2024 the Company recorded accounts payable of $587,426 and $ 962,725, respectively.

Accounts payable consisted of the following as of June 30, 2025, and December 31, 2024:

	June 30, 2025	December 31, 2024
Accounts Payable	157,787	467,066
Credit Card Payable	429,639	495,659
	587,426	962,725

NOTE 10. NOTES PAYABLE – FLOOR PLAN

The Company has a floor plan agreement with Red Oak Inventory Finance (“the Lender”), which has a stated total limit of $25,000,000 for new and used marine inventory. From time to time, total borrowings exceed stated limits due to the timing of floor plan draws for inventory shipments. These agreements are collateralized by new and used boat inventory. The agreement bears interest at a rate of SOFR plus basis points depending on whether a boat is new or used and the term period for held inventory. The maximum interest rates for new and used marine inventory held longer than 541 days or 541 days, respectively, is SOFR plus 8.85% or LIBOR plus 9.10%. The floor plan amounts outstanding at June 30, 2025 and December 31, 2024, respectively, were $22,762,465 and $20,444,604.

The Company has a floor plan agreement with LAVICTOIRE Finance (the Lender), which has a stated total limit of $3,250,000. The advances under this agreement are subject to the lender’s discretion and are limited to 70% of the lower wholesale price of each item based on approved valuation sources. The agreement is collateralized by used boat inventory, with the lender retaining a security interest until repayment. The agreement bears interest at a rate of 1 Month CME Term SOFR plus 4.75%, with a minimum floor rate of 4.75% per annum. Principal repayment is required on the earlier of 360 days from the advance date or the sale of the financed inventory. The floor plan amounts outstanding at June 30, 2025 and December 31, 2024, respectively, were nil and $150,913.

The total floor plan notes payable outstanding as of June 30, 2025 and December 31, 2024 were $22,762,465 and $20,595,517, respectively.

F-18

NOTE 11. LINE OF CREDIT

During 2018, the Company entered into a line of credit agreement with BB&T. The stated maximum line of credit amount under the line of credit agreement is $300,000. Outstanding advances under the line of credit note amounted to $292,440 as of December 31, 2023. The line of credit notes bears interest at a rate of 6.50% annually. The line is secured by certain assets of the Company. The line of credit matured on August 21, 2024. As of June 30, 2025, there is no outstanding advances under the line of credit.

During 2021, the Company entered into a line of credit agreement with First Carolina Bank. The stated maximum line of credit amount under the line of credit agreement is $1,300,000 and the maturity date is October 15, 2023. On October 11, 2023, the Company entered into a modification agreement with First Carolina Bank to extend the maturity to October 15, 2024 and credit limit to $3,000,000. The line of credit bearded interest rate of 8.50% annually. The outstanding balance became payable on demand by First Carolina Bank. The total outstanding as of June 30, 2025 and December 31, 2024 were $2,822,573 and $ 2,833,400, respectively.

NOTE 12. LONG-TERM LOAN PAYABLE

	June 30, 2025	December 31, 2024

Payable to Northpoint Commercial Finance LLC. bearing interest on the outstanding principal amount of the Working Capital Loan at a rate equal to the Benchmark Rate plus six percent (5.50%) per annum. The total advance is $400,000 which was deposited to the Company in December 2022. The Company will pay principal on the Working Capital Loan in 36 monthly payments of $6,500 each on the 15th of each such month. On the 15th day of the 37th calendar month, the outstanding principal amount shall be due and payable-in-full.	205,000	244,000

Payable to Wells Fargo bearing interest at 3.99%. Requires monthly principal and interest payment. The original loan amount is $26,666 with terms of 84 months starting from November 21, 2021.	11,105	12,997

Payable to GMC Financial, secured by a Company vehicle. Monthly payments of principal and interest totaling $425 are due on the 19th of each month. Interest accrues at a rate of 3.09% annually. Loan matures in November 2026.	4,064	6,685

Payable to Land Rover Financial Group, secured by a Company vehicle. Monthly interest payments are due at the beginning of each month. Interest accrues at a rate of 8.59% annually. Loan matures in July 2029.	93,728	103,081

Total Long-term debt	313,897	366,763

Maturity of long-term debt is as follows:

As of June 30:	Amount
2025	$69,268
2026	134,952
2027 and thereafter	109,677

$313,897

F-19

NOTE 13. LEASE

The balances for the operating leases where the Company is the lessee are presented within the balance sheets as follows:

	As of	As of
Operating leases	June 30, 2025	December 31, 2024

Right of use-assets	$1,669,534	$1,505,986

Lease liability-current	413,894	382,731
Lease liability-non-current	1,276,119	1,136,624
Total operating lease liabilities	$1,690,013	$1,519,355

Weighted average remaining lease term (in years)	4.07	4.25
Weighted average discount rate (%)	6.50%	6.50%

The components of lease expenses for the six months ended June 30, 2025 and 2024 were as follows:

	For the six months ended June 30,
	2025	2024
Operating lease cost	$215,862	$87,742
Cost of other leases with period less than one year and variable lease costs	168,699	99,313

	$384,561	$187,055

The components of lease expenses for the six months ended June 30, 2025 and 2024 were operating lease cost of $384,561 and $187,055, respectively.

Supplemental cash flow information related to leases for the six months ended June 30, 2025 and 2024 were as follows:

	For the six months ended June 30,
Cash paid for amounts included in the measurement of lease liabilities:	2025	2024
Operating cash flows from operating leases	$384,561	$187,055
Supplemental noncash information:
Right-of-use assets obtained in exchange for lease obligation:	$-	$-

F-20

As of June 30, 2025, the maturities of operating lease liabilities (excluding short-term lease) are as follows:

For the six months ending June 30, 2025	Operating Lease
2025	$458,876
2026	258,914
2027 and thereafter	1,078,506
Total lease payments	1,796,296
Less: Imputed interest	(106,283)
Present value of lease liabilities	$1,690,013
Less: current portion	(413,894)
Lease obligations, noncurrent	1,276,119

As of December 31, 2024, the maturities of operating lease liabilities (excluding short-term lease) are as follows:

For the year ending December 31, 2024	Operating Lease
2025	$401,998
2026	346,352
2027 and thereafter	817,213
Total lease payments	1,565,563
Less: Imputed interest	(46,208)
Present value of lease liabilities	$1,519,355
Less: current portion	(382,731)
Lease obligations, noncurrent	1,136,624

NOTE 14. CUSTOMER DEPOSITS

We recognize customer deposits as revenue at the time of acceptance and the transfer of control to the customers. Total customer deposits of $2,350,219 recorded as of December 31, 2024 were recognized in revenue during the six months ended June 30, 2025. Total customer deposits of $2,676,435 recorded as of December 31, 2023 were recognized in revenue during the fiscal year ended December 31, 2024.

The movement in customer deposits is as follows:

	June 30, 2025	December 31, 2024
Balance at beginning period	$2,350,219	2,676,435
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(18,172,988)	(17,771,105)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	18,880,936	17,444,889
Refunded to the customers	-	-
Balance at the end of the period	$3,058,167	2,350,219

F-21

NOTE 15. RELATED PARTIES TRANSACTIONS

The principal related parties with which the Company had transactions for the six months ended June 30, 2025 and the years ended December 31, 2024 presented are as follows:

a)	Related Parties –

Name	Relationship with the Company
OTH Realty II, LLC	Affiliates of the Company
Tom Ruegg	Family of the Shareholder
Jason Ruegg	Shareholder
Dan Ruegg and Diane Ruegg	Family of the Shareholder
Ruegg Capital Group	Affiliates of the Company
OTH Service NC, LLC	Affiliates of the Company

b)	Amounts due to related parties

	June 30, 2025	December 31, 2024
Dan Ruegg and Diane Ruegg (1)	1,051,027	1,054,179
Tom Ruegg (2)	268,422	358,992
Ruegg Capital Group (3)	-	9,369
Total	$1,319,449	$1,422,540

(1)	This loan was jointly provided by Mr. Dan Ruegg and his spouse, Mrs. Diane Ruegg to support the Company’s daily operational needs. Pursuant to the agreement, Dan and Diane Ruegg agreed to loan the Company up to $1 million as an investment in Off the Hook Yacht Sales NC, LLC. The loan is unsecured, bears interest at an annual rate of 7.00%, and has no maturity date.
(2)	This operating loan was obtained from Mr. Tom Ruegg on February 3, 2023, with a principal amount of $500,000 and a fixed annual interest rate of 7.00%. Interest is accrued and will be paid together with the principal upon repayment. The loan will mature on July 01, 2027.
(3)	The Company borrowed funds from related parties for working capital purpose. The interest rate is 0%. The Company used the stated rate of 7.50% as imputed interest rate. These working capital advances are payable on demand. As of June 30, 2025 and December 31, 2024, these working capital advances amounted to nil and $9,369, are reflected as related party loans on the accompanying balance sheets. During the six months ended June 30, 2025 and 2024, in connection with these related party loans, the Company imputed interest of nil and $10,688, respectively, and recorded interest expense and an increase in additional paid-in capital.

c)	Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	June 30, 2025	December 31, 2024
OTH Service NC, LLC	-	11,313
Total	$-	$11,313

d)	Related party transactions

Member Distribution

The Company’s member distribution for the six months ended June 30, 2025, and 2024, was $1,418,082 and $1,519,412, respectively.

F-22

NOTE 16. INCOME TAXES

OTHYS (a Limited liability company (“LLC”) since inception), Boat Center (an LLC since inception) and Azure (an LLC since inception) had elected to be taxed as a partnership under the provisions of the Internal Revenue Code (the “Code”). Under this Code, OTHYS, Boat Center and Azure does not pay federal corporate income taxes on its taxable income. Instead, the member is liable for individual federal income taxes on the Operating Entity’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

OTH incorporated on January 3, 2025 and taxed as C corporation under the Code. There was no income tax liability as of June 30, 2025 and December 31, 2024. The statutory rates are OTH is subject to U.S. federal income tax as well as state income tax in certain jurisdictions.

The income tax provision for the six months ended June 30, 2025 and 2024 consisted of the following:

	For the six months ended June 30, 2025	For the six months ended June 30, 2024
Computed “Expected” Income Taxes	22,512	193,053
Non C-Corporation (Income)	(22,512)	193,053
Entity Level State Income Tax on LLC Income	-	-
Computed “Expected” Income Taxes	-	-

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2025 and December 31, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the six months ended June 30, 2025 and 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2025.

NOTE 17. SHAREHOLDERS’ EQUITY

Common stock

On January 3, 2025, Off the Hook YS Inc. was incorporated in Neveda and became the holding company pursuant to the Reorganization described in Note 1. The total authorized shares of common stock were 100,000,000 shares, each common stock is entitled to one vote.

Each common stock has $0.001 par value. As of June 30, 2025 and December 31, 2024, the Company had issued and outstanding shares of common stock of 20,000,000 and 20,000,000, respectively.

Preferred Stock

The Company authorized 100,000 shares of blank check preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. There are no shares of preferred stock designated or outstanding as of June 30, 2025, and December 31, 2024.

Member Distribution

The Company’s member distribution for the six months ended June 30, 2025 and 2024, was $1,418,082 and $ 1,519,412, respectively.

F-23

NOTE 18. SEGMENT INFORMATION

The company operates primarily in two distinct business segments: Boat Sales and Azure Funding.

Boat Sales: Specializing in the buying, selling, and wholesaling of yachts and boats. Having a boat dealership created to run Yellow Fin sales in Miami.

Azure Funding: A recreational loan broker and lender providing financing solutions for individuals, dealerships, and brokerages.

The Company’s segment profit or loss is measured using gross profit, which is the primary performance metric utilized by management to evaluate the financial results of each reportable segment and to make decisions regarding resource allocation. Although gross profit is reviewed by management for operational analysis, operating income (loss) is the primary measure used by the CODM for segment performance assessment and resource allocation. For segment reporting purposes, gross profit is calculated as the difference between segment revenue and the direct costs associated with specific projects or contracts. These direct costs include materials, labor, subcontractors, and other project-specific expenses directly attributable to the construction activities of each segment.

The financial performance of each segment is regularly reviewed with operational leaders in charge of these segments, the Chief Executive Officer (CEO), the Chief Financial Officer (CFO) and others. The CODM of the Company is Jason Ruegg, CEO. The Company’s segment disclosures are presented in accordance with the guidance set forth in ASC 280, Segment reporting. Specifically, the disclosures comply with the requirements outlined in ASC 280-10-50-22 through 50-26, which mandate that an entity disclose certain information about its operating segments to enable users of the financial statements to understand the financial performance of different parts of the business.

In accordance with ASC 280-10-50-22, the Company discloses financial information for each reportable segment, including revenue, operating profit or loss, and other significant items that are used by the chief operating decision maker (CODM) in assessing the performance and making decisions about the allocation of resources. The Company identifies its reportable segments based on the internal management structure, and all relevant information is disclosed in the segment footnote as required.

In accordance with ASC 280-10-50-29, the disclosures also adhere to the requirements of which mandate that the financial information provided for each segment should include items such as capital expenditures, depreciation, and amortization, when appropriate. The disclosures reflect the performance and financial position of each segment, and a reconciliation of segment totals to the overall combined financial results, including total segment profit or loss and other significant disclosures.

The Company’s segment disclosures are presented in accordance with the requirements set forth in ASC 280-10-50-30(b) and (c), which specify the need to disclose the total of reportable segments’ profit or loss, as well as the basis of measurement used to determine the segment results.

In accordance with ASC 280-10-50-30(b), the Company provides the total of profit or loss for all reportable segments, which reflects the combined operating results for each reportable segment included in the financial statements. The total segment profit or loss represents the aggregation of segment results before the allocation of corporate expenses and certain other items not attributable to specific segments.

F-24

As required by ASC 280-10-50-30(c), the Company has also disclosed the basis of measurement for segment profit or loss. The measure used to assess segment performance and allocate resources is operating income (or loss), which includes revenues, cost of sales, and directly attributable operating expenses for each segment. The operating income (or loss) for each reportable segment is reviewed by the Company’s chief operating decision maker (CODM) and serves as the primary performance metric used in resource allocation and operational decision-making.

Segment information is as follows:

	For the six months ended June 30, 2025
	Boat Sales	Azure Funding	Combined
Revenues	57,341,339	1,245,504	58,586,843
Cost of revenues	52,730,689	512,743	53,243,432
Gross profit	4,610,650	732,761	5,343,411
Operating expenses
Depreciation and amortization	123,096	114	123,210
Selling, general and administrative	763,590	60,262	823,852
Advertising and marketing	327,767	48,888	376,655
Professional services	85,972	15,508	101,480
Salaries and wages	1,127,474	473,089	1,600,563
Rent expenses	342,875	41,686	384,561
Total operating expenses	2,770,774	639,547	3,410,321
Operating income	1,839,876	93,214	1,933,090
Other income (expenses)			-
Interest expense, net	(1,112,527)	(3,985)	(1,116,512)
Other income	30,079	3,852	33,931
Other expense	(6,894)	-	(6,894)
Total other (expense)	(1,089,342)	(133)	(1,089,475)
Net Income	750,534	93,081	843,615

	For the six months ended June 30, 2024
	Boat Sales	Azure Funding	Combined
Revenues	50,343,498	1,501,093	51,844,591
Cost of revenues	47,171,656	645,295	47,816,951
Gross profit	3,171,842	855,798	4,027,640
Operating expenses
Depreciation and amortization	134,028	3,999	138,027
Selling, general and administrative	722,686	73,973	796,659
Advertising and marketing	165,541	53,338	218,879
Professional services	166,076	2,506	168,582
Salaries and wages	797,438	409,191	1,206,629
Rent expenses	142,159	44,896	187,055
Total operating expenses	2,127,928	587,903	2,715,831
Operating income	1,043,914	267,895	1,311,809
Other income (expenses)
Interest expense, net	(725,341)	(76,016)	(801,357)
Other income	289,354	20,057	309,411
Other expense	(107,857)	-	(107,857)
Total other (expense)	(543,844)	(55,959)	(599,803)
Net Income	500,070	211,936	712,006

F-25

The total assets for each segment are presented in accordance with segment reporting requirements of ASC 280-10, which requires the disclosure of total assets for each reportable segment.

	As of June 30, 2025
	Boat Sales	Azure Funding	Combined
ASSETS
Cash and cash equivalents	$1,470,661	$1,652,541	3,123,202
Accounts receivable, net	233,570	27,917	261,487
Inventory	24,549,294	25,719	24,575,013
Prepaid expense	2,454,229	69,614	2,523,843
Private label receivable	-	-	-
Other current assets	225,220	126,182	351,402
Property, plant and equipment, net	372,192	1,937	374,129
Other receivable	35,371	-	35,371
Intangible assets	481,667	-	481,667
Right-of-use assets	1,669,534	-	1,669,534
Goodwill	570,000	-	570,000
TOTAL ASSETS	$32,061,738	$1,903,910	$33,965,648

	As of December 31, 2024
	Boat Sales	Azure Funding	Combined
ASSETS
Cash and cash equivalents	$2,714,469	$212,657	2,927,126
Accounts receivable, net	59,644	44,673	104,317
Inventory	22,593,422	-	22,593,422
Prepaid expense	2,337,100	51,682	2,388,782
Prepaid expense - related party	-	-	-
Private label receivable	-	190,492	190,492
Other current assets	542,856	297,545	840,401
Property, plant and equipment, net	459,658	2,051	461,709
Other receivable	42,192	-	42,192
Due from related party	11,313	-	11,313
Right-of-use assets	1,450,367	55,619	1,505,986
Goodwill	570,000	-	570,000
TOTAL ASSETS	$30,781,021	$854,719	31,635,740

F-26

NOTE 19. COMMITMENTS AND CONTINGENCIES

Commitments

As of June 30, 2025 and December 31, 2024, the Company did not have any significant capital and other commitments.

Contingencies

Contingent Liability – Share Repurchase Obligation

In connection with the acquisition of Boats and Buyers, Inc. (see Note 7), the Company issued 100,000 shares of its common stock to the Sellers. Pursuant to the Stock Purchase Agreement, if the Company does not complete its initial public offering by November 30, 2025, the Sellers have the right to require the Company to repurchase all 100,000 shares at a price of $3.50 per share. As of June 30, 2025, a contingent liability of $350,000 has been recorded in connection with this repurchase right.

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any material litigation or legal proceedings. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

The Company purchases substantially all of its new boats from Nortec and Yellowfin at the prevailing prices charged by the boat manufacturer to all franchise dealers. The Company’s sales volume could be adversely impacted by Nortec’s to supply it with an adequate supply of popular models due to unforeseen circumstances or as a result of an unfavorable allocation of boats by the manufacturer.

The Company’s facilities are subject to federal, state and local provisions regulating discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements. The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its financial position, cash flows or results of operations on an individual basis or in the aggregate. As of June 30, 2025 and December 31, 2024, the Company is not a party to any material legal or administrative proceedings.

NOTE 20. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the combined financial statements are available to be issued. Other than the material subsequent events disclosed above in the notes to financial statements, no other material subsequent events that required recognition or additional disclosure in the combined financial statements are presented.

On July 3rd, 2025, the shareholders of Off The Hook YS Inc. (the “OTH Owners”) entered into an Amended and Restated Agreement for the Purchase and Sale of Capital Stock (the “Amended SPA”) with Off The Hook Acquisition Corp., a Florida corporation (“OTH FL”). Pursuant to the Amended SPA, the OTH Owners agreed to sell and transfer to OTH FL 25% of the issued and outstanding common stock of Off The Hook YS Inc. (the “Transferred Securities”) for total consideration of $3.0 million, payable as follows:

●	$600,000 in cash as a non-refundable deposit upon the execution of the Amended SPA; and
●	$2.4 million payable at the closing, which is conditioned upon, among other things, the effectiveness of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission.

After the consummation of the consolidation of the OTH Companies and the transaction contemplated under the Amended SPA, but before the closing of this offering, the OTH Owners will collectively hold 75% of the issued and outstanding shares of the Company, and OTH FL will hold 25%.

As this transaction does not result in a change of control of the Company, it has no impact on the Company’s combined financial statements.

F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Off the Hook YS Inc. and Affiliates

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Off the Hook YS Inc. and Affiliates (the Company) as of December 31, 2024 and 2023, and the related combined statements of operations, changes in members’ equity, and cash flows for the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the combined financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2 to the combined financial statements, when another party is involved in providing goods or services to the Company’s clients, a determination is made as to who is acting in the capacity as the principal in the sales transaction.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation of principal versus agent.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

Restatement

The financial statements as of and for the year ended December 31, 2024 have been restated to remove an entity from the previously issued audited combined financial statements. Please see note 20 for further details.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2024.

The Woodlands, TX

July 7, 2025

F-28

OFF THE HOOK YS INC. AND AFFILIATES

Combined Balance Sheets

As of December 31, 2024 and 2023

	December 31, 2024 (As restated)	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,927,126	$1,654,631
Accounts receivable, net	104,317	179,121
Inventory	22,593,422	12,556,812
Prepaid expense	2,408,782	2,393,537
Private label receivable	4,942	994,026
Other current assets	840,401	272,126
TOTAL CURRENT ASSETS	28,858,990	18,050,253

NON-CURRENT ASSETS
Property, plant and equipment, net	461,709	669,728
Other receivable	42,193	132,227
Private label receivable	185,550	608,694
Due from related party	11,313	-
Right-of-use assets	1,505,986	271,339
Goodwill	570,000	570,000
TOTAL NON-CURRENT ASSETS	2,776,751	2,251,988

TOTAL ASSETS	$31,635,741	$20,302,241

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$962,726	$349,958
Accrued liabilities	507,284	302,562
Lease liabilities, current	382,731	129,197
Line of credit	2,833,400	2,414,228
Short-term loan payable	-	1,047,812
Current portion of long-term debt	137,468	123,107
Due to related party	1,422,540	2,144,322
Customer deposit	2,350,219	2,676,435
Floor plan notes payable	20,595,517	10,794,288
Other current liabilities	110,547	99,422
TOTAL CURRENT LIABILITIES	29,302,432	20,081,331

LONG-TERM LIABILITIES
Long-term debt, noncurrent	229,295	323,421
Lease liabilities, noncurrent	1,136,624	147,209
TOTAL LONG-TERM LIABILITIES	1,365,919	470,630

TOTAL LIABILITIES	30,668,351	20,551,961

MEMBERS’ DEFICIT
Common stock, with $0.001 par value, 100,000,000 shares of common stock authorized, 20,000,000 shares of common stock issued and outstanding as of December 31, 2024 and 2023, respectively*	20,000	20,000
Additional paid-in capital	2,774,944	1,813,229
Retained earnings	(1,827,554)	(2,082,949)
TOTAL MEMBERS’ EQUITY	967,390	(249,720)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$31,635,741	$20,302,241

*Par value of common stock, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these combined financial statements

F-29

OFF THE HOOK YS INC. AND AFFILIATES

Combined Statements of Operations

	For the years ended December 31,
	2024 (As restated)	2023

Revenues	$98,995,562	$91,839,555
Cost of revenues	90,214,652	82,693,017
Gross profit	8,780,910	9,146,538

Operating expenses:
Depreciation and amortization	255,240	217,061
Selling, general and administrative	1,752,325	1,952,483
Advertising and marketing	489,008	540,062
Professional services	433,207	276,008
Salaries and wages	2,689,843	2,759,076
Rent expenses	477,364	363,559
Total operating expenses	6,096,987	6,108,249

Income from operations	2,683,923	3,038,289

Other income (expenses):
Interest expense, net	(1,622,461)	(1,674,949)
Other income	22,107	4,288
Other expense	(91,885)	(72,125)
Total other income (expenses)	(1,692,239)	(1,742,786)

Net Income	$991,684	$1,295,503

Basic and diluted net income per membership shares	$0.05	$0.06
Basic and diluted weighted average membership shares outstanding	$20,000,000	$20,000,000

*Par value of common stock, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these combined financial statements

F-30

OFF THE HOOK YS INC. AND AFFILIATES

Combined Statements of Changes in Members’ Equity

	Common Stock		Additional Paid-in	Retained	Total Members’
	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2022	20,000,000	$20,000	$-	$(3,092,395)	$(3,072,395)

Imputed interest	-	-	43,229	-	43,229

Member Contribution - related party loan forgiveness	-	-	1,770,000	-	1,770,000

Member Distribution	-	-	-	(286,057)	(286,057)

Net income	-	-	-	1,295,503	1,295,503

Balance, December 31, 2023	20,000,000	$20,000	$1,813,229	$(2,082,949)	$(249,720)

Imputed interest	-	-	40,746	-	40,746

Member Contribution - related party loan forgiveness	-	-	920,969	-	920,969

Member Distribution	-	-	-	(736,289)	(736,289)

Net income	-	-	-	991,684	991,684

Balance, December 31, 2024 (restated)	20,000,000	$20,000	$2,774,944	$(1,827,554)	$967,390

*Par value of common stock, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these combined financial statements

F-31

OFF THE HOOK YS INC. AND AFFILIATES

Combined Statements of Cash Flows

	For the years ended December 31,
	2024 (As restated)	2023
Cash flows from operating activities:
Net income	$991,684	$1,295,503
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	255,240	217,061
Imputed interest	40,746	43,229
Changes in operating assets and liabilities:
Accounts receivable	74,804	(47,774)
Private label receivable	1,412,228	(1,050,493)
Other receivable	90,034	(78,657)
Inventory	(10,036,610)	1,424,415
Prepaid expense	4,755	(2,370,361)
Other current assets	(568,275)	479,809
Due to related parties	-	(3,600,908)
Due from related parties	(11,313)	-
Right-of-use assets	264,168	245,530
Accounts payable	740,541	(230,191)
Accrued liabilities	204,722	(5,367)
Customer deposits	(326,216)	688,150
Other current liabilities	11,125	(709,700)
Lease liabilities	(255,866)	(236,340)

Net cash used in operating activities	(7,108,233)	(3,936,094)

Cash flows from investing activities:
Purchase of fixed assets	(25,012)	(536,400)

Net cash used in investing activities	(25,012)	(536,400)

Cash flows from financing activities:
Proceeds from line of credit	1,318,170	1,860,718
Payment to line of credit	(898,998)	(1,039,540)
Member distribution	(736,289)	(286,057)
Member contribution	920,969	1,770,000
Proceed from short-term loan payable	22,188	1,047,812
Payment to short-term loan payable	(1,070,000)	-
Proceed from floorplan notes payables	51,736,268	47,270,619
Payment to floor plan notes payable	(41,935,039)	(51,207,057)
Proceed from long-term debt	2,820	12,719
Payment to long-term debt	(232,568)	(102,073)
Proceed from related-party debt	1,346,771	3,147,096
Payment to related party debt	(2,068,552)	(2,185,245)

Net cash provided by financing activities	8,405,740	288,992

Net change in cash	1,272,495	(4,183,502)

Cash and cash equivalents, beginning of period	$1,654,631	5,838,133

Cash and cash equivalents, end of period	$2,927,126	$1,654,631

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	1,671,100	1,699,798

NON-CASH INVESTING AND FINANCING ACTIVITIES
Establishment of ROU assets and liabilities	$1,498,815	$151,705
Purchase of fixed asset with financing	$149,983	$-

The accompanying notes are an integral part of these combined financial statements

F-32

OFF THE HOOK YS INC. AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

NOTE 1. NATURE OF BUSINESS AND ORGANIZATION

Off The Hook YS Inc. (the “OTH”) is a company established in Nevada. It is a holding company established on January 3, 2025 with no business operation. Off The Hook Yacht Sales NC, LLC (the “OTHYS”) and OTH Simon Marine YF, LLC (the “Boat Center”) sell yachts and boats to the public. Azure Funding, LLC (the “Azure”) is a recreational loan broker and lender, focused on providing financing services to individuals for marine, aviation and recreational vehicle purchases. OTH, OTHYS, Boat Center and Azure collectively referred to as the Company. The Company engages primarily in the retail sale, brokerage, and service of new and pre-owned boats, yachts and trailers, and offers slip and storage accommodation in certain locations. The Company also arranges related boat financing, insurance, and extended service contracts for customers with Azure or third-party lenders and insurance companies. The following list details the ownership interests of the entities; these entities are directly and indirectly controlled by Jason Ruegg.

Entity	Ownership Interests
Off The Hook YS Inc.	100% owned by Jason Ruegg
Off the Hook Yacht Sales NC, LLC(OTHYS)	100% owned by Ruegg Capital Group, Inc.
Azure Funding, LLC (Azure)	- Katie Ruegg: 10% - Glenn Overton: 22.5% - Jason Ruegg: 67.5%
OTH Simon Marine YF LLC (Boat Center)	- Jason Ruegg: 75%
- Corey Simon: 25%

In preparation for listing (“Listing”) on the U.S. Exchange Market, holders of equity interests (the “OTH Owners”) in OTHYS, Boat Center and Azure(the “OTH Companies”) agreed to undertake a restructuring of their ownership interests in OTH Companies by consolidating such companies under OTH, which upon completion of the consolidation, the OTH Owners collectively own 100% of the issued and outstanding shares of common stock of OTH, and each of OTH Companies will be a wholly owned subsidiary of OTH.

Immediately before and after the Reorganization as described above, OTH and Operating Subsidiaries were effectively controlled by the same controlling shareholders, and given no change on control, the transaction is accounted for as business combination under common control.

For financial reporting purpose, the contribution of Operating Subsidiaries represented a transaction between entities under common control, resulted in a change in reporting entity and required retrospective combination of entities for all periods presented, as if the combination has been in effect since the inception of common control. Accordingly, the combined financial statements of OTH and Operating Subsidiaries reflect the accounting of the combined subsidiaries at historical carrying values, except that equity reflects the equity of OTH.

F-33

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The Company’s combined financial statements and the notes thereto have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The Company’s fiscal year end date is December 31.

The combined financial statements include the financial statements of the entities noted in note 1 above.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which opted out of utilizing the emerging growth company reduced reporting requirements difficult.

Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, allowance for deferred tax assets, uncertain tax position, incremental borrowing rates used in calculation of the operating lease right-of-use assets and operating lease liabilities and the estimated cost and the input measure method used in revenue recognition. Actual results could differ from those estimates, and as such, differences could be material to the combined financial statements.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents. The Company considered highly liquid investments that were readily convertible to known amounts of cash and with original maturities from the date of purchase of three months or less to be cash equivalents. All cash and cash equivalents are unrestricted as to withdrawal and use.

Restricted cash represents the deposits held in designated bank accounts for security of the repayment of the notes payable. The Company has no restricted cash as of December 31, 2024, and 2023, respectively.

F-34

Accounts Receivable, net

Accounts receivables are recorded at invoiced amounts, net of an allowance for credit losses, and do not bear interest. In accordance with Accounting Standards Update No. 2016-13 “Financial Instruments—Credit Losses” (“ASC 326”), the Company measures its allowance for credit losses using an expected credit loss model that reflects the Company’s current estimate of expected credit losses inherent in the enterprise and the accounts receivable balance. In determining the expected credit losses, the Company considers its historical loss experience, the aging of its accounts receivable balance, current economic and business conditions, and anticipated future economic events that may impact collectability. The Company reviews its allowance for credit losses periodically and as needed, amounts are written-off when determined to be uncollectible. As of December 31, 2024 and 2023, no allowance for credit losses was recognized.

Inventory, net

Inventories primarily consist of new and pre-owned boats, including yachts, that are held for sale in the ordinary  course of business. These inventories are acquired through two primary channels: (i) direct purchases from manufacturers and vendors, and (ii) trade-ins from customers as part of boat sales transactions. The inventory acquired through trade-ins is initially measured and recognized based on the estimated future selling price of the boat, less a gross profit amount to be realized when the trade-in asset is sold and an estimate of any reconditioning work required to ready the asset for sale.

Inventories are stated at the lower of cost or net realizable value. The cost of the new and pre-owned boat inventory is determined using the specific identification method. In assessing lower of cost or net realizable value, the Company considers the aging of the boats, historical sales of a brand and current market conditions. Parts and accessories are determined using methods which vary by subsidiary and include both the average cost method and first-in, first-out (“FIFO”). As of December 31, 2024 and 2023, the amount of parts and accessories was immaterial.

Property, plant and equipment, net

Property, plant and equipment (including construction in progress) are stated at cost less accumulated depreciation and impairment charges. Depreciation is calculated primarily based on the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the assets except the depreciation method for mold and tooling:

Useful Life
Building and improvements	39 years
Leasehold improvements	The shorter of useful life and lease term
Furniture and fixtures	5-10 years
Equipment	5-10 years
Vehicles	3-5 years

Construction in progress represents manufacturing facilities and equipment under construction and is stated at cost. The capitalization of these costs ceases when construction in progress is transferred to property, plant and equipment and substantially ready for its intended use. No depreciation is recorded for construction in progress.

When assets are retired or otherwise disposed of, the cost, accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the combined statements of operations in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expense as incurred.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will affect the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. When an impairment loss is recognized for assets to be held and used, the adjusted carrying amounts of those assets are depreciated over their remaining useful life. For the periods presented, we have not recorded any material impairment.

F-35

Goodwill

We account for acquisitions in accordance with FASB ASC 805, “Business Combinations” (“ASC 805”), and goodwill in accordance with ASC 350, “Intangibles — Goodwill and Other” (“ASC 350”). For business combinations, the excess of the purchase price over the estimated fair value of net assets acquired in a business combination is recorded as goodwill. In accordance with ASC 350, we test goodwill impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Our annual impairment test is performed during the third fiscal quarter. If the carrying amount of a reporting unit’s goodwill exceeds its fair value we recognize an impairment loss in accordance with ASC 350. Based upon our most recent analysis, we determined through our qualitative assessment that it is not “more likely than not” that the fair values of our reporting units are less than their carrying values. As a result, we were not required to perform a quantitative goodwill impairment test.

The qualitative assessment requires us to make judgments and assumptions regarding macroeconomic and industry conditions, our financial performance, and other factors. We do not believe there is a reasonable likelihood that there will be a change in the judgments and assumptions used in our qualitative assessment which would result in a material effect on our operating results.

Sales Tax

The Company collects sales tax on all of the Company’s sales to nonexempt customers and remits the entire amount to the states that imposed the sales tax. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Leases

The Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB. The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the combined balance sheets.

The Company has assessed the following: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contains a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current, and operating lease liability, non-current in the Company’s combined balance sheets. Please refer to Note 13 for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its financial position, results of operations and cash flows.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The operating lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The operating lease ROU assets also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its combined balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its combined statements of operations and cash flows. The Company has operating lease agreements with insignificant non-lease components and has elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

F-36

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2024 and 2023, the Company did not have any impairment loss against its operating lease ROU assets.

Warranties

The Company provide limited product warranties, generally covering periods of ten years for the hull and the motors are under warranty by their manufacturer.

In addition, the Company provides a three-year limited fiberglass small parts warranty on some small fiberglass parts and components, such as consoles. Gelcoat is covered up to one year. Additionally, fiberglass lids, plastic lids, electrical panels, bilge pumps, aerator pumps or other electrical devices (excluding stereos, depth finders, radar, chart plotters except for installation if installed by OTHYS.), steering systems, electrical panels, and pumps are covered under a one-year basic limited systems warranty. Some materials, components or parts of the boat that are not covered by our limited product warranties are separately warranted by their manufacturers or suppliers. These other warranties include warranties covering engines purchased from suppliers and other components.

Standard warranties require us or our dealers to repair or replace defective products during such warranty periods at no cost to the consumer. During the warranty period, we reimburse dealers for all or a portion of the cost of repair or replacement performed by the dealers on the products (mainly composed of parts or accessories provided by us and labor costs incurred by dealers). Although we employ quality control procedures, sometimes a product is distributed that needs repair or replacement. The repair and replacement cost we could incur in connection with a recall could adversely affect our business. In addition, product recalls could harm our reputation and cause us to lose customers, particularly if recalls cause consumers to question the safety or reliability of our products. There were no material product warranty repairs during the years ended 31 December 2024 and 2023.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivables and other current assets, amounts due from/(to) related parties, accrued liabilities, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

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Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, inventory, prepaid expenses, other current assets, account payables, accrued liabilities, current maturities of operating lease liabilities, current portion of income taxes payable, customer deposits, due to related parties, and floor plan notes payables approximate the fair value of the respective assets and liabilities as of December 31, 2024 and December 31, 2023 due to their short-term nature.

Revenue Recognition

The majority of our revenue is from contracts with customers for the sale of boats, yachts, and trailers. We recognize revenue from boat, yacht, and trailer sales upon transfer of control of the boat, yacht, or trailer to the customer, which is generally upon acceptance of the boat, yacht, and trailer by the customer and the satisfaction of our performance obligations. The transaction price is determined with the customer at the time of sale.

Boat, yacht, and trailer sales transactions often include both cash and non-cash consideration . Cash consideration is paid directly by the Company’s customers or by third-party financial institutions financing the Company’s customer transactions. Non-cash consideration is in the form of trade-in used boats. The Company assigns a value to trade-in assets by estimating a future selling price, which the Company estimates based on relevant internal and third-party data, less a gross profit amount to be realized at the time the trade-in asset is sold and an estimate of any reconditioning work required to ready the asset for sale. Both cash and non-cash consideration may be received prior to or after the Company’s performance obligation is satisfied. Any consideration received prior to the satisfaction of the Company’s performance obligation is recognized as deferred revenue. Revenue recognized associated with trade-ins solely relates to end-user boat purchasers and not to boat manufactures or other wholesalers. As of December 31, 2024, the Company held trade-in boats recorded as inventory with a total value of $10,200,000. For the year ended December 31, 2024, the Company recognized $10,580,900 in revenue from the sale of trade-in boats. As of December 31, 2023, the Company held trade-in boats recorded as inventory with a total value of $4,260,000. For the year ended December 31, 2023, the Company recognized $5,194,900 in revenue from the sale of trade-in boats.

Revenue is recognized from the sale of products and commissions earned on new and pre-owned boats (including used, brokerage, consignment and wholesale) when ownership is transferred to the customer, which is generally upon acceptance or delivery to the customer. At the time of acceptance or delivery, the customer is able to direct the use of, and obtain substantially all of the benefits at such time.

Principal versus Agent Considerations:

We evaluate whether we are acting as a principal or an agent in each type of revenue transaction by assessing whether we control the specified goods or services before they are transferred to the customer, in accordance with ASC 606. We are the principal for sales of new, pre-owned, consignment, and wholesale boats, because we control the boat or yacht before transfer to the customer, bear the inventory risk, and have discretion in establishing prices. Accordingly, revenue from these transactions is recognized at the gross sales price.

For brokerage transactions, we act solely as an agent in arranging the sale of a boat between a seller and a buyer. In these transactions, we do not control the boat prior to transfer and do not bear the inventory risk. Therefore, we recognize revenue from brokerage transactions on a net basis, representing only the commission or fee earned. The transfer of control of the boat in brokerage transactions occurs directly between the seller and the buyer, and we do not obtain control at any point in the transaction.

We recognize customer deposits as revenue at the time of acceptance and the transfer of control to the customers. Total customer deposits of $2,676,435 recorded as of December 31, 2023 were recognized in revenue during the fiscal year ended December 31, 2024. Total customer deposits of $1,988,285 recorded as of December 31, 2022 were recognized in revenue during the fiscal year ended December 31, 2023.

We recognize deferred revenue from service operations, maintenance and slip and storage services over time on a straight-line basis over the term of the contract as our performance obligations are met.

Revenue from arranging financing, insurance and extended warranty contracts to customers through various third-party financial institutions and insurance companies is recognized when the related boats are sold. We are acting as an agent in the transaction; therefore, the commissions are recorded on a net basis. Subject to our agreements and in the event of early cancellation, prepayment or default of such loans or insurance contracts by the customer, we may be assessed a chargeback for a portion of the commission paid by the third-party financial institutions and insurance companies. We reserve for these chargebacks based on our historical experience with repayments or defaults. Chargebacks were not material to the combined financial statements for the years ended December 31, 2024.

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We also finance our customers’ boat and yacht purchases. Interest income is recognized in profit or loss as it is incurred, based on the time for alienation of right to use capital and effective interest rates. Interest income includes the amortization of any discount or premium or differences between the initial carrying amount of an interest-bearing asset and its amount at maturity calculated using the effective interest rate. The interest-bearing assets related to these financing arrangements are recorded within ‘private label receivables’ in Note 4 of the Notes to Combined Financial Statements. The income should be recognized when the Company’s performance obligation in the contract is fulfilled, which refers the revenue is recognized when the customer obtains the control right of relevant goods or services. To obtain the right of control over related goods or services means to be able to dominate the use of such goods or the provision of such services and obtain almost all economic benefits therefrom.

Net revenue by category:

	For the years ended December 31,
	2024	2023
New Boats Sales	11,010,334	10,211,634
Pre-owned Boat Sales	84,819,543	78,781,369
Finance Income – Azure	2,959,159	2,506,926
Service, Parts & Other Sales	206,526	339,626
Total Combined Revenue	$98,995,562	$91,839,555

Selling, General and Administrative Expenses

Selling, general, and administrative (“SG&A”) expenses consist primarily of rent, insurance, utilities, and other customary operating expenses. All the costs are charged to operations when incurred. The Company recorded selling, general and administrative expenses of $1,752,325 and $1,952,483 for the years ended December 31, 2024 and 2023, respectively.

Advertising and Marketing Costs

Advertising and marketing costs include costs for advertising, marketing programs, brand promotions, customer mailings and promotional events, and boat shows. The Company recorded advertising and marketing expenses of $489,008 and $540,062 for the years ended December 31, 2024 and 2023, respectively.

Income Taxes

OTHYS, Boat Center and Azure had elected to be taxed as a Partnership under the Internal Revenue Code and similar codes in states in which the Company was subject to taxation. While this election was in effect, the income (whether distributed or not) was taxed for federal income tax purposes to OTHYS, Boat Center and Azure partners. Accordingly, no provision for federal income tax was required. As of the date of the completion of the Reorganization, OTH will effectively become the partner of OTHYS, Boat Center and Azure, which changes the level of taxation from the partners to OTH.

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Penalties and interest related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company believes there were no uncertain tax positions as of December 31, 2024 and 2023, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

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Earnings Per Share

The Company computes earnings/(net loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. For the years ended December 31, 2024 and 2023, there were no dilutive shares.

Segment Reporting

The Company operates as two segments: dealerships and financing services. The Company operates separate lines of business. Accordingly, the Company has separately reportable segments. The Dealership segment engages in the sale of new and pre-owned boats, arranges financing and insurance products, provides warranty sales, and offers slip and storage accommodations in certain locations. The financing service segment engages in providing financing products to individuals for marine, aviation and recreational vehicle purchases. Each reporting segment has discrete financial information and is regularly reviewed by the Company’s chief operating decision maker (“CODM”) Jason Ruegg, our CEO to assess performance and allocate resources. All of the Company’s assets are located in the U.S.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that liability has been incurred, and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the combined financial statements are available to be issued. Material subsequent events that required recognition or additional disclosure in the combined financial statements are presented.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40). The ASU requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to combined financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the combined financial statements. Early adoption is also permitted. This ASU will likely result in the required additional disclosures being included in our combined financial statements once adopted. We are currently evaluating the provisions of this ASU.

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In November 2024, the FASB issued ASU No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The amendments in this update are effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of this guidance on our combined financial statements.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We adopted this ASU retrospectively on December 31, 2024. Refer to Note 18, Segment Reporting and Information about Geographic Areas for the inclusion of the new required disclosures.

NOTE 3. INVENTORY

Inventories consisted of the following:

	For the year ended December 31,
	2024	2023
New boats	3,430,612	-
Used boats	19,162,810	12,556,812
Total	22,593,422	12,556,812

NOTE 4. PRIVATE LABEL RECEIVABLES

Receivables in this portfolio include products offered to individuals and businesses that finance the acquisition of boats and yachts from the Company for personal or commercial use. Retail financing includes retail installment contracts for new and used boats and yachts with retail customers.

Finance receivables are recorded at the time of origination or purchase at fair value and are subsequently reported at amortized cost, net of any allowance for credit losses.

Finance receivables are accounted for as held for investment (“HFI”) if the Company has the intent and ability to hold the receivables for the foreseeable future or until maturity or payoff. The determination of intent and ability to hold for the foreseeable future is highly judgmental and requires the Company to make good faith estimates based on all information available at the time of origination or purchase. If the Company does not have the intent and ability to hold the receivables, then the receivables are classified as held for sale (“HFS”).

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Finance receivables classified as HFI are recorded at the time of origination or purchase at fair value and are subsequently reported at amortized cost, net of any allowance for credit losses. Cash flows from finance receivables, excluding wholesale and other receivables, that were originally classified as HFI are recorded as an investing activity since GAAP requires the statement of cash flows presentation to be based on the original classification of the receivables. Cash flows from wholesale and other receivables are recorded as an operating activity.

The allowance for credit losses represents an estimate of the lifetime expected credit losses inherent in finance receivables as of the balance sheet date. The adequacy of the allowance for credit losses is assessed quarterly. As of December 31, 2024 and 2023, no allowance for credit losses was recognized. The Company had no non-performing loans as of December 31, 2024 and 2023 and all loans were current.

The private label consisted of the following as of December 31, 2024 and 2023:

Borrower	December 31, 2024	December 31, 2023
Gomez Marluz Charters	-	980,736
Greenberg	190,492	194,757
Spruill	-	427,227
Subtotal	190,492	1,602,720
Allowance for credit losses	-	-
Total Private label receivables, net	190,492	1,602,720

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

	For the years ended December 31,
	2024	2023
Leasehold improvement	661,556	636,543
Buildings	63,600	63,600
Furniture and Fixtures	62,233	50,236
Equipment	146,282	124,693
Vehicles	149,983	161,362
Less: accumulated depreciation	(621,945)	(366,706)
Property, plant and equipment, net	461,709	669,728

During the years ended December 31, 2024 and 2023, the Company incurred depreciation expense of $255,240 and $217,061, respectively.

NOTE 6. GOODWILL

Goodwill is an asset representing operational synergies and future economic benefits arising from other assets acquired in a business acquisition that are not individually identified and separately recognized.

On July 22, 2022, the owners of Boat Center, Inc. and the Company entered into a stock purchase agreement pursuant to which the Company paid $570,000 to purchase 100% of Boat Center, Inc issued and outstanding stocks. The purchase price over the fair value of assets acquired and liabilities assumed was recorded as goodwill. Recording these intangible assets would not be material. The entire excess purchase price has been recorded to goodwill.

NOTE 7. DEFERRED COMPENSATION PLAN

During 2021, the Company established a nonqualified deferred compensation plan under Section 409(a) of the Internal Revenue Code for eligible senior staff of the Company, to which the Company makes contributions. Benefits are earned over a 15-year cliff vesting period, which the Company ratably recognizes as expense over the vesting period. During the year ended December 31, 2021, the Company contributed $100,000 to the Plan, which is recorded in other assets in the accompanying combined balance sheets for the years ended December 31, 2024 and 2023, net of accumulated vested earnings of $13,333 and $13,333. Assets designated for this plan consist of mutual funds and exchange traded funds. The plan was cancelled in March 2024, and as of December 31,2023, the plan was inactive.

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During 2021, the Company purchased company owned life insurance contracts on certain employees that are key members of the management team and are important to the success of the Company. These policies had a death benefit of $4,590,214 with the Company as the sole beneficiary and a cash value of life insurance of $12,390 as of December 31, 2023. The cash value of the company owned life insurance policy is shown in other asses in the accompanying combined balance sheets, and the gain (loss) on cash value is shown in other income in the accompanying combined income statements. The plan was cancelled in March 2024, and as of December 31, 2024, the plan was inactive.

NOTE 8. ACCOUNTS PAYABLE

As of December 31, 2024 and 2023 the Company recorded accounts payable of $962,725 and $349,958, respectively.

Accounts payable consisted of the following as of December 31,2024 and 2023:

	For the years ended December 31,
	2024	2023
Accounts Payable	467,066	49,098
Credit Card Payable	495,659	300,860
	962,725	349,958

NOTE 9. NOTES PAYABLE – FLOOR PLAN

The Company has a floor plan agreement with Red Oak Inventory Finance (“the Lender”), which has a stated total limit of $25,000,000 for new and used marine inventory. From time to time, total borrowings exceed stated limits due to the timing of floor plan draws for inventory shipments. These agreements are collateralized by new and used boat inventory. The agreement bears interest at a rate of SOFR plus basis points depending on whether a boat is new or used and the term period for held inventory. The maximum interest rates for new and used marine inventory held longer than 541 days or 541 days, respectively, is SOFR plus 8.85% or LIBOR plus 9.10%. The floor plan amounts outstanding at December 31, 2024 and 2023, respectively, were $20,444,604 and $9,338,695.

The Company has a floor plan agreement with LAVICTOIRE Finance (the Lender), which has a stated total limit of $3,250,000. The advances under this agreement are subject to the lender’s discretion and are limited to 70% of the lower wholesale price of each item based on approved valuation sources. The agreement is collateralized by used boat inventory, with the lender retaining a security interest until repayment. The agreement bears interest at a rate of 1 Month CME Term SOFR plus 4.75%, with a minimum floor rate of 4.75% per annum. Principal repayment is required on the earlier of 360 days from the advance date or the sale of the financed inventory. The floor plan amounts outstanding on December 31, 2024 and 2023, respectively, were $150,913 and $1,455,593.

The total floor plan notes payable outstanding as of December 31, 2024 and 2023 were $20,595,517 and $10,794,288, respectively.

NOTE 10. LINE OF CREDIT

During 2018, the Company entered into a line of credit agreement with BB&T. The stated maximum line of credit amount under the line of credit agreement is $300,000. Outstanding advances under the line of credit note amounted to $292,440 as of December 31, 2023. The line of credit notes bears interest at a rate of 6.50% annually. The line is secured by certain assets of the Company. The line of credit matured on August 21, 2024. As of December 31, 2024, there is no outstanding advances under the line of credit.

During 2021, the Company entered into a line of credit agreement with First Carolina Bank. The stated maximum line of credit amount under the line of credit agreement is $1,300,000 and the maturity date is October 15, 2023. On October 11, 2023, the Company entered into a modification agreement with First Carolina Bank to extend the maturity to October 15, 2024 and credit limit to $3,000,000. The line of credit bearded interest rate of 8.50% annually. The outstanding balance became payable on demand by First Carolina Bank. As of December 31, 2024, the outstanding balance is $2,833,400, compared to the outstanding advances of $2,121,788 as of December 31, 2023.

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NOTE 11. SHORT-TERM LOAN PAYABLE

The following table summarizes information with regard to short-term borrowings outstanding as of December 31, 2024 and December 31, 2023.

	For the years ended December 31,
	2024	2023

Richard M. Lee Jr. maturing in July 2024 (1)	-	977,812
2413 Schuster Drive LLC maturing in June 2024 (2)	-	70,000
Total	-	1,047,812

(1)	On July 13, 2023, the Company borrowed $1,000,000 from Richard M. Lee Jr., an unrelated party individual, bearing 13.00% per annum, with maturity date of January 9, 2024. On February 20, 2024, this loan is modified to have the maturity date changed to July 31, 2024. This loan has been paid off as of December 31, 2024 and all the accrued interest has been paid accordingly.

(2)	On July 12, 2023, the Company borrowed $70,000 from 2413 Schuster Drive LLC, an unrelated party. The interest rate of the loan is 0%, with maturity date of July 12, 2024. The Company used the stated rate of 13% as imputed interest rate, which was $4,836 and $4,288 for the years end December 31, 2024 and 2023, respectively. This loan has been paid off as of December 31, 2024 and all the accrued interest is forgiven and recorded as other income.

NOTE 12. LONG-TERM LOAN PAYABLE

	For the years ended December 31,
	2024	2023

Payable to Northpoint Commercial Finance LLC. bearing interest on the outstanding principal amount of the Working Capital Loan at a rate equal to the Benchmark Rate plus six percent (5.50%) per annum. The total advance is $400,000 which was deposited to the Company in December 2022. The Company will pay principal on the Working Capital Loan in 36 monthly payments of $6,500 each on the 15th of each such month. On the 15th day of the 37th calendar month, the outstanding principal amount shall be due and payable-in-full.	244,000	322,000

Payable to Wells Fargo bearing interest at 3.99%. Requires monthly principal and interest payment. The original loan amount is $26,666 with terms of 84 months starting from November 21, 2021.	12,997	17,369

Payable to GMC Financial, secured by a Company vehicle. Monthly payments of principal and interest totaling $425 are due on the 19th of each month. Interest accrues at a rate of 3.09% annually. Loan matures in November 2026.	6,685	11,836

Payable to Land Rover Financial Group, secured by a Company vehicle. Monthly interest payments are due at the beginning of each month. Interest accrues at a rate of 8.59% annually. Loan matures in July 2029.	103,081	95,323

Total Long-term debt	366,763	446,528

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Maturity of long-term debt is as follows:

Year ending December 31:	Amount
2025	$137,468
2026	133,953
2027 and thereafter	95,342

$366,763

NOTE 13. LEASE

The balances for the operating leases where the Company is the lessee are presented within the balance sheets as follows:

	As of	As of
Operating leases	December 31, 2024	December 31, 2023

Right of use-assets	$1,505,986	$271,339

Lease liability-current	382,731	129,197
Lease liability-non-current	1,136,624	147,209
Total operating lease liabilities	$1,519,355	$276,406

Weighted average remaining lease term (in years)	4.25	2.23
Weighted average discount rate (%)	6.50%	6.50%

The components of lease expenses for the years ended December 31, 2024 and 2023 were as follows:

	For the years ended December 31,
	2024	2023
Operating lease cost	$272,087	$182,482
Cost of other leases with period less than one year and variable lease costs	191,908	178,951

	$463,995	$361,433

The components of lease expenses for the year ended December 31, 2024 and 2023 were operating lease cost of $463,995 and $361,433, respectively.

Supplemental cash flow information related to leases for the years ended December 31, 2024 and 2023 were as follows:

	For the years ended December 31,
Cash paid for amounts included in the measurement of lease liabilities:	2024	2023
Operating cash flows from operating leases	$463,995	$361,433
Supplemental noncash information:
Right-of-use assets obtained in exchange for lease obligation:	$-	$-

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As of December 31, 2024, the maturities of operating lease liabilities (excluding short-term lease) are as follows:

For the year ending December 31, 2024	Operating Lease
2025	$401,998
2026	346,352
2027 and thereafter	817,213
Total lease payments	1,565,563
Less: Imputed interest	(46,208)
Present value of lease liabilities	$1,519,355
Less: current portion	(382,731)
Lease obligations, noncurrent	1,136,624

Supplemental Information for Comparative Periods

As of December 31, 2023, the maturities of operating lease liabilities (excluding short-term lease) are as follows:

For the year ending December 31, 2023	Operating Lease
2024	$138,035
2025	105,979
2026 and thereafter	44,829
Total lease payments	288,843
Less: Imputed interest	(12,437)
Present value of lease liabilities	$276,406
Less: current portion	(129,197)
Lease obligations, noncurrent	147,209

NOTE 14. CUSTOMER DEPOSITS

We recognize customer deposits as revenue at the time of acceptance and the transfer of control to the customers. Total customer deposits of $17,771,105 recorded as of December 31, 2023 were recognized in revenue during the year ended December 31, 2024. Total customer deposits of 17,444,889 recorded as of December 31, 2024. Total customer deposits of $14,601,954 recorded as of December 31, 2022 were recognized in revenue during the year ended December 31, 2023. Total customer deposits of 15,037,104 recorded as of December 31, 2023.

The movement in customer deposits is as follows:

	For the years ended December 31,
	2024	2023
Balance at beginning of the year ended December 31	$2,676,435	1,988,285
Decrease in customer deposits as a result of recognizing revenue during the year was included in the customer deposits at the beginning of the year	(17,771,105)	(14,601,954)
Increase in customer deposits as a result of billings in advance of performance obligation under contracts	17,444,889	15,037,104
Refunded to the customers	-	253,000
Balance at end of the year ended December 31	$2,350,219	2,676,435

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NOTE 15. RELATED PARTIES TRANSACTIONS (As restated)

The principal related parties with which the Company had transactions for the years ended December 31, 2024 and 2023 presented are as follows:

a)	Related Parties –

Name	Relationship with the Company
OTH Realty II, LLC	Affiliates of the Company
Tom Ruegg	Family of the Shareholder
Jason Ruegg	Shareholder
Dan Ruegg and Diane Ruegg	Family of the Shareholder
Ruegg Capital Group	Affiliates of the Company
OTH Service NC, LLC	Affiliates of the Company

b)	Amounts due to related parties

	December 31, 2024 (As restated)	December 31, 2023
Dan Ruegg and Diane Ruegg (1)	1,054,179	1,259,178
Tom Ruegg (2)	358,992	509,673
OTH Realty II, LLC (3)	-	14,096
Ruegg Capital Group (3)	9,369	261,375
Jason Ruegg (3)	-	100,000
Total	$1,422,540	$2,144,322

(1)	This loan was jointly provided by Mr. Dan Ruegg and his spouse, Mrs. Diane Ruegg to support the Company’s daily operational needs. Pursuant to the agreement, Dan and Diane Ruegg agreed to loan the Company up to $1 million as an investment in Off the Hook Yacht Sales NC, LLC. The loan is unsecured, bears interest at an annual rate of 7%, and has no maturity date.
(2)	This operating loan was obtained from Mr. Tom Ruegg on February 3, 2023, with a principal amount of $500,000 and a fixed annual interest rate of 7.00%. Interest is accrued and will be paid together with the principal upon repayment. The loan will mature on July 01, 2027.
(3)	The Company borrowed funds from related parties for working capital purpose. The interest rate is 0%. The Company used the stated rate of 7.5% as imputed interest rate. These working capital advances are payable on demand. As of December 31, 2024 and 2023, these working capital advances amounted to $9,369 and $375,471, are reflected as related party loans on the accompanying balance sheets. During the years ended December 31, 2024 and 2023, in connection with these related party loans, the Company imputed interest of $40,746 and $43,229, respectively, and recorded interest expense and an increase in additional paid-in capital.

c)	Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	December 31, 2024	December 31, 2023
OTH Service NC, LLC	11,313	-
Total	$11,313	$-

F-47

d)	Related party transactions

Member Contribution

During the year ended December 31, 2023, the Company recorded member capital contributions totaling $1,770,000, primarily related to related party loans forgiveness. In 2024, the Company received additional member contributions totaling $920,969 for related party loan forgiveness, which were recorded in additional paid-in capital. No equity securities were issued in connection with these capital contributions.

Member Distribution

The Company’s member distribution for the years ending December 31, 2024 and 2023, was $736,289 and $286,057, respectively.

NOTE 16. INCOME TAXES (As restated)

OTHYS (a Limited liability company (“LLC”) since inception), Boat Center (an LLC since inception) and Azure (an LLC since inception) had elected to be taxed as a partnership under the provisions of the Internal Revenue Code (the “Code”). Under this Code, OTHYS, Boat Center and Azure does not pay federal corporate income taxes on its taxable income. Instead, the member is liable for individual federal income taxes on the Operating Entity’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

The income tax provision for the years ended December 31, 2024 and 2023 consisted of the following:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Computed “Expected” Income Taxes	$208,439	$211,517
Non C-Corporation (Income)	(208,439)	(211,517)
Entity Level State Income Tax on LLC Income	-	-
Computed “Expected” Income Taxes	-	-

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended December 31, 2024 and in 2023. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2024.

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NOTE 17. SHAREHOLDERS’ EQUITY (As restated)

Common stock

On January 3, 2025, Off The Hook YS Inc. was incorporated in Neveda and became the holding company pursuant to the Reorganization described in Note 1. The total authorized shares of common stock were 100,000,000 shares, each common stock is entitled to one vote.

Each common stock has $0.001 par value. As of December 31, 2024 and 2023, the Company had issued and outstanding shares of common stock of 20,000,000 and 20,000,000, respectively.

Preferred Stock

The Company authorized 100,000 shares of blank check preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. There are no shares of preferred stock designated or outstanding as of December 31, 2024, and 2023.

Additional Paid-in Capital

During the year ended December 31, 2023, the Company recorded member capital contributions totaling $1,770,000, primarily related to related party loans forgiveness. In 2024, the Company received additional member contributions totaling $920,969 for related party loan forgiveness, which were recorded in additional paid-in capital. No equity securities were issued in connection with these capital contributions.

Member Distribution

The Company’s member distribution for the years ending December 31, 2024 and 2023, was $736,289 and $286,057, respectively.

NOTE 18. SEGMENT INFORMATION (As restated)

The company operates primarily in two distinct business segments: Boat Sales and Azure Funding.

Boat Sales: Specializing in the buying, selling, and wholesaling of yachts and boats. Having a boat dealership created to run Yellow Fin sales in Miami.

Azure Funding: A recreational loan broker and lender providing financing solutions for individuals, dealerships, and brokerages.

The Company’s segment profit or loss is measured using gross profit, which is the primary performance metric utilized by management to evaluate the financial results of each reportable segment and to make decisions regarding resource allocation. Although gross profit is reviewed by management for operational analysis, operating income (loss) is the primary measure used by the CODM for segment performance assessment and resource allocation. For segment reporting purposes, gross profit is calculated as the difference between segment revenue and the direct costs associated with specific projects or contracts. These direct costs include materials, labor, subcontractors, and other project-specific expenses directly attributable to the construction activities of each segment.

The financial performance of each segment is regularly reviewed with operational leaders in charge of these segments, the Chief Executive Officer (CEO), the Chief Financial Officer (CFO) and others. The CODM of the Company is Jason Ruegg, CEO. The Company’s segment disclosures are presented in accordance with the guidance set forth in ASC 280, Segment reporting. Specifically, the disclosures comply with the requirements outlined in ASC 280-10-50-22 through 50-26, which mandate that an entity disclose certain information about its operating segments to enable users of the financial statements to understand the financial performance of different parts of the business.

In accordance with ASC 280-10-50-22, the Company discloses financial information for each reportable segment, including revenue, operating profit or loss, and other significant items that are used by the chief operating decision maker (CODM) in assessing the performance and making decisions about the allocation of resources. The Company identifies its reportable segments based on the internal management structure, and all relevant information is disclosed in the segment footnote as required.

F-49

In accordance with ASC 280-10-50-29, the disclosures also adhere to the requirements of which mandate that the financial information provided for each segment should include items such as capital expenditures, depreciation, and amortization, when appropriate. The disclosures reflect the performance and financial position of each segment, and a reconciliation of segment totals to the overall combined financial results, including total segment profit or loss and other significant disclosures.

The Company’s segment disclosures are presented in accordance with the requirements set forth in ASC 280-10-50-30(b) and (c), which specify the need to disclose the total of reportable segments’ profit or loss, as well as the basis of measurement used to determine the segment results.

In accordance with ASC 280-10-50-30(b), the Company provides the total of profit or loss for all reportable segments, which reflects the combined operating results for each reportable segment included in the financial statements. The total segment profit or loss represents the aggregation of segment results before the allocation of corporate expenses and certain other items not attributable to specific segments.

As required by ASC 280-10-50-30(c), the Company has also disclosed the basis of measurement for segment profit or loss. The measure used to assess segment performance and allocate resources is operating income (or loss), which includes revenues, cost of sales, and directly attributable operating expenses for each segment. The operating income (or loss) for each reportable segment is reviewed by the Company’s chief operating decision maker (CODM) and serves as the primary performance metric used in resource allocation and operational decision-making.

Segment information is as follows:

	For the Year Ended December 31, 2024 (As restated)
	Boat Sales	Azure Funding	Combined
Revenues	96,036,403	2,959,159	98,995,562
Cost of revenues	88,973,509	1,241,143	90,214,652
Gross profit	7,062,894	1,718,016	8,780,910
Operating expenses
Depreciation and amortization	255,012	228	255,240
Selling, general and administrative	1,529,191	223,134	1,752,325
Advertising and marketing	438,944	50,064	489,008
Professional services	418,723	14,484	433,207
Salaries and wages	1,777,483	912,360	2,689,843
Rent expenses	392,722	84,642	477,364
Total operating expenses	4,812,075	1,284,912	6,096,987
Operating income	2,250,819	433,104	2,683,923
Other income (expenses)
Interest expense, net	(1,624,346)	1,885	(1,622,461)
Other income	20,122	1,985	22,107
Other expense	(91,885)	-	(91,885)
Total other income (expense)	(1,696,109)	3,870	(1,692,239)
Net Income	554,710	436,974	991,684

	For the Year Ended December 31, 2023
	Boat Sales	Azure Funding	Combined
Revenues	89,332,629	2,506,926	91,839,555
Cost of revenues	81,395,603	1,297,414	82,693,017
Gross profit	7,937,026	1,209,512	9,146,538
Operating expenses
Depreciation and amortization	207,343	9,718	217,061
Selling, general and administrative	1,704,460	248,023	1,952,483
Advertising and marketing	458,778	81,284	540,062
Professional services	238,455	37,553	276,008
Salaries and wages	1,658,141	1,100,935	2,759,076
Rent expenses	249,912	113,647	363,559
Total operating expenses	4,517,089	1,591,160	6,108,249
Operating income (loss)	3,419,937	(381,648)	3,038,289
Other income (expenses)
Interest expense, net	(1,676,053)	1,104	(1,674,949)
Other income	4,288	-	4,288
Other expense	(51,450)	(20,675)	(72,125)
Total other income (expense)	(1,723,215)	(19,571)	(1,742,786)
Net Income (Loss)	1,696,722	(401,219)	1,295,503

F-50

The total assets for each segments are presented in accordance with segment reporting requirements of ASC 280-10, which requires the disclosure of total assets for each reportable segment.

	As of December 31, 2024 (As restated)
	Boat Sales	Azure Funding	Combined
ASSETS
Cash and cash equivalents	$2,714,469	$212,657	$2,927,126
Accounts receivable, net	59,644	44,673	104,317
Inventory	22,593,422	-	$22,593,422
Prepaid expense	2,337,100	51,682	2,388,782
Private label receivable	-	190,492	190,492
Other current assets	542,856	297,545	$840,401
Property, plant and equipment, net	459,658	2,051	461,709
Other receivable	42,192	-	$42,192
Due from related party	11,313	-	11,313
Right-of-use assets	1,450,367	55,619	$1,505,986
Goodwill	570,000	-	570,000
TOTAL ASSETS	$30,781,021	$854,719	$31,635,740

	As of December 31, 2023
	Boat Sales	Azure Funding	Combined
ASSETS			-
Cash and cash equivalents	$1,614,764	$39,867	1,654,631
Accounts receivable, net	153,355	25,765	179,121
Inventory	12,556,812	-	12,556,812
Prepaid expense	2,333,452	60,085	2,393,537
Private label receivable	-	1,602,720	1,602,720
Other current assets	198,757	73,369	272,126
Property, plant and equipment, net	667,449	2,279	669,728
Other receivable	132,227	-	132,227
Right-of-use assets	145,782	125,557	271,339
Goodwill	570,000	-	570,000
TOTAL ASSETS	$18,372,599	$1,929,642	$20,302,241

NOTE 19. COMMITMENTS AND CONTINGENCIES

Commitments

As of December 31, 2024 and 2023, the Company did not have any significant capital and other commitments.

Contingencies

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any material litigation or legal proceedings. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

The Company purchases substantially all of its new boats from Nortec and Yellowfin at the prevailing prices charged by the boat manufacturer to all franchise dealers. The Company’s sales volume could be adversely impacted by Nortec’s to supply it with an adequate supply of popular models due to unforeseen circumstances or as a result of an unfavorable allocation of boats by the manufacturer.

The Company’s facilities are subject to federal, state and local provisions regulating discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements. The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its financial position, cash flows or results of operations on an individual basis or in the aggregate. As of December 31, 2024 and 2023, the Company is not a party to any material legal or administrative proceedings.

NOTE 20. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Restatement of previously issued combined financial statements as of and for the year ended December 31, 2024

Subsequent to the issuance of the combined financial statements as of and for the year ended December 31, 2024, the Company determined that it was necessary to restate those financial statements due to a change in the planned structure for its proposed going public transaction.

Off The Hook Yacht Florida Acquisition Corp (the “OTH Acquisition”) is a company established in Florida on August 12, 2024. On December 6, 2024, the Company entered into a Stock Purchase Agreement pursuant to which OTH Acquisition was expected to acquire all of the ownership interests in OTHYS, Azure, and Boat Center. In anticipation of this transaction, the Company combined the financial results of these entities in its previously issued financial statements for the year ended December 31, 2024.

On May 5, 2025, OTH entered into a Stock Exchange Agreement with OTH Acquisition and its shareholders, under which the shareholders of OTH Florida would exchange all of their shares for shares of OTH, immediately prior to the proposed public listing.

F-51

However, in June 2025, management made a strategic decision to pursue the going public transaction using a different corporate structure and listing vehicle, and accordingly, to discontinue the plan to use OTH Acquisition as the public company. As a result, the previously planned business combination and share exchange transactions involving OTH Acquisition and its subsidiaries will no longer occur in the form originally contemplated.

The impacts of the restatement as of and for the year ended December 31, 2024 are as follows:

Combined Balance Sheet

	As of December 31, 2024
	As Previously Reported	Adjustment	Note	As Restated
Cash and cash equivalents	$2,981,874	(54,748)		2,927,126
Prepaid expense	2,408,782	(20,000)		2,388,782
Prepaid expense - related party	600,000	(600,000)	15	-
Total current assets	29,533,738	(674,748)		28,858,990
Due to related party	1,522,640	(100,100)	15	1,422,540
Total current liabilities	29,402,531	(100,100)		29,302,431
Additional paid-in capital	3,394,944	(620,000)	15&17	2,774,944
Retained earnings	(1,872,905)	45,351		(1,827,554)
Total liabilities and members’ equity	32,310,489	(674,749)		31,635,740

Combined Statement of Operations

	For the year ended December 31, 2024
	As Previously Reported	Adjustment	Note	As Restated
Selling, general and administrative	$1,752,676	(351)	2	1,752,325
Professional services	478,207	(45,000)		433,207
Total operating expenses	6,142,338	(45,351)		6,096,987
Net Income	946,333	45,351		991,684

Combined statements of Changes in Members’ Equity

	For the year ended December 31, 2024
	As Previously Reported	Adjustment	Note	As Restated
Additional paid-in capital	$3,394,944	(620,000)	15&17	2,774,944
Retained earnings	(1,872,905)	45,351		(1,827,554)
Total members’ equity	1,542,039	(574,649)		967,390

Combined Statement of Cash Flows

	For the year ended December 31, 2024
	As Previously Reported	Adjustment	Note	As Restated
Net income	$946,333	$45,351		$991,684
Prepaid expense	(15,245)	20,000		4,755
Net cash used in operating activities	(7,173,584)	65,352		(7,108,232)
Deposits on business combination	(600,000)	600,000		-
Net cash used in investing activities	(625,012)	600,000		(25,012)
Member contribution	1,540,969	(620,000)	15&17	920,969
Proceeds from related-party debt	1,446,870	(100,100)	15	1,346,770
Net cash provided by financing activities	9,125,839	(720,099)		8,405,740
Net change in cash	1,327,243	(54,747)		1,272,496

NOTE 21. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the combined financial statements are available to be issued. Other than the material subsequent events disclosed above in the notes to financial statements, no other material subsequent events that required recognition or additional disclosure in the combined financial statements are presented.

On April 29, 2025, the Company’s board of directors and stockholders approved the Off The Hook YS Inc. 2025 Stock Incentive Plan, or the 2025 Plan. The 2025 Plan will become effective immediately prior to the closing of the Company’s initial public offering. Any of employees, directors, consultants, and other service providers, or those of the Company’s affiliates, are eligible to participate in the 2025 Plan and may be selected by the compensation committee to receive an award. The following types of awards may be granted to participants under the 2025 Plan: (i) incentive stock options, or ISOs; (ii) nonqualified stock options, or NQOs and together with ISOs, options, (iii) stock appreciation rights, (iv) restricted stock, or (v) restricted stock units. A total of 4,000,000 shares of Common Stock have been reserved under 2025 Plan.

On July 3rd, 2025, the shareholders of Off The Hook YS Inc. (the “OTH Owners”) entered into an Amended and Restated Agreement for the Purchase and Sale of Capital Stock (the “Amended SPA”) with Off The Hook Acquisition Corp., a Florida corporation (“OTH FL”). Pursuant to the Amended SPA, the OTH Owners agreed to sell and transfer to OTH FL 25% of the issued and outstanding common stock of Off The Hook YS Inc. (the “Transferred Securities”) for total consideration of $3.0 million, payable as follows:

●	$600,000 in cash as a non-refundable deposit upon the execution of the Amended SPA; and
●	$2.4 million payable at the closing, which is conditioned upon, among other things, the effectiveness of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission.

After the consummation of the consolidation of the OTH Companies and the transaction contemplated under the Amended SPA, but before the closing of this offering, the OTH Owners will collectively hold 75% of the issued and outstanding shares of the Company, and OTH FL will hold 25%.

As this transaction does not result in a change of control of the Company, it has no impact on the Company’s combined financial statements.

F-52

Shares of Common Stock

Off The Hook YS Inc.

_______________________________

PRELIMINARY PROSPECTUS

________________________________

ThinkEquity

            , 2025

Until                , 2025 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the Offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimates except the SEC registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE American listing fee.

Amount
SEC registration fee	$4,677
FINRA filing fee	5,083
NYSE American listing fee	50,000
Accountants’ fees and expenses	80,000
Legal fees and expenses	400,000
Underwriter non-accountable expenses	225,000
Transfer agent’s fees and expenses	100,000
Printing and Edgar expenses	20,000
Miscellaneous	15,000
Total expenses	$899,760

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers’ additional rights of indemnification under its articles of incorporation, bylaws, or other agreement. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our board of directors may adopt articles of incorporation or bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the NRS, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The indemnification provided herein shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1**	Articles of Incorporation, dated January 3, 2025
3.2**	Bylaws
5.1**	Opinion of Lucosky Brookman LLP
10.1**	Lease Agreement for Wilmington headquarters, dated September 4, 2024
10.2**	Lease Modification Agreement for Wilmington headquarters, dated January 10, 2025
10.3#**	Employment Agreement, dated May 9, 2025 with Jason Ruegg
10.4#**	Employment Agreement, dated May 9, 2025 with Brian John
10.5#**	Employment Agreement, dated May 9, 2025 with Chad Corbin
10.6#**	Employment Agreement, dated May 9, 2025 with Blake Phillips
10.7**	Stock Purchase Agreement between stockholders of Off the Hook Florida, Off the Hook Yacht Sales North Carolina and Azure Funding LLC and OTH Simon Marin YF LLC dated December 6, 2024
10.8**	Amended and Restated Agreement for the Purchase and Sale of Capital Stock between OTH Owners and Off The Hook Acquisition Corp, dated July 3, 2025
10.9**	Red Oak Inventory Finance Agreement dated October 31, 2024
10.10**	Personal Guarantee by Jason Ruegg
10.11☐**	Master Services Agreement between Off The Hook YS Inc. and NexGen AI, dated February 25, 2025.
10.12**	Loan Agreement between Off The Hook YS Inc. and Dan and Diane Ruegg, dated July 22, 2019.
10.13**	Loan Agreement between Off The Hook YS Inc. and Tom Ruegg, dated February 23, 2023.
10.14☐**	Authorized Dealer Agreement, between Off the Hook Yacht Sales NC, LLC and Yellowfin Yachts LLC, dated May 5, 2025
10.15**	Nor-Tech Hi-Performance Boats Sales & Dealership Agreement, between Off the Hook Yacht Sales NC, LLC and NT Manufacturing, LLC, dated April 25, 2025
10.16#**	2025 Equity Incentive Plan
14.1**	Code of Conduct
21.1**	List of Subsidiaries of the Registrant
23.1	Consent of M&K CPAs PLLC, Independent Registered Public Accounting Firm
24.1**	Power of Attorney (included on the signature page of this initial Registration Statement)
99.1**	Compensation Committee Charter
99.2**	Nominating and Corporate Governance Committee Charter
99.3**	Audit Committee Charter
99.4**	Whistleblower Policy
107**	Filing Fee Table

**	Filed previously
#	Indicates a contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.
☐	Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S- K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

II-2

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(I)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on October 10, 2025.

OFF THE HOOK YS INC.

By:	/s/ Brian S. John
Brian S. John
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian S. John	Chief Executive Officer and Director	October 10, 2025
Brian S. John

/s/ Chad Corbin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 10, 2025
Chad Corbin

/s/ Jason Ruegg	Founder, President and Chairman of the Board	October 10, 2025
Jason Ruegg

/s/ Mike Kosloske	Director	October 10, 2025
Mike Kosloske

/s/ Mary Reynolds	Director	October 10, 2025
Mary Reynolds

/s/ Jim Segrave	Director	October 10, 2025
Jim Segrave

/s/ George Jousma	Director	October 10, 2025
George Jousma

/s/ Andrew Simmons	Executive Vice President and Director	October 10, 2025
Andrew Simmons

/s/ Robert Gonnelli	Director	October 10, 2025
Robert Gonnelli

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